         As filed with the Securities and Exchange Commission on July 12, 1994.
                                                   Registration No. 33-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ______________________________

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ______________________________

                            PEOPLES FIRST CORPORATION
             (Exact name of registrant as specified in its charter)

       KENTUCKY                      6712                       61-1023747
 (State or other juris-         (Primary Standard             (I.R.S. Employer
 diction of incorpora-          Industrial Classi-            Identification
 tion or organization)          fication Code Number)         Number)

                            100 South Fourth Street,
                                 P.O. Box 2200,
                          Paducah, Kentucky 42002-2200
                                 (502) 441-1200

               (Address, including Zip Code, and telephone number,
        including area code, of registrant's principal executive offices)
                         ______________________________

                           A. Howard Arant, Secretary
                            PEOPLES FIRST CORPORATION
                             100 South Fourth Street
                                  P.O. Box 2200
                          Paducah, Kentucky 42002-2200
                                 (502) 441-1200

            (Name, address, including Zip Code, and telephone number,
                   including area code, of agent for service)
                         ______________________________

                          Copies of Communications to:

     R. James Straus                         Ralston W. Steenrod
     Alan K. MacDonald                       Cynthia L. Coffee
     Brown, Todd & Heyburn                   Stites & Harbison
     3200 Providian Center                   400 W. Market Street, Suite 1800
     Louisville, KY 40202-3363               Louisville, KY  40202
     (502) 589-5400                          (502) 587-3400

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                         ______________________________

                         CALCULATION OF REGISTRATION FEE


- --------------------------------------------------------------------------------

                                      Proposed     Proposed
Title of each                         maximum      maximum
class of secur-          Amount to    offering     aggregate      Amount of
ities to be              be regis-    price per    offering       registration
registered               tered        unit (1)     price (1)      fee(1)
- ----------               ---------    --------     ---------      ------------
Common Stock             1,078,000     $12.80      $13,803,052    $4,759.67
                         shares
- --------------------------------------------------------------------------------

(1) Estimated and calculated pursuant to Rule 457(f)(2), solely for the purpose of computing the registration fee, based upon the book value of Libsab Bancorp, Inc. Common Stock at March 31, 1994.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

                                     PART I

                     Cross-Reference Sheet Pursuant to Item
                            501(b) of Regulation S-K
                            ------------------------


                                             Heading in Prospectus-
Form S-4 Item and Caption                      Proxy Statement
- -------------------------                    ----------------------
1.   Forepart of Registration Statement      Facing Page; Cross-Reference Sheet; Front
     and Outside Front Cover Page of         Cover Page of Prospectus-Proxy Statement
     Prospectus

2.   Inside Front and Outside Back Cover     AVAILABLE INFORMATION; INCORPORA-
     Pages of Prospectus                     TION OF CERTAIN DOCUMENTS BY
                                             REFERENCE; TABLE OF CONTENTS

3.   Risk Factors, Ratio of Earnings to      SUMMARY; SELECTED FINANCIAL
     Fixed Charges and Other Information     INFORMATION; COMPARATIVE PER
                                             SHARE DATA

4.   Terms of the Transaction                MERGER; COMPARISON OF PEOPLES
                                             FIRST COMMON STOCK AND LIBSAB
                                             COMMON STOCK

5.   Pro Forma Financial Information         PRO FORMA FINANCIAL STATEMENTS

6.   Material Contacts With the Company      MERGER--Background and Reasons
     Being Acquired                          for the Merger.

7.   Additional Information Required for     *
     Reoffering by Persons Parties
     Deemed to be Underwriters

8.   Interests of Named Experts and          *
     Counsel

9.   Disclosure of Commission Position on    *
     Indemnification for Securities Act

10.  Information with Respect to S-3         COMPARISON OF PEOPLES FIRST
     Registrants                             COMMON STOCK AND LIBSAB COMMON
                                             STOCK; STOCK MARKET AND DIVIDEND
                                             INFORMATION


11.  Incorporation of Certain Information    INCORPORATION OF CERTAIN
     by Reference                            DOCUMENTS BY REFERENCE
12.  Information with Respect to S-2 or S-   *
     3 Registrants

13.  Incorporation of Certain Information    *
     by Reference

14.  Information with Respect to Regis-      *
     trants Other Than S-3 or S-2 Regis-
     trants

15.  Information with Respect to S-3         *
     Companies

16.  Information with Respect to S-2 or S-   *
     3 Companies

17.  Information with Respect to Compa-      LIBSAB BANCORP, INC.; MANAGEMENT'S
     nies Other Than S-2 or S-3 Com-         DISCUSSION AND ANALYSIS OF
     panies                                  FINANCIAL CONDITION AND RESULTS
                                             OF OPERATIONS OF LIBSAB; PRINCIPAL
                                             STOCKHOLDERS OF LIBSAB; STOCK
                                             MARKET AND DIVIDEND INFORMATION;
                                             COMPARISON OF PEOPLES FIRST COMMON
                                             STOCK AND LIBSAB COMMON STOCK

18.  Information if Proxy Forms, Consents    SUMMARY; THE SPECIAL MEETING;
     or Authorizations are to be Solicited   MERGER--Rights of Dissenting
                                             Shareholders, Interests of Certain
                                             Persons in the Merger;
                                             PRINCIPAL SHAREHOLDERS OF LIBSAB;
                                             MANAGEMENT OF LIBSAB;
                                             INCORPORATION OF CERTAIN
                                             DOCUMENTS BY REFERENCE; EXPERTS;
                                             OTHER BUSINESS



19.  Information if Proxy Forms, Consents    *
     or Authorizations are not to be
     Solicited or in an Exchange Offer

___________________________
* Not applicable

                               [Libsab Letterhead]



                                 August 1, 1994



Dear Shareholder:

     You are cordially invited to attend the Special Meeting of the Shareholders of Libsab Bancorp, Inc. ("Libsab") to be held at the main office of Liberty Bank and Trust Company, 1104 Paris Road, Mayfield, Kentucky on August 31, 1994 at 4:00 p.m. local time.

     The Special Meeting has been called to consider and vote upon an Affiliation Agreement and the related Plan of Merger (the "Merger") that provides for the merger of Libsab with and into PFC Acquisition Corporation II, a wholly owned subsidiary of Peoples First Corporation ("Peoples First"), and the conversion of each outstanding share of Libsab's common stock into 12.632 shares of Peoples First common stock, and to transact such other business as may properly come before the Special Meeting.

     Notice of the Special Meeting, the Prospectus-Proxy Statement and the proxy form are enclosed and describe in detail the proposed Merger. Shareholders are urged to read the enclosed materials carefully.

     The Board of Directors of Libsab has unanimously approved the Merger and recommends that you vote FOR the Merger.

     Your vote is important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY FORM AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE SPECIAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                                        Sincerely,



                                        C. Steve Story
                                        President

                              LIBSAB BANCORP, INC.
                                 1104 Paris Road
                            Mayfield, Kentucky  42066
                                 (502) 247-5513

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          To Be Held on August 31, 1994

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of Libsab Bancorp, Inc. ("Libsab"), will be held at the main office of Liberty Bank and Trust Company, 1104 Paris Road, Mayfield, Kentucky at 4:00 p.m., local time, on August 31, 1994.

     A Proxy Form and a Prospectus-Proxy Statement for the Special Meeting are enclosed.

     The Special Meeting is for the purposes of considering and voting upon:

     1. THE MERGER. A proposal to approve an Affiliation Agreement and Plan of Merger, dated as of February 24, 1994, and amended as of April 15, 1994, and the related Plan of Merger (the "Affiliation Agreement"), pursuant to which Libsab will be merged into PFC Acquisition Corporation II, a wholly owned subsidiary of Peoples First Corporation ("Peoples First") and each outstanding share of Libsab Common Stock will be converted into 12.632 shares of Peoples First Common Stock; and to authorize such further action by the board of directors of Libsab and any of its proper officers as may be necessary or appropriate to carry out the objects, intents and purposes of the Affiliation Agreement;

     2. OTHER MATTERS. Such other business as may properly come before the Special Meeting or any adjournments thereof.

     Shareholders of record at the close of business on July 22, 1994, are the shareholders entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

     Dissenters' rights will be available to shareholders who follow certain required procedures summarized in the accompanying Proxy-Prospectus Statement. A copy of Subtitle 13 of KRS Chapter 271B, which provides such rights, is attached as Appendix D.


                       By Order of the Board of Directors



          C. Steve Story                               James T. Holloway
          President and Chief Executive Officer        Chairman of the Board




                             YOUR VOTE IS IMPORTANT

THE AFFIRMATIVE VOTE OF NOT LESS THAN 67% OF THE OUTSTANDING SHARES OF THE COMMON STOCK OF LIBSAB IS REQUIRED TO APPROVE THE AFFILIATION AGREEMENT. PLEASE DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY FORM AND ELECTION FORM IN THE ACCOMPANYING ENVELOPE.

                           PROSPECTUS-PROXY STATEMENT

                              LIBSAB BANCORP, INC.
                         Special Meeting of Shareholders

                            PEOPLES FIRST CORPORATION
                                1,078,000 Shares
                                  Common Stock

     Peoples First Corporation ("Peoples First"), PFC Acquisition Corporation II, a wholly owned subsidiary of Peoples First ("Subsidiary"), Libsab Bancorp, Inc. ("Libsab") and Liberty Bank and Trust Company, a wholly owned subsidiary of Libsab ("Liberty Bank"), have entered into an Affiliation Agreement and the related Plan of Merger dated as of February 24, 1994, and amended as of April 15, 1994 (referred to together throughout this Prospectus-Proxy Statement as the "Affiliation Agreement") pursuant to which Libsab will merge into Subsidiary (the "Merger"), and each outstanding share of Libsab's common stock ("Libsab Common Stock") will be converted into 12.632 shares of Peoples First common stock ("Peoples First Common Stock").

     This Prospectus-Proxy Statement serves as the proxy statement of Libsab for a special meeting of shareholders of Libsab (the "Special Meeting") to be held August 31, 1994, at 4:00 p.m. local time, at the main office of Liberty Bank, 1104 Paris Road, Mayfield, Kentucky. This document also is the prospectus with regard to a maximum of 1,078,000 shares of Peoples First Common Stock to be issued to shareholders of Libsab upon the effectiveness of the Merger.

     The Special Meeting will be held for the purpose of voting upon the Affiliation Agreement. Consummation of the Merger requires, among other things, the affirmative vote of not less than sixty-seven percent (67%) of the outstanding shares of Libsab Common Stock in favor of the Affiliation Agreement.

     No person is authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus-Proxy Statement and, if given or made, such information or representations must not be relied upon.

     THE BOARD OF DIRECTORS OF LIBSAB UNANIMOUSLY RECOMMENDS APPROVAL OF THE AFFILIATION AGREEMENT.

     This Prospectus-Proxy Statement does not cover any resales of the Peoples First Common Stock to be received by Libsab shareholders upon consummation of the Merger, and no person is authorized to make any use of this Prospectus-Proxy Statement in connection with any such resale.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS-PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Prospectus-Proxy Statement is August 1, 1994.

                              AVAILABLE INFORMATION

     Peoples First is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's New York Regional Office,
7 World Trade Center, Suite 1300, New York, New York 10048; and at the Commission's Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     Peoples First has filed with the Commission in Washington, D.C., a registration statement (together with all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities covered by this Prospectus-Proxy Statement. This Prospectus-Proxy Statement does not contain all of the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. For further information, please refer to the Registration Statement, including the exhibits filed or incorporated as a part thereof. Copies of the Registration Statement can be inspected and copied at the offices of the Commission as set forth above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by Peoples First are incorporated herein by reference:

     (a) Annual Report of Peoples First on Form 10-K for the year ended December 31, 1993;

     (b) Quarterly Report of Peoples First on Form 10-Q for the quarter ended March 31, 1994, as amended by Form 10-Q/A filed July 15, 1994;

     (c) Forms 10-C of Peoples First filed with the Commission on January 18 and March 16, 1994;

     (d) Current Reports of Peoples First on Form 8-K dated March 10, 1994 and July 18, 1994; and

     (e) The description of Peoples First Common Stock contained in the Registration Statement of Peoples First on Form 8-A, filed with the Commission on April 29, 1988, and any amendments or reports filed thereafter for the purpose of updating such description.

      All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above and before the date of the Special Meeting will be deemed to be incorporated by reference in this Prospectus-Proxy Statement and to be a part hereof.

     THIS PROSPECTUS-PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE UPON REQUEST AT NO CHARGE FROM A. HOWARD ARANT, SECRETARY, PEOPLES FIRST CORPORATION, P.O. BOX 2200, PADUCAH, KENTUCKY 42002-2200, 502/441-1200. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY AUGUST 24, 1994.

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . . . .   2

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

SELECTED FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . .   9

COMPARATIVE PER SHARE DATA . . . . . . . . . . . . . . . . . . . . . . . . .  11

THE SPECIAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Revocation of Proxy Forms . . . . . . . . . . . . . . . . . . . . . . .  12

MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Background and Reasons for the Merger . . . . . . . . . . . . . . . . .  13
     Opinion of Financial Advisor to Libsab Bancorp, Inc.. . . . . . . . . .  16
     Description of the Merger . . . . . . . . . . . . . . . . . . . . . . .  19
     Conditions for Consummation . . . . . . . . . . . . . . . . . . . . . .  19
     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . .  21
     Interests of Certain Persons in the Merger. . . . . . . . . . . . . . .  21
     Director Liability and Indemnification. . . . . . . . . . . . . . . . .  21
     Effect on Employee Benefit Plans, Programs and Arrangements . . . . . .  22
     Option Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . .  23
     Rights of Dissenting Shareholders . . . . . . . . . . . . . . . . . . .  24
     Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . . .  25
     Conduct of Business Before the Merger . . . . . . . . . . . . . . . . .  26
     Distribution of Stock Certificates. . . . . . . . . . . . . . . . . . .  26
     Operations After the Merger . . . . . . . . . . . . . . . . . . . . . .  27
     Resale of Peoples First Common Stock. . . . . . . . . . . . . . . . . .  27

PRO FORMA FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . .  28

STOCK MARKET AND DIVIDEND INFORMATION. . . . . . . . . . . . . . . . . . . .  35
     Peoples First . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     Libsab. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

COMPARISON OF PEOPLES FIRST COMMON STOCK AND LIBSAB
 COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     Authorized Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

     Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     Limitation on Director Liability. . . . . . . . . . . . . . . . . . . .  39
     Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     No Preemptive Rights. . . . . . . . . . . . . . . . . . . . . . . . . .  40
     Certain Provisions That May Have an Anti-Takeover Effect. . . . . . . .  40

LIBSAB BANCORP, INC. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     Business of Liberty Bank. . . . . . . . . . . . . . . . . . . . . . . .  41

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATION OF LIBSAB. . . . . . . . . . . . . . . . . . . . .  42
     Financial Condition as of December 31, 1993 and 1992. . . . . . . . . .  42
     Financial Condition as of March 31, 1994. . . . . . . . . . . . . . . .  42
     Risk Management and Allowance for Loan Losses . . . . . . . . . . . . .  43
     Results of Operations for the Three Years Ended December 31, 1993 . . . 44 Results of Operations for the Three Months Ended March 31, 1994 and
          1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     Capital Resources . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     Liquidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     Additional Financial Information. . . . . . . . . . . . . . . . . . . .  46

MANAGEMENT OF LIBSAB . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     Directors and Executive Officers. . . . . . . . . . . . . . . . . . . .  52
     Director and Executive Officer Compensation . . . . . . . . . . . . . .  54

PRINCIPAL SHAREHOLDERS OF LIBSAB . . . . . . . . . . . . . . . . . . . . . .  55

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

OTHER BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
 LIBSAB BANCORP, INC. AND SUBSIDIARY . . . . . . . . . . . . . . . . . . . .  57

APPENDICES

  A. Restated Affiliation Agreement
  B. Plan of Merger
  C. Opinion of Professional Bank Services, Inc.
  D. Provisions of Kentucky Law Concerning the Rights of Dissenting Shareholders

                                     SUMMARY

     The following summary does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained in this Prospectus-Proxy Statement, the information incorporated by reference herein, the Appendices, and other documents referred to in any of them.

THE SPECIAL MEETING AND SHAREHOLDER VOTE REQUIRED

     The Special Meeting will be held August 31, 1994, at 4:00 p.m., local time, at the main office of Liberty Bank, 1104 Paris Road, Mayfield, Kentucky. Only holders of record of Libsab Common Stock at the close of business on July 22, 1994 (the "Record Date"), are entitled to vote at the Special Meeting. The purpose of the Special Meeting is to consider and vote on the Affiliation Agreement and the related Plan of Merger whereby Libsab will be merged with and into the Subsidiary.

     As of the Record Date, there were 85,337 shares of Libsab Common Stock outstanding and entitled to vote, held by approximately 264 shareholders, with each share entitled to one vote. As of the Record Date, directors and executive officers of Libsab beneficially owned 14,191 shares or 16.6% of the Libsab Common Stock and were expected to vote those shares in favor of the Merger. The affirmative vote of the holders of not less than sixty-seven (67%) of the shares of Libsab Common Stock outstanding and entitled to vote is required to approve the Merger. Therefore, abstentions and non-votes of shares held in nominee name will have the same effect as votes cast against the Merger. The obligations of Peoples First and Libsab to consummate the Merger are conditioned on holders of no more than 9% of the shares of Libsab Common Stock taking the actions required by the effective date of the Merger to assert their right to dissent from the Merger. See "Comparison of Peoples First Common Stock and Libsab Common Stock," and "Principal Shareholders and Management of Libsab."

PEOPLES FIRST CORPORATION

     Peoples First is a multi-bank holding company and unitary savings and loan holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") pursuant to Section 5(a) of the Bank Holding Company Act of 1956, as amended (the "BHCA"). In recent years, Peoples First has been one of the ten largest independent financial institutions headquartered in Kentucky. Peoples First conducts a complete range of commercial and personal banking activities in Western Kentucky through its wholly owned subsidiary banks: The Peoples First National Bank and Trust Company of Paducah in McCracken County, Kentucky; Bank of Murray in Calloway County, Kentucky; First Kentucky Federal Savings Bank in Muhlenberg, Ohio, McLean and Butler Counties, Kentucky; Salem Bank, Inc. in Livingston County, Kentucky; First National Bank of LaCenter in Ballard County, Kentucky; and First Liberty Bank of Calvert City in Marshall County, Kentucky.

     The following table provides certain information about the operation of Peoples First's six banking subsidiaries as of March 31, 1994 (in millions, except office data):

                            Year
Subsidiary                Acquired     Assets     Loans     Deposits     Offices
- ----------                --------     ------     -----     --------     -------
Peoples First               1983      $  484.0   $ 374.9   $    398.2       8
  National Bank

Bank of Murray              1992         255.4     146.1        217.9       3

First Kentucky
  Federal Savings Bank      1994         175.3      77.8        160.2       6

Salem Bank                  1989          41.9      16.7         37.8       2

First National              1987          36.6      20.9         31.9       1
  Bank of LaCenter

First Liberty Bank          1985          35.1      20.4         31.8       2


     The amounts above do not equal the corresponding amounts for Peoples First on a consolidated basis due to eliminating entries and parent company amounts. For a summary of financial information about Peoples First's operations on a consolidated basis, see "Selected Financial Information."

     During July 1994, Peoples First intends to file an application with the Office of the Comptroller of Currency to merge Bank of Murray, Salem Bank, First National Bank of La Center and First Liberty Bank with Peoples First National Bank. Peoples First has no present intention to effect a similar transaction with Libsab or Liberty Bank.

     Assuming consummation of the Merger, and based upon the pro forma financial statement data, accompanying assumptions and adjustments contained elsewhere herein, as of March 31, 1994, Libsab would represent approximately 12.3% of the combined total assets of Peoples First and Libsab, 11.9% of the combined total deposits of Peoples First and Libsab, 12.9% of the combined shareholders' equity of Peoples First and Libsab, and 11.9% of the combined net income of Peoples First and Libsab (based upon net income for the full year ended December 31, 1993). See "Pro Forma Financial Statements."

     Peoples First's principal executive offices are located at 100 South Fourth Street, Paducah, Kentucky 42001. Peoples First's telephone number is (502) 441-1200.

LIBSAB

     Libsab is a Kentucky corporation and a registered bank holding company pursuant to the BHCA for Liberty Bank. Liberty Bank is a state-chartered non-member bank and trust company organized under the laws of the Commonwealth of Kentucky. Liberty Bank conducts a wide range of commercial and personal banking activities through its main office in Mayfield, Kentucky and two branch offices in Graves County, Kentucky. Libsab is the largest financial institution headquartered in Graves County in terms of assets and deposits. See "Libsab Bancorp, Inc."

     Libsab's principal executive offices are located at 1104 Paris Road, Mayfield, Kentucky 42066. Libsab's telephone number is (502) 247-5513.

THE PROPOSED TRANSACTION

     The Affiliation Agreement provides that, upon approval of shareholders of Libsab and other specified conditions, Libsab would be merged into the Subsidiary. Upon consummation of the Merger, Subsidiary will be the surviving corporation and Libsab will cease to exist. Liberty Bank will continue its existence but will become a wholly owned subsidiary of Peoples First. See "Merger -- Description of the Merger."

MERGER CONSIDERATION

     If the Merger is consummated, Libsab shareholders who do not dissent from the Merger will have the right to receive, for each share of Libsab Common Stock, 12.632 shares of Peoples First Common Stock (the "Merger Consideration"). No fractional shares of Peoples First Common Stock will be issued in the Merger, and cash will be paid in lieu of any fractional share. At June 30, 1994, the last reported sale price per share of Peoples First Common Stock was $23.50, and at that price the aggregate value of the Merger Consideration was $296.85 per share of Libsab Common Stock. See "Merger -- Description of the Merger."

RECOMMENDATION

     The Libsab Board has unanimously approved the Affiliation Agreement, believes that the proposed Merger is in the best interests of Libsab and its shareholders, and unanimously recommends that Libsab's shareholders vote FOR approval of the Affiliation Agreement. See "Merger -- Opinion of Financial Advisor."

OPINION OF FINANCIAL ADVISOR

     Professional Bank Services, Inc. ("PBS"), a financial consulting firm, has been engaged to advise the Libsab Board as to the fairness of the Merger Consideration to Libsab shareholders from a financial perspective. By letter dated February 24, 1994, updated on April 15, 1994 and on August 1, 1994, PBS rendered its opinion that the Merger Consideration is fair to Libsab shareholders from a financial perspective. See "Merger--Opinion of Financial Advisor." A copy of the updated opinion of PBS is attached as Appendix C to this Prospectus -- Proxy Statement.

REGULATORY APPROVAL

     The Merger must be approved by the Federal Reserve and the Commissioner of the Kentucky Department of Financial Institutions ("KDFI"). See "Merger -- Regulatory Approvals."

TAX CONSEQUENCES

     Libsab and Peoples First have received an opinion of tax counsel, Brown, Todd & Heyburn, that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended ("IRC"), and no gain or loss will be recognized by Libsab or Libsab's shareholders with respect to shares of Peoples First Common Stock that Libsab's shareholders will receive in connection with the Merger. Libsab shareholders who receive cash in lieu of fractional shares of Peoples First Common Stock or who dissent and receive cash in exchange for their Libsab Common Stock may recognize capital gain or loss as a result of the transaction, provided that certain conditions more fully described hereafter are met. See "Merger -- Federal Income Tax Consequences."

RIGHTS OF DISSENTING SHAREHOLDERS

     If the Affiliation Agreement is approved and the Merger is consummated, each shareholder of Libsab who dissents from the Merger will have the right to be paid the "fair value" of his or her shares of Libsab Common Stock in cash, provided that the shareholder complies with Subtitle 13, Chapter 271B of the Kentucky Revised Statutes. See "Merger--Rights of Dissenting Shareholders" and Appendix D. The obligation of Peoples First to effect the Merger is subject to the condition that holders of no more than 9% of the total number of outstanding shares of Libsab Common Stock have taken action required as of the effective date of the Merger to assert dissenters' rights.

OPTION AGREEMENT

     Peoples First and Libsab have also entered into a separate agreement (the "Option Agreement") granting Peoples First an exclusive option to purchase 21,334 shares of Libsab Common Stock (or 19.99% of the outstanding shares after issuance) for $327.52 per share upon the occurrence of certain "Purchase Events," as defined in the Option Agreement. The Option Agreement characterizes as a Purchase Event (i) any filing by Libsab, Liberty Bank or any other person of any application or notice with any governmental body proposing that Libsab engage in, (ii) the entering into by any person of, or (iii) the making by any person of a bona fide offer for, any sale of shares of, merger with, or sale of substantially all of the assets of, Libsab or Liberty Bank to any third party. See "Merger--Option Agreement."

CHANGES IN RIGHTS OF SHAREHOLDERS

     The rights of holders of Libsab Common Stock differ in certain respects from the rights of holders of Peoples First Common Stock. In addition, the articles of incorporation of both Peoples First and Libsab contain provisions intended to deter takeover initiatives that the board of directors of Peoples First or Libsab, as the case may be, determine not to be in the best interest of the institution or its shareholders. See "Comparison of Peoples First Common Stock and Libsab Common Stock".

     In accordance with the articles of incorporation of both Peoples First and Libsab, any action taken as a director of Peoples First or Libsab, as the case may be, or any failure to take any action as a director, will not be the basis for monetary damages or injunctive relief except in certain circumstances.

DISTRIBUTION OF STOCK CERTIFICATES

     As soon as reasonably practicable after the effective date of the Merger (the "Effective Time"), but in any event not more than five business days after the Effective Time, Boatmen's Trust Company (serving as agent for Peoples First National Bank and Trust Company, the "Exchange Agent" under the Affiliation Agreement) will mail a letter of transmittal and instructions for exchanging certificates to each holder of record of certificates of Libsab Common Stock. Each holder who properly delivers his or her Libsab Common Stock certificates and a completed transmittal letter to Boatmen's Trust Company will be entitled to receive whole shares of Peoples First Common Stock at a ratio of 12.632 shares of Peoples First Common Stock for every share of Libsab Common Stock and cash in lieu of any fractional share interest. See "Merger -- Distribution of Stock Certificates."

     PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                         SELECTED FINANCIAL INFORMATION
                   Peoples First Corporation and Subsidiaries

     The following selected financial information is qualified in its entirety by the detailed financial information contained herein or incorporated by reference.

                                    For the Three Months
                                        Ended March 31,              For the Year Ended December 31,
                                        1994      1993        1993      1992      1991      1990      1989
                                    ------------------    ------------------------------------------------
                                                (dollars in thousands, except per share amounts)
SUMMARY OF OPERATIONS
Net interest income                   $9,765    $9,045     $37,979   $32,375   $24,188   $21,245   $18,792
Provision for loan losses                489       714       2,229     3,026     2,338     1,864     2,040
Net interest income after             ------    ------      ------    ------    ------    ------    ------
  provision for loan losses            9,276     8,331      35,750    29,349    21,850    19,381    16,752
Noninterest income                     1,471     1,360       5,641     5,566     3,769     3,824     3,914
Noninterest expense                    7,029     6,115      25,828    22,626    16,136    14,704    13,104
                                      ------    ------      ------    ------    ------    ------    ------
Income before income tax expense       3,718     3,576      15,563    12,289     9,483     8,501     7,562
Income tax expense                     1,151       984       4,272     3,269     2,389     2,099     1,857
                                      ------    ------      ------    ------    ------    ------    ------
Net income                            $2,567    $2,592     $11,291    $9,020    $7,094    $6,402    $5,705
                                      ======    ======      ======    ======    ======    ======    ======
PER COMMON SHARE (1)
Net income                             $0.35     $0.36       $1.54     $1.35     $1.30     $1.20     $1.07
Cash dividends declared                0.105     0.095        0.40      0.36      0.31      0.25      0.19
Book value, end of period              13.08     11.88       12.89     11.56      9.38      8.36      7.38

SELECTED AVERAGE BALANCES
Total assets                      $1,018,017  $969,347    $989,646  $880,524  $672,603  $627,059  $561,551
Loans                                642,834   563,830     593,715   511,248   428,533   407,906   373,086
Debt securities                      307,892   332,926     334,565   308,394   205,680   180,912   149,338
Deposits                             870,789   844,705     850,973   766,671   610,584   577,266   489,223
Shareholders' equity                  92,674    82,520      73,382    71,165    50,454    43,621    35,990

SELECTED PERIOD END BALANCES
Total assets                      $1,018,571  $970,798  $1,013,262  $980,185  $708,344  $659,149  $604,627
Loans                                656,773   565,553     636,224   564,576   433,939   420,964   395,703
Debt securities                      303,246   333,587     311,894   332,244   210,998   169,685   158,333
Deposits                             874,621   846,943     873,533   860,077   623,507   607,281   558,006
Shareholders' equity                  92,948    83,745      91,389    81,434    39,774    46,355    40,795

RATIOS
Return on average assets                1.02%     1.08%       1.14%     1.02%     1.05%     1.02%     1.02%
Return on average equity               11.23     12.74       12.35     12.42     14.06     14.68     15.85
Tax equivalent net interest margin      4.33      4.24        4.29      4.12      4.01      3.79      3.74
Allowance for loan losses to loans      1.57      1.53        1.54      1.42      1.37      1.29      1.28
Provision for loan losses to
  average loans                         0.31      0.51        0.38      0.59      0.55      0.46      0.55
Net charge-offs to average loans        0.02      0.05        0.08      0.15      0.42      0.37      0.38
Tier 1 risk-adjusted capital           12.77     11.97       12.69     12.12     12.69     10.90     10.65
Total risk-adjusted capital            14.02     13.14       13.93     13.35     13.85     11.97     11.73


(1) Historical per common share information for 1991, 1990 and 1989 has not been restated to reflect the pooling-of-interest acquisition of First Kentucky that was consummated on March 10, 1994. First Kentucky converted from the mutual form of organization to a stock corporation during 1991, and accordingly, the number of common shares outstanding prior to that time are not meaningful to the restated consolidated operations.

                         SELECTED FINANCIAL INFORMATION
                       Libsab Bancorp, Inc. and Subsidiary


     The following selected financial information is qualified in its entirety by the detailed financial information contained herein or incorporated by reference.


                                    For the Three Months
                                        Ended March 31,              For the Year Ended December 31,
                                        1994      1993        1993      1992      1991      1990      1989
                                    ------------------    ------------------------------------------------
                                                (dollars in thousands, except per share amounts)
SUMMARY OF OPERATIONS
Net interest income                   $1,295    $1,333      $5,237    $5,048    $4,356    $4,089    $3,401
Provision for loan losses                 30        50         311       220         0       178        30
Net interest income after              -----     -----       -----     -----     -----     -----     -----
  provision for loan losses            1,265     1,283       4,926     4,828     4,356     3,911     3,371
Noninterest income                       175       205         674       778       672       434       316
Noninterest expense                      981       876       3,545     3,316     3,538     2,575     2,427
                                       -----     -----       -----     -----     -----     -----     -----
Income before income tax expense         459       612       2,055     2,290     1,490     1,770     1,260
Income tax expense                       127       106         484       647       377       464       192
                                       -----     -----       -----     -----     -----     -----     -----
Net income                              $332      $506      $1,571    $1,643    $1,113    $1,306    $1,068
                                       =====     =====       =====     =====     =====     =====     =====
PER COMMON SHARE
Net income                             $3.89     $5.93      $18.41    $19.26    $13.32    $14.93    $12.18
Cash dividends declared                0.000     0.000        6.00      5.50      5.00      4.50      4.00
Book value, end of period             161.75    148.23      162.85    142.90    129.38    121.23    110.77

SELECTED AVERAGE BALANCES
Total assets                        $142,355  $132,613    $136,812  $127,867  $120,150  $114,000  $107,427
Loans                                 70,581    61,489      65,700    55,820    48,629    41,201    35,114
Debt securities                       60,368    62,710      61,237    62,267    61,903    60,556    58,743
Deposits                             118,555   113,787     116,114   112,903   107,530   102,790    96,496
Shareholders' equity                  13,874    12,564      13,274    11,897    10,965    10,115     9,360

SELECTED PERIOD END BALANCES
Total assets                        $143,060  $132,660    $141,610  $134,235  $124,442  $118,015  $111,441
Loans                                 73,177    62,274      67,812    60,702    52,637    46,167    36,234
Debt securities                       61,744    60,064      61,074    61,436    63,097    60,707    60,404
Deposits                             117,732   113,787     119,363   116,852   110,246   105,539   100,041
Shareholders' equity                  13,803    12,650      13,897    12,195    11,041    10,539     9,707

RATIOS
Return on average assets                0.95%     1.55%       1.15%     1.29%     0.93%     1.17%     0.99%
Return on average equity                9.70     16.33       11.84     13.81     10.15     12.91     11.41
Tax equivalent net interest margin      4.08      4.33        4.30      4.40      3.98      3.83      3.43
Allowance for loan losses to loans      1.27      1.05        1.32      0.97      0.87      1.00      1.04
Provision for loan losses to
  average loans                         0.17      0.08        0.47      0.39      0.00      0.44      0.08
Net charge-offs to average loans        0.00      0.00        0.01      0.15      0.02      0.23      0.04
Tier 1 risk-adjusted capital           16.47     17.67       16.89     17.68     17.51     18.96     19.79
Total risk-adjusted capital            17.59     18.59       17.85     18.53     18.23     19.79     20.56

                           COMPARATIVE PER SHARE DATA


The following table sets forth, at the dates and for the periods indicated, selected historical per share data of Peoples First and Libsab and corresponding pro forma per share amounts for Peoples First after giving effect to the Merger. The table also sets forth the pro forma equivalents for one share of Libsab Common Stock, giving effect to the Merger. The data presented is based upon the historical financial statements and related notes of Peoples First and Libsab and the unaudited pro forma combined condensed financial statements and related notes included elsewhere herein and should be read in conjunction therewith. Peoples First financial statements for periods prior to March 10, 1994 have been restated to reflect the consummation of the First Kentucky pooling-of-interest acquisition. Per share amounts for Peoples First have been adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend on January 4, 1994.

                                                Peoples First               Libsab
                                            --------------------    --------------------
                                               Histor- Pro forma       Histor- Pro forma
                                                 ical   Combined         ical   Combined
                                            ---------  ---------    ---------  ---------
Book value per share at:
  March 31, 1994                               $13.08     $13.05      $161.75    $164.81
  December 31, 1993                             12.89      12.89       162.85     162.83

Cash dividends declared per share for:
  Three months ended March 31, 1994             0.105      0.105        0.000      1.326
  Year ended December 31, 1993                  0.400      0.400        6.000      5.053
  Year ended December 31, 1992                  0.360      0.360        5.500      4.548
  Year ended December 31, 1991                  0.310      0.310        5.000      3.916

Net income per share for:
  Three months ended March 31, 1994              0.35       0.34         3.89       4.29
  Year ended December 31, 1993                   1.54       1.52        18.41      19.20
  Year ended December 31, 1992                   1.35       1.37        19.26      17.31
  Year ended December 31, 1991 (2)               1.30       1.26        13.32      15.92

Market value per share as of
 February 24, 1994, the date
 preceding public announcement
 of the proposed affiliation                    26.50         --       150.00     334.75

(1) The pro forma information assumes that 100% of the shares of Libsab common stock will be converted into Peoples First common stock in the Merger at a conversion ratio of 12.632 shares of Peoples First common stock to one share of Libsab Common Stock. It also assumes that no stockholder will exercise dissenter's rights of appraisal. See discussion of conversion ratios and dissenter's rights elsewhere in this document.

(2) For the year ended December 31, 1991, Peoples First's historical net income per share is the amount originally reported and has not been restated for the pooling-of-interest merger with First Kentucky that was consummated March 10, 1994. First Kentucky converted from the mutual form of organization to a stock corporation during 1991, and accordingly, the average number of shares outstanding for that year are not meaningful to the restated consolidated operations of Peoples First.

                               THE SPECIAL MEETING

     The proxy form accompanying this Prospectus-Proxy Statement is solicited by and on behalf of the Board of Directors of Libsab (the "Libsab Board") for use at the Special Meeting to be held on August 31, 1994, at 4:00 p.m. local time, or at any postponement or adjournment thereof. The Special Meeting has been called for the purposes of considering and voting upon the proposed Affiliation Agreement and transacting such other business as may properly come before the Special Meeting. The accompanying Notice of Special Meeting and proxy form and this Prospectus-Proxy Statement are first being mailed to shareholders of Libsab on or about August 1, 1994.

VOTING

     The shares of Libsab Common Stock represented by a properly signed and completed proxy form at the Special Meeting will be voted as directed by a holder thereof, unless revoked as described below. If no instructions are given, shares represented by signed but unmarked proxy forms will be voted FOR approval of the Affiliation Agreement. If any other matter is brought before the Special Meeting, shares represented by proxy forms will be voted by the persons named as proxies therein as directed by a majority of the Libsab Board.

REVOCATION OF PROXY FORMS

     Shareholders who sign the proxy forms retain the right to revoke their proxy form at any time before the shares represented by the proxy form are voted at the Special Meeting or any adjournment thereof. A shareholder may revoke a proxy form by filing a written notice of revocation with, or by delivering a signed proxy form bearing a later date to, the Secretary of Libsab at Libsab's main office address at any time before voting at the Special Meeting. A shareholder's presence at the Special Meeting will not automatically revoke the shareholder's proxy form.


                                     MERGER

GENERAL

     Libsab and Peoples First entered into the Affiliation Agreement as of February 24, 1994, which provides for the Merger of Libsab into and with Subsidiary. The Affiliation Agreement was subsequently amended as of April 15, 1994. Under the terms of the Affiliation Agreement, after approval by Libsab's shareholders and the meeting of all other conditions contained in the Affiliation Agreement, the issued and outstanding shares of Libsab Common Stock will be converted into shares of Peoples First Common Stock. When the proposed Merger takes effect, Liberty Bank will become a wholly owned subsidiary of Peoples First.

     In the Merger, each share of Libsab Common Stock (other than shares owned by shareholders who dissent from the Merger) will automatically be converted into 12.632 shares of Peoples First Common Stock. No fractional shares of Peoples First Common Stock will be issued in the Merger, and cash will be paid in lieu of any fractional share.

     On February 24, 1994, the Libsab Board unanimously approved the Affiliation Agreement and resolved that it would submit the Merger to Libsab's shareholders for approval at the Special Meeting. On April 15, 1994, the Libsab Board unanimously approved the Amendment to the Affiliation Agreement. Peoples First owns 100% of the outstanding shares of the common stock of Subsidiary and has agreed to cause Subsidiary to approve the Affiliation Agreement, subject to the terms and conditions of the Affiliation Agreement.

     The statements contained in this Prospectus-Proxy Statement with respect to the terms and conditions of the Merger are subject to and qualified by the provisions of (i) the Affiliation Agreement and (ii) the related Plan of Merger, copies of which are attached as Appendices A and B, respectively, to this Prospectus-Proxy Statement and are incorporated herein by reference. Shareholders are urged to read the Affiliation Agreement and Plan of Merger carefully.

BACKGROUND AND REASONS FOR THE MERGER

     LIBSAB. In 1984, the Kentucky statutes regulating bank holding company acquisitions were amended to permit bank holding companies to own more than one bank and non-Kentucky holding companies to acquire banks headquartered in Kentucky. Until 1986, only holding companies headquartered in Kentucky or contiguous states could acquire Kentucky banks, but after July 1986 bank holding companies in any state could acquire Kentucky banks on a reciprocal basis. In the intervening years, certain other limitations on the acquisition of Kentucky banks (including a limitation of three banks per year and a prohibition on the merger of holding company controlled banks located in different counties) have been removed from Kentucky law. These changes, along with proposed changes in federal law dealing with interstate branching and other provisions which would make it substantially easier for out-of-state banks to branch across state lines, have prompted the Libsab Board to consider from time to time whether the acquisition of Libsab by a regional bank holding company was in the long-term best interest of Libsab's shareholders, employees, customers and community. From time to time, several regional bank holding companies had informally indicated a general interest in talking to Libsab's Board, should Libsab's Board conclude that an affiliation was in the best interest of those constituencies.

     Following the death of the former Libsab President and Chief Executive Officer in late 1987 and the subsequent naming of the present chief executive officer, the Libsab Board began an ongoing strategic planning process. In this planning process, among other things, the Libsab Board analyzed whether to remain independent or to pursue an affiliation with a regional bank holding company. To assist in this aspect of Libsab's strategic plan, PBS was engaged in September 1992 to assist the Libsab Board in undertaking a comprehensive study and evaluation of Libsab and Liberty Bank.

     Libsab's Board reviewed and discussed the issues of remaining independent or affiliating with a regional bank holding company with assistance from representatives of PBS. At this point in time, Libsab's Board decided to pursue further the possibility of affiliating with a regional bank holding company principally because of a need to create a more liquid market for its stock for shareholders, the uncertainty of the future of medium sized independent Kentucky banks and bank holding companies in a changing regulatory environment, and the possibility of bringing more and better banking products and services to Liberty Bank's customers. In late 1992, Libsab's Board, having high regard for certain of the nearby bank holding companies located in Paducah, Kentucky, requested President and Chief Executive Officer C. Steve Story to informally discuss with management of those holding companies their philosophy of operation and their views and plans for the future and how those plans might include Libsab as an affiliate. Several discussions were held between Mr. Story and senior management of those Paducah bank holding companies. In early 1993, the Board issued an invitation to the presidents of two Paducah bank holding companies to visit Mayfield and discuss with the Libsab Board their views and long range plans in banking. After these visits occurred, the Libsab Board did not immediately take further action or continue further discussions with either party.

     In October 1993, the Libsab Board issued invitations to the two organizations to meet separately with the Libsab Board's Executive Committee on December 3, 1993 and make acquisition proposals which the committee would hear and report back to the Libsab Board. Following the presentation, the details of the proposals were discussed among the entire Libsab Board. It was then decided that the best interests of Libsab's shareholders, community, customers and employees were best served by proceeding to negotiate an affiliation with Peoples First. Peoples First was selected largely because of its strong history of earnings and dividend growth, the similar operating philosophy of the two companies, its large shareholder base and market for its stock, its commitment to community progress and service to customers, its experience in mergers and acquisitions, and its proximity to Libsab.

     On February 24, 1994, being advised by counsel and PBS, the Boards of Directors of both Libsab and Liberty Bank agreed to finalize negotiations with Peoples First and to enter into the Affiliation Agreement. The Affiliation Agreement provided for the acquisition of all of the outstanding shares of Libsab by exchanging 13.101 shares of Peoples First Common Stock for each share of Libsab Common Stock. On February 25, 1994 the stockholders of Libsab were advised of the transaction.

     After the execution of the Affiliation Agreement, each party conducted investigations of the financial condition, prospects and operations of the other, and as a result of these investigations further negotiated the terms and conditions of the Affiliation Agreement. Based upon the results of the investigations, the parties agreed to amend the Affiliation Agreement. Under the terms of the Affiliation Agreement, as amended, Libsab shareholders would receive in the Merger 12.632 shares of Peoples First Common Stock for each share of Libsab Common Stock held. In addition, Peoples First has agreed that Libsab may terminate the Affiliation Agreement if the "Average Price Per Share" of Peoples First Common Stock is less than $18.84. The Affiliation Agreement defines Average Price Per Share to mean the average of the mean of the closing bid and asked prices per share, as reported on the NASDAQ National Market System, during the 15 trading days which occur immediately prior to the third day prior to the Closing Date. The amendment to the Affiliation Agreement was presented to and approved by the boards of directors of Peoples First, the Subsidiary, Libsab and Liberty Bank on April 15, 1994. Libsab shareholders were notified of the amendment on April 15, 1994.

     In reaching its conclusion to approve the Affiliation Agreement, as amended, the Libsab Board and the Liberty Bank Board considered a number of factors. No assignment of relative or specific weight to any of the factors was given. Among other things, the Boards considered:

     1) THE FINANCIAL TERMS OF THE TRANSACTION. In this connection, the Libsab Board was of the opinion that based upon the historical and anticipated trading range of Peoples First Common Stock and the limited trading history of Libsab Common Stock, the Merger Consideration represented a fair price for the Libsab Common Stock, based upon various valuation analyses presented by PBS as Libsab's financial advisor. In particular, the Libsab Board considered (a) the range of values obtained in other acquisition transactions for Kentucky banks and in particular well-capitalized banks, banks with assets between $125 million and $250 million and banks located in Western Kentucky, (b) Libsab's book value, adjusted for appreciation in its investment securities, (c) the discounted value of Libsab's anticipated dividend stream over the five years ending 1998 and the "terminal value" of Libsab's common equity at the end of that period, and a similar analysis for a twenty-year period, in each case using certain assumptions and discount rates deemed reasonable by PBS.

     2) THE EFFECT ON SHAREHOLDER VALUE OF LIBSAB CONTINUING AS AN INDEPENDENT ENTITY. In this connection, the Libsab Board considered both that there was no organized trading market for Libsab Common Stock and that trading in recent years has been sporadic and at prices that represented a discount from both book value and the trading values of other banks or bank holding companies with similar operating results and capital ratios. The Libsab Board believed that as a community-owned institution, it was unlikely that Libsab would attract the level of investor interest that would cause a substantial increase in its market value or earning multiples or the prices that could be realized by a significant number of shareholders.

     3) THE BENEFIT OF OWNERSHIP OF PEOPLES FIRST COMMON STOCK. The Libsab Board viewed as very positive the opportunity to receive Peoples First Common Stock. The Board considered the results of its due diligence investigation of Peoples First and its prospects, the recent market performance of Peoples First Common Stock, the fact that Peoples First Common Stock is traded on the NASDAQ National Market System, and the benefits that reasonably could be expected to accrue to Libsab shareholders as a result of being part of the combined institution.

     4) OTHER INFORMATION CONCERNING PEOPLES FIRST AND ITS MANAGEMENT. The Libsab Board received several presentations by members of Peoples First senior management, including Aubrey W. Lippert, Peoples First's President and Chief Executive Officer, and Allan B. Kleet, Peoples First's Chief Financial Officer, concerning Peoples First's operating philosophy, employee benefit programs, and community involvement. Based on these discussions, the Libsab Board believed the affiliation would serve the other constituencies served by Libsab including its customers, employees and community. Indeed, the Board believes Libsab will gain the experience of Peoples First in providing a broad range of modern banking services while retaining the experience in and knowledge of the Mayfield and Graves County community of Libsab's and Liberty Bank's current management and employees.

     5) THE FACT THAT THE STOCK EXCHANGE OF THE MERGER CONSIDERATION WOULD BE TAX-FREE TO LIBSAB SHAREHOLDERS.

     6) INDUSTRY CONDITIONS GENERALLY. The Libsab Board considered the likelihood of nationwide interstate banking, the likelihood of further consolidation in the banking industry, and the increased competitive pressures likely to be felt from non-bank financial institutions.

     7) THE LIKELIHOOD THAT THE AFFILIATION WOULD BE APPROVED BY VARIOUS REGULATORY AUTHORITIES.

     8) THE OPINION OF PBS AS TO THE FAIRNESS, FROM A FINANCIAL PERSPECTIVE, OF THE MERGER CONSIDERATION TO THE HOLDERS OF LIBSAB COMMON STOCK. See "Opinion of Financial Advisor to Libsab Bancorp, Inc." below.

     Based upon these matters and such other matters as the Boards deemed relevant, the Boards of Libsab and Liberty Bank unanimously approved the Affiliation Agreement and recommended its approval by Libsab shareholders.

     THE LIBSAB BOARD HAS APPROVED THE AFFILIATION AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AFFILIATION AGREEMENT.

     PEOPLES FIRST. The Board of Directors of Peoples First (the "Peoples First Board") believes that the Merger will expand Peoples First's market capitalization and should also enable Peoples First to draw upon a larger, more diverse market base. The Peoples First Board believes that after the Merger, Peoples First will be a stronger, more competitive institution.

OPINION OF FINANCIAL ADVISOR TO LIBSAB BANCORP, INC.

     PBS was engaged to provide an opinion as to the fairness, from a financial perspective, to the common shareholders of Libsab of the proposed Merger of Libsab and Peoples First. In the Merger, Libsab's shareholders will receive
12.632 Peoples First Common Stock per share of Libsab Common Stock. The terms of the Merger are fully set forth in the Affiliation Agreement.

     PBS is a bank consulting firm with offices in Louisville, Kentucky; Nashville, Tennessee; Atlanta, Georgia; and Ocala, Florida. As a part of its investment banking business, PBS is regularly engaged in reviewing the fairness of bank acquisition transactions from a financial perspective and in the valuation of banks and other businesses and their securities in connection with mergers, acquisitions, estate settlements and other transactions. Neither PBS nor any of its affiliates has a material financial interest in Libsab or Peoples First. PBS was selected to advise the Libsab Board based upon its familiarity with Kentucky financial institutions and its knowledge of the banking industry as a whole.

     PBS performed certain analyses described below and discussed the range of values for Libsab resulting from such analyses with the Libsab Board in connection with its advice as to the fairness of the Merger Consideration from a financial perspective.

     A fairness opinion was delivered to the Libsab Board on February 24, 1994, at a regular meeting of the Board of Directors. In the Affiliation Agreement, as originally entered into, Libsab's shareholders were to have received 13.101 Peoples First Common Stock per share of Libsab Common Stock. On the completion of the due diligence review of Libsab by Peoples First, Peoples First determined that the exchange ratio should be adjusted from 13.101 to 12.632 Peoples First Common Stock per share for each share of Libsab Common Stock. PBS analyzed the proposed revised exchange ratio and the results of the due diligence review. PBS also met and discussed the due diligence review with the management of Peoples First and Libsab. Based on the analyses performed by PBS, review of the due diligence performed by Peoples First, discussions with management of Libsab and Peoples First and the degree of the revised change in the exchange ratio, PBS concluded that the Merger Consideration, based on the amendment dated April 15, 1994 to the Affiliation Agreement, is fair from a financial perspective to the shareholders of Libsab.

     The Fairness Opinion of PBS was delivered to the Libsab Board on April 15, 1994, at a special meeting of the Board of Directors. A copy of the Fairness Opinion, which includes a summary of the assumptions made and information analyzed in deriving the Fairness Opinion, is attached as Appendix C to this Prospectus-Proxy Statement and should be read in its entirety.

     In arriving at its Fairness Opinion, PBS reviewed certain publicly available business and financial information relating to Libsab and Peoples First. PBS met with Libsab's management to discuss the business and prospects of Liberty Bank. PBS also considered certain financial and stock market data of Libsab and Peoples First, compared that data with similar data for certain other publicly-held bank holding companies which own Kentucky banks or banks in adjacent states, and considered the financial terms of certain other comparable Kentucky bank transactions that have recently been effected, as further discussed below. PBS also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. In connection with its review, PBS did not independently verify the foregoing information and relied on such information being complete and accurate in all material respects. Financial forecasts prepared by PBS were based on assumptions believed by PBS to be reasonable and to reflect currently available information. PBS did not make an independent evaluation or appraisal of the assets of Libsab or Peoples First. PBS was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of Libsab.

     In connection with rendering the Fairness Opinion and preparing its various written and oral presentations to the Libsab Board, PBS performed a variety of financial analyses, including those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by PBS in this regard. The preparation of the Fairness Opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the applications of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, PBS believes that its analyses must be considered as a whole and that in selecting portions of its analyses, and the facts considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, PBS made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond Libsab's or Peoples First's control. The analyses performed by PBS are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the process by which businesses actually may be sold.

     ACQUISITION MARKET COMPARISON ANALYSIS. In performing its analysis, PBS reviewed 124 Kentucky bank and bank holding company acquisition transactions announced since 1986. The purpose of the analysis was to obtain a valuation range based on these other Kentucky acquisition transactions. Multiples of earnings and book value implied by the comparable transactions were utilized in obtaining a range for the acquisition value of Libsab. In addition to reviewing all recent Kentucky bank transactions, PBS performed separate comparability analyses for acquisitions of Kentucky institutions which, like Libsab, had an equity-to-asset ratio between 8.5% and 10.5%, acquisitions of institutions located in western Kentucky, and acquisitions of Kentucky institutions with a deposit base between $125 and $175 million. The median acquisition prices for the 124 Kentucky bank acquisitions, expressed as multiples of both book value and earnings, were 1.49 and 13.74, respectively. For acquisitions of Kentucky banks with capital between 8.5% and 10.5%, the median acquisition price multiples were 1.48 and 12.48, respectively. For acquisitions of Western Kentucky banks, the median acquisition price multiples were 1.55 and 11.20, respectively. For acquisitions for Kentucky banks with a deposit base between $125 and $175 million, the median acquisition price multiples were 1.54 and 13.33, respectively. Based on the market value of Peoples First's Common Stock of $24.50 as of April 14, 1994, the value per common share of Libsab is $309.48 or 1.90 times book value and 16.81 times earnings.

     ADJUSTED NET ASSET VALUE ANALYSIS. PBS reviewed Libsab's balance sheet data to determine the amount of material adjustments required to the stockholders' equity of Libsab based on differences between the market value of Libsab's assets and their value reflected on Libsab's financial statements. PBS determined that two adjustments were warranted. The investment securities portfolio had appreciation of approximately $945,000 after adjustment for income taxes. PBS also reflected a demand deposit adjustment of approximately $2,947,000. The adjusted net asset value was determined to be $208.46 per share of Libsab's Common Stock.

     DISCOUNTED EARNINGS ANALYSIS. A dividend discount analysis was performed by PBS pursuant to which a stand-alone value of Libsab was determined by adding (i) the present value of estimated future dividend streams that Liberty Bank could generate over a five-year period beginning in 1994 and ending in 1998, and (ii) the present value of the "terminal value" of Libsab's common equity at the end of the five year period was determined by applying a multiple of 1.49 times the projected terminal years' book value. The 1.49 multiple represents the median price paid as a multiple of book value for all Kentucky banks and bank holding companies since 1986.

     The dividend stream and "terminal value" were discounted to present values using a discount rate of 12%. This rate reflects assumptions regarding the required rate of return for holders or buyers of Libsab common stock. The short-term value of Libsab to Peoples First, determined by adding the present value of the total cash flows, was $240.91 per Libsab share.

     In addition, using the five-year projection as a base, a twenty-year projection was prepared assuming that an annual growth rate of 8% and a consistent return on assets of 1.30% would remain in effect for the entire period, beginning in 1994. Dividends also were assumed to be 50% of income for all years. This long-term projection resulted in a value of $258.04 per share of Libsab Common Stock.

     SPECIFIC ACQUISITION ANALYSIS. PBS valued Libsab based on an acquisition analysis assuming a "breakeven" scenario to an acquiror as to price, current interest rates and amortization of the premium paid. Based on this analysis, an acquiring institution would pay $262.22 per share of Libsab Common Stock, assuming they were willing to accept no impact to their net income in the initial year. This analysis was based on a funding cost of 8% adjusted for taxes, amortization of the acquisition premium over 15 years and a projected earnings level for Libsab of $1,769,000 in 1994.

     PRO FORMA MERGER ANALYSIS. PBS compared the historical performance of Libsab to that of Peoples First and other regional bank holding companies. This included, among other things, a comparison of profitability, asset quality and capital adequacy measures. In addition, the contribution of each of Libsab and Peoples First to the income statement and balance sheet of the pro forma combined company was analyzed.

     The effect of the Merger on the historical and pro forma financial data of Libsab, as well as the projected financial data prepared by PBS, was analyzed. Libsab's historical financial data was compared to pro forma combined historical and projected earnings and book value per share as well as other measures of profitability, capital adequacy and asset quality.

     The Fairness Opinion is directed only to the question of whether the consideration to be received by Libsab shareholders under the Affiliation Agreement is fair and equitable from a financial perspective and does not constitute a recommendation to any Libsab shareholder to vote in favor of the Merger. No limitations were imposed on PBS regarding the scope of its investigation or otherwise by Libsab or any of its affiliates.

     Based on the results of the various analyses described above, PBS concluded that the consideration to be received by Libsab shareholders based on the Affiliation Agreement, is fair and equitable from a financial perspective to the shareholders of Libsab.

     PBS will receive a fee of $28,000 from Libsab for all of its services per-formed in connection with the Merger, including rendering the Fairness Opinion. In addition, Libsab has agreed to indemnify PBS and its directors, officers and employees, from liability in connection with the Merger, and to hold PBS harmless from any losses, actions, claims, damages, expenses or liabilities related to any of PBS' acts or decisions made in good faith and in the best interest of Libsab.

DESCRIPTION OF THE MERGER

     The Merger will become effective at 11:59:59 p.m. on the date when articles of merger are filed by the Secretary of State of Kentucky (the "Effective Time"). At the Effective Time, Libsab will merge into Subsidiary, and Peoples First will acquire all of the issued and outstanding shares of Libsab Common Stock on the terms and conditions of the Affiliation Agreement. In addition, all assets and liabilities of Libsab will become assets and liabilities of the Surviving Corporation. The Subsidiary will be the surviving corporation in the Merger ("Surviving Corporation"). At the Effective Time, the name of the Subsidiary will be changed to Libsab Bancorp, Inc.

     At the Effective Time, each share of Libsab Common Stock (other than shares owned by Libsab shareholders who dissent from the Merger) will, without any action on the part of the holder thereof, be converted into the Merger Consideration, consisting of 12.632 shares of Peoples First Common Stock, and all outstanding certificates representing Libsab Common Stock will represent, instead of shares of Libsab Common Stock, shares of Peoples First Common Stock. See "Merger--Rights of Dissenting Shareholders" and Appendix D.

     If, before the Effective Time, Peoples First declares a stock dividend on or subdivides, splits-up, reclassifies or combines Peoples First Common Stock, or declares a dividend, or makes a distribution, on Peoples First Common Stock or any security convertible into Peoples First Common Stock, then an appropriate adjustment will be made in the Merger Consideration to take into account the dividend, subdivision, split-up, reclassification or combination.

     No certificate or scrip of any kind will be issued by Peoples First in respect of any fractional interest in Peoples First Common Stock resulting from the Merger. No holder of Libsab Common Stock will have any rights with respect to any fractional interest in Peoples First Common Stock arising out of the Merger, except to receive a cash payment equal to such fraction multiplied by the average of the per share closing prices of Peoples First Common Stock as reported on the NASDAQ National Market System for the 15 trading days immediately before the date set for Closing ("Closing Date").


CONDITIONS FOR CONSUMMATION

     The obligations of Libsab and Peoples First to consummate the Merger are subject to the satisfaction of the following conditions on or before the Closing
Date: (i) approval of the Merger by the requisite vote of Libsab  shareholders;
(ii) the procurement of all consents and approvals from the Federal Reserve and the KDFI, completion of all filings, registrations and certifications and satisfaction of all other requirements prescribed by law that are necessary for consummation of the Merger; (iii) the absence of any action or proceeding instituted by or before any court or governmental body to restrain or prohibit the Merger or to obtain damages in connection with the Merger, and the absence of notice from any government agency that it intends to commence proceedings to restrain consummation of the Merger; (iv) the effectiveness of the Registration Statement under the Securities Act, the authorization of the shares of Peoples First Common Stock to be issued in the Merger for listing on the NASDAQ National Market System, and the receipt of all state or "Blue Sky" permits or other authorizations necessary for consummation of the Merger; and (v) the receipt by Libsab and Peoples First of a legal opinion from counsel to Peoples First with respect to certain tax matters and consequences to the Libsab shareholders; and
(vi) the confirmation and nonwithdrawal of the opinion from PBS to the effect that the Merger is fair to Libsab's shareholders from a financial perspective.

     The obligations of Peoples First and the Subsidiary, in addition to those listed above, are subject to the satisfaction of the following conditions on or before the Closing Date: (i) the truth of certain representations and warranties in all material respects made by Libsab and Liberty Bank; (ii) action by the holders of no more than 9% of the total number of outstanding shares of Libsab Common Stock to exercise their rights to dissent under Kentucky law with respect to the Merger; (iii) the absence of any material adverse change in the condition of Libsab or Liberty Bank; (iv) the receipt of the audit letter from Cornman, Bryan & Watts, certified public accountants, with respect to the Libsab financial statements; (v) receipt by Peoples First of an opinion of counsel to Libsab with respect to certain legal and organizational matters; (vi) the receipt by Peoples First of a letter from KPMG Peat Marwick to the effect that the Merger will meet the criteria for the pooling-of-interests method of accounting under generally accepted accounting principles; (vii) the execution and delivery of an employment agreement between Liberty Bank, Peoples First and
C. Steve Story; (viii) the absence of any liability under the environmental laws that would have a material adverse effect on Libsab and Liberty Bank; and (ix) Liberty Bank's having a reserve for loan losses of not less than 1.1% of the aggregate amount of Liberty Bank's loans and bankers' acceptances as of the Closing Date.

     In addition to those listed above, the obligations of Libsab to effect the Merger shall be subject to the following conditions on or before the Closing
Date: (i) the truth of certain representations or warranties made by Peoples First and the Subsidiary; (ii) the receipt by Libsab of an opinion from counsel to Peoples First with respect to certain legal and organizational matters; and
(iii) the absence of any material adverse change in the condition of Peoples First or the Subsidiary.

TERMINATION

     The Affiliation Agreement provides that it may be terminated at any time before the Effective Time (i) by the Libsab Board and Peoples First Board if consummation of the Merger would be inadvisable in the opinion of both Boards;
(ii) by Libsab or Peoples First if the Merger has not occurred on or before October 31, 1994; and (iii) by Libsab if the Average Price Per Share of Peoples First Common Stock is less than $18.84.

     To the extent Libsab or Liberty Bank, or any of their respective directors and officers, are approached by any third party with respect to any of the transactions described in the following paragraph or to the extent that the fiduciary duty of a director of Libsab or Liberty Bank clearly requires him to enter into discussions with a third party regarding those transactions ("Required Discussions"), Libsab and Liberty Bank must immediately disclose to Peoples First that Libsab or Liberty Bank, their officers, or their directors were contacted or have entered into discussions and the continuing details related thereto.

     Except to the extent the fulfillment of the fiduciary duties of Libsab directors clearly requires such action, Libsab, Liberty Bank, and Libsab's directors have agreed not to, and have agreed to cause their executive officers not to, solicit, authorize the solicitation of, or enter into any discussions with any third party (i) to purchase any shares of the common stock or any option or warrant to purchase shares of the common stock of Libsab or Liberty Bank or any securities convertible into the common stock of Libsab or Liberty Bank or any other equity security of either of them; (ii) to make a tender or exchange offer for any shares of the common stock of Libsab or Liberty Bank or any other equity security of Libsab or Liberty Bank; (iii) to purchase, lease or otherwise acquire all or a substantial portion of the assets of Libsab or Liberty Bank; or (iv) to merge, consolidate or otherwise combine with Libsab or Liberty Bank. The consummation of any of the actions set forth in (i) - (iv) of the preceding sentence, also constitute Purchase Events under the Option Agreement. See "Merger -- Option Agreement."

     Libsab must disclose to Peoples First if (i) Libsab or Liberty Bank is approached by any third party ("Third Party") with respect to the purchase of Liberty Bank or other such similar transaction (a "Third Party Transaction"), or
(ii) if the fiduciary duties of the directors of Libsab or Liberty Bank require Liberty Bank to enter into discussions with a Third Party regarding a Third Party Transaction. If Liberty Bank enters into any Third Party Transaction or into any agreement regarding participation in a Third Party Transaction, at any time before October 31, 1994, which is not required by the fiduciary duties of the Libsab directors, Liberty Bank must pay a termination fee of $250,000 to Peoples First.

ACCOUNTING TREATMENT

     The Merger is expected to be accounted for by Peoples First using the "pooling of interests" method of accounting. Generally, under the pooling of interest method of accounting, the income, assets and liabilities of the parties to a combination are carried forward to the combined corporation at their historically recorded amounts. See "Pro Forma Financial Statements".

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     PEOPLES FIRST DIRECTORSHIPS. At the first meeting of the Peoples First Board following the Merger, the number of positions on Peoples First Board will be increased by two, and C. Steve Story and James T. Holloway will be appointed to the two new positions.

     EMPLOYMENT AGREEMENT. Upon consummation of the Merger, C. Steve Story will enter into an employment agreement with Subsidiary, Liberty Bank and Peoples First. The employment agreement will provide for Mr. Story's employment as President and Chief Executive Officer of Liberty Bank for three years from the Effective Time at an annual base salary of $105,000. In addition to his base salary, Mr. Story is entitled to a $35,000 bonus if Liberty Bank earns $1,705,037 in net income during calendar year 1994 as determined in accordance with generally accepted accounting principles consistently applied. Bonuses of $35,000 will be paid in 1995 and 1996 based on the performance of Liberty Bank, Peoples First and Mr. Story in accordance with bonus programs to be mutually agreed upon. Mr. Story will also be granted options to acquire 10,000 shares of Peoples First Common Stock at an exercise price equal to the trading price of Peoples First Common Stock on the date of grant, if Liberty Bank experiences a return on assets equaling or exceeding one percent during the 1994 calendar year.

     Under the employment agreement, the Board of Directors of Liberty Bank and Peoples First may terminate Mr. Story's employment at any time, for "cause." Cause is defined as willful or negligent (i) failure by Mr. Story to perform his duties after a demand is made by Peoples First or Liberty Bank, (ii) misconduct by Mr. Story which is materially injurious to Peoples First or Liberty Bank, monetarily or otherwise, or (iii) breach of a material provision of the employment agreement by Mr. Story.

     During the term of the employment agreement, and for two years thereafter, Mr. Story is prohibited from engaging in certain business activities. Prohibited activities included engaging in any competitive business, in Graves County, Kentucky or any contiguous county; disclosing confidential information; soliciting any employee to leave the employ of Liberty Bank, its subsidiaries, affiliates or successors; and soliciting of any customer of Liberty Bank, its subsidiaries, affiliates or successors.

DIRECTOR LIABILITY AND INDEMNIFICATION

     Peoples First has agreed, from and after the Effective Time, to provide director and officer liability insurance coverage to directors and officers of Libsab and Liberty Bank on a basis at least equal to the coverage currently provided to directors and officers of Peoples First's other subsidiaries. In addition, Peoples First has agreed to indemnify the directors and officers of Libsab (and to cause Liberty Bank to indemnify the directors and officers of Liberty Bank) against any losses, claims, damages, liabilities, expenses, judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time) arising out of or based in part upon (i) any act or failure to act of a director or officer (other than acts involving fraud, intentional or willful misconduct or bad faith) before the Effective Time, (ii) the fact that the person is or was a director, officer or employee of Libsab or Liberty Bank, or (iii) the Affiliation Agreement, the Plan of Merger, or the Option Agreement, or any of the transactions contemplated thereby. For six years with respect to taxes and three years with respect to other matters, the current directors and officers of Libsab will be indemnified to the extent that such indemnification is permissible under applicable law.

     A person entitled to indemnification under the Affiliation Agreement wishing to assert a claim for indemnification must notify Peoples First or Liberty Bank within a reasonable time of learning of any matter to which indemnification applies. Nothing in the Affiliation Agreement limits Peoples First's or Liberty Bank's authority to indemnify directors, officers or employees of Libsab or Liberty Bank under applicable law and after the Effective Time the directors, officers and employees of Liberty Bank will have the same indemnification rights as are provided to the other directors, officers or employees of Peoples First's subsidiaries. Peoples First has agreed not to assert any claim, action or suit against any director, officer or employee of Libsab and Liberty Bank for acts or failures to act of such director, officer or employee before the Effective Time, except for acts involving fraud, intentional or willful misconduct or bad faith.

EFFECT ON EMPLOYEE BENEFIT PLANS, PROGRAMS AND ARRANGEMENTS

     At or as soon as administratively feasible after the Effective Time, Liberty Bank employees will be provided with such employee benefits as Peoples First generally provides to employees of Peoples First affiliates from time to time, including life, medical and hospitalization and disability insurance and sick pay, personal leave and severance benefits, on a non-discriminatory and substantially similar basis. With respect to these benefits, Liberty Bank employees generally will be credited for years of service at Liberty Bank before the Effective Time for purposes of eligibility and benefit amounts or privileges paid or provided by Peoples First.

OPTION AGREEMENT


     In connection with the Affiliation Agreement, Libsab has granted Peoples First an irrevocable option to purchase 21,334 shares of Libsab Common Stock. The Option Agreement, if exercised, would allow Peoples First to acquire 21,334 shares or 19.99% of Libsab Common Stock outstanding after exercise. The purchase price on the exercise of the options is $327.52 per share. The Option Agreement may be exercised by Peoples First in whole (but not in part) to the extent permitted by law at any time before the termination of the Affiliation Agreement only upon and after the occurrence of a "Purchase Event."

     The Option Agreement defines a "Purchase Event" to mean:

     (i) The filing by Libsab or any other person, other than in connection with a transaction to which Peoples First has given its prior consent, of an application or notice with any federal or state agency in which it is proposed that a person (a) purchase any shares of common stock or option or warrant to purchase shares of common stock of Libsab or Liberty Bank; (b) make a tender or exchange offer for any shares of the common stock of Libsab or Liberty Bank or any other equity security of Libsab or Liberty Bank; (c) purchase, lease or otherwise acquire all or a substantial portion of the assets of Libsab or Liberty Bank, or (d) merge, consolidate or otherwise combine with Libsab or Liberty Bank;

     (ii) The entering into by a person in any of the transactions described immediately above in (i); or

     (iii) The making by any person, other than Peoples First or its subsidiaries of a bona fide proposal to engage in any of the transactions described in (i) above.

     The Option Agreement terminates upon the earlier of (a) the consummation of the Merger, (b) the termination of the Affiliation Agreement in accordance with its terms, unless Libsab or Liberty Bank has materially breached any of its covenants, representations, or warranties in the Affiliation Agreement, (c) thirty days after the date of any meeting of Libsab's shareholders at which they vote not to approve the Affiliation Agreement, or (d) October 31, 1994.

FEDERAL INCOME TAX CONSEQUENCES

     Libsab and Peoples First have received an opinion from Brown, Todd & Heyburn of Louisville, Kentucky, as to the federal income tax consequences of the Merger. Based on representations set forth in the opinion letter, Brown, Todd & Heyburn has expressed its opinion that, among other things:

     1. The acquisition by the Subsidiary of substantially all of the assets of Libsab in exchange for Peoples First Common Stock and the assumption by Peoples First of the liabilities of Libsab, as described in "Description of the Merger", above, will constitute a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the IRC.

     2. No gain or loss will be recognized by Peoples First or Libsab by reason of the Merger.

     3. No gain or loss will be recognized by shareholders of Libsab as a result of the exchange of their Libsab Common Stock solely for shares of Peoples First Common Stock.

     4. The basis of the shares of Peoples First Common Stock received by shareholders of Libsab (including any fractional share interests to which they may be entitled and for which they will receive cash) will be the same as their basis for their Libsab Common Stock surrendered in exchange for Peoples First Common Stock.

     5. The holding period of the shares of Peoples First Common Stock received by each shareholder of Libsab will include the holding period during which the shareholder held Libsab Common Stock surrendered in exchange for Peoples First Common Stock, provided the Libsab Common Stock was held by the shareholder as a capital asset at the Effective Time.

     6. A shareholder of Libsab who receives cash in lieu of fractional share interests of Peoples First Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by Peoples First. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) of the IRC. As provided in Section 1001 of the IRC, gain or loss will be realized and recognized to such shareholder measured by the difference between the redemption price and the adjusted basis of Peoples First Common Stock surrendered therefor.

     7. A dissenting shareholder of Libsab who receives cash in exchange for his Libsab Common Stock will be treated as having received a distribution in redemption of his Libsab Common Stock, if the requirements of Section 302(b) of the IRC are met, applying the attribution rules of Section 318 of the IRC pursuant to Section 302(c) of the IRC. Under Section 1001 of the IRC, gain or (subject to the limitations of Section 267 of the IRC) loss will be realized and recognized by such shareholder receiving such cash payment measured by the difference between the cash payment and the adjusted basis of the Libsab Common Stock surrendered, as determined under Section 1011 of the IRC.

     The foregoing summary is not a complete description of all the federal income tax consequences of the Merger. Each shareholder's individual circumstances may affect the tax consequences of the Merger to such shareholder. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. Consequently, each Libsab shareholder is advised to consult his or her own tax advisor as to the specific tax consequences of the Merger to him or her.

RIGHTS OF DISSENTING SHAREHOLDERS

     The following is not a complete statement of the law pertaining to the rights of dissenting shareholders and is qualified in its entirety by reference to the full text of Subtitle 13, Chapter 271B of the Kentucky Revised Statutes (KRS 271B.13-010 to .13-310), which is reprinted in its entirety as Appendix D to this Prospectus-Proxy Statement.

     Under Kentucky law, any shareholder of Libsab may dissent from the Merger and receive in cash the fair value of his or her shares of Libsab Common Stock immediately before consummation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger unless such exclusion would be inequitable. The right to dissent and receive such fair value requires that the exact procedure specified by Kentucky law be followed.

     Shareholders who wish to assert dissenter's rights (i) must deliver to Libsab, before the vote is taken at the Special Meeting, written notice of their intent to demand payment for their shares if the Merger occurs; and (ii) must not vote their shares in favor of the Merger. Shareholders who do not satisfy these requirements are not entitled to rights to demand payment for their Libsab Common Stock. The delivery of a written demand must be in addition to and separate from any vote against the Merger by the shareholder. A vote against the Affiliation Agreement will not itself satisfy the notice requirements of the Kentucky dissenters' rights statute. A shareholder who submits a signed unmarked proxy form will be considered to have voted in favor of the Merger, which will constitute a waiver of the dissenters' rights of the shareholder.

     If the Merger is approved by the shareholders at the Special Meeting, then, no later than ten days after such approval, Libsab must deliver a written notice ("Notice") to all shareholders who dissented in compliance with Kentucky law. The Notice must set forth, among other things, a date by which shareholders must demand payment, which date may not be fewer than 30, nor more than 60, days after the date of the Notice. Shareholders who receive the Notice must demand payment, certify whether they acquired beneficial ownership of the shares before February 24, 1994 (the date of the first public announcement regarding the Merger), and deposit their certificates in accordance with the terms of the

Notice. Shareholders who do not demand payment or deposit their certificates by the date set in the Notice will not be entitled to receive payment for their shares as a dissenter.

     Upon consummation of the Merger or upon receipt of a payment demand, the Surviving Corporation must pay each shareholder who dissented in compliance with Kentucky law and who was the beneficial owner of the shares before February 24, 1994, the estimated fair value of the dissenter's shares. Payment must be accompanied by certain financial information about Libsab and certain statements apprising such shareholders of the estimate of the fair value of the shares and their rights as "dissenters" under Kentucky law.

     A dissenter may notify the Surviving Corporation of the dissenter's own estimate of the fair value of the dissenter's shares and demand payment of the dissenter's estimate, if: (i) the dissenter believes the amount paid or offered is less than the fair value of the dissenter's shares, (ii) the Surviving Corporation fails to make payment within 60 days after the date set for demanding payment, or (iii) Libsab, having failed to effect the Merger, does not return the deposited certificates within 60 days after the date set for demanding payment. A dissenter waives the right to demand payment unless he notifies the Surviving Corporation of the dissenter's demand in writing within 30 days after payment is made for the dissenter's shares.

     A procedure similar to that discussed above applies to shareholders who acquire beneficial ownership of Libsab Common Stock on or after February 24, 1994. The primary difference is that the Surviving Corporation may withhold payment on these after-acquired shares to the dissenter until a price has been agreed upon or determined by the court.

     If a demand for payment remains unsettled, the Surviving Corporation must commence a proceeding within 60 days after receiving the payment demand and petition the Circuit Court of Graves County to determine the fair value of the shares. If the proceeding is not commenced within the 60-day period, each dissenter whose demand remains unsettled must be paid the amount demanded. The Court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. In any appraisal proceeding, the Court must determine all costs of the proceeding, including reasonable compensation and expenses of appraisers appointed by the Court, and generally will be assessed against the Surviving Corporation. However, the Court can assess costs against the parties in such amounts as the Court finds equitable.

REGULATORY APPROVALS

     The Merger is subject to approval by the Federal Reserve and the KDFI. The Federal Reserve must consider whether the Merger reasonably can be expected to produce benefits to the public (such as greater convenience, increased competition or gains in efficiency) that outweigh any possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices). This consideration includes an evaluation as to whether the Merger would result in a monopoly or otherwise would substantially lessen competition, impair the financial and managerial resources and future prospects of Peoples First or Libsab, or harm the institutions' abilities to serve the convenience and needs of the communities to be served.

     Two of the members of the board of Peoples First National Bank and Trust Company, Dr. Robert P. Meriwether and Dr. Charles L. Shields, also have significant financial interests in Jackson Financial Corporation ("Jackson"), a bank holding company in Mayfield, Kentucky. Dr. Shields is a member of the board of directors of Jackson and The First National Bank of Mayfield, a subsidiary of Jackson located in Mayfield, Kentucky. Dr. Meriwether serves on the Peoples First Board. Since Libsab and Jackson are in the same geographic banking market, Dr. Meriwether and Dr. Shields may be required to divest their interest in Jackson or resign their membership on the boards of Peoples First and Peoples First National Bank and Trust Company in order to facilitate regulatory approval of the Merger. Dr. Meriwether and Dr. Shields have agreed to take all actions necessary to facilitate Peoples First's obtaining regulatory approval for the Merger.

     Peoples First has filed applications for approval of the transaction with the Federal Reserve and KDFI. Although Peoples First and Libsab expect to obtain all regulatory approvals before, and to consummate the Merger around the middle of September, 1994, there can be no assurance when, or if, the applications will be approved.

CONDUCT OF BUSINESS BEFORE THE MERGER

     The Affiliation Agreement requires Libsab and Liberty Bank to conduct their business only in the ordinary course before the Effective Time and imposes certain limitations on the operations of Libsab and Peoples First before the Effective Time. See Sections 6.04, 6.06 and 6.19 of the Affiliation Agreement, which is attached as Appendix A to this Prospectus-Proxy Statement.

     For the period ending June 30, 1994, Libsab may declare in the aggregate no more than $298,680 in dividends. Beginning on July 1, 1994 and until the Closing Date, Libsab may declare a dividend for each cash dividend declared by Peoples First equal to the amount of the Peoples First dividend that would be payable on the number of shares of Peoples First Common Stock into which each share of Libsab Common Stock is to be converted in the Merger.

DISTRIBUTION OF STOCK CERTIFICATES

     Upon consummation of the Merger, each holder of one or more stock certificates that previously had represented shares of Libsab Common Stock (the "Libsab Certificates") will be required to surrender his or her Libsab Certificates to Peoples First. Upon the surrender of each holder's Libsab Certificates, together with a properly executed Letter of Transmittal and all instruments or documents required to accompany the Letter of Transmittal, each Libsab Certificate holder will receive a stock certificate representing shares of Peoples First Common Stock and a cash payment for any fractional shares.

     Until Libsab Certificates have been surrendered and exchanged for the Merger Consideration, Peoples First will withhold dividends or other distributions, if any, with respect to shares of Peoples First Common Stock represented by unexchanged Libsab Certificates. When such Libsab Certificates are presented for exchange, any dividends or distributions so withheld will be paid without interest (and less the amount of taxes, if any, which have been imposed or paid thereon). Withheld dividends may be subject to forfeiture under applicable escheat laws if the Libsab Certificates are not surrendered within specified periods of time that vary from state to state.

     ALL LIBSAB SHAREHOLDERS ARE URGED TO EXCHANGE THEIR LIBSAB CERTIFICATES AT THE EARLIEST POSSIBLE DATE AFTER CONSUMMATION OF THE MERGER.

     As soon as practicable (but not more than five business days) after consummation of the Merger, transmittal forms will be sent to former shareholders of Libsab for use in forwarding their Libsab Certificates to Peoples First for surrender and exchange for the Merger Consideration. Until so surrendered Libsab Certificates will be deemed for all corporate purposes (except for the payment of dividends, which will be withheld pending exchange of certificates) to evidence the number of whole shares of Peoples First Common Stock plus a cash payment for any fractional share interest that the holder would be entitled to receive upon surrender.

OPERATIONS AFTER THE MERGER

     After the Merger, the Surviving Corporation will operate under the name Libsab Bancorp, Inc. and the officers of the Subsidiary immediately before the Effective Time will continue as the officers of the Surviving Corporation immediately after the Merger. Peoples First has no immediate plans to substantially alter the business of Liberty Bank.

     The members of the Board of Directors of the Subsidiary immediately before the Effective Time will continue as the members of the Board of Directors of the Surviving Corporation immediately after the Merger.

RESALE OF PEOPLES FIRST COMMON STOCK

     The Peoples First Common Stock to be issued in connection with the Merger has been registered under the Securities Act and will be freely transferable, except for shares received by persons deemed to be "affiliates" of Libsab at the time of the Special Meeting. Affiliates of Libsab may not offer to sell or otherwise dispose of their shares of Peoples First Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 promulgated under the Securities Act or other applicable exemption from the registration requirements of the Securities Act (the availability of such other exemption to be satisfactory to Peoples First's legal counsel). Libsab is required by the Affiliation Agreement to identify to Peoples First all persons who at the time of the Special Meeting may be considered affiliates of Libsab for purposes of Rule 145 under the Securities Act and is required to use its best efforts to cause each such person to deliver to Peoples First on or before the Effective Time a written agreement satisfactory to Peoples First that such persons will not offer to sell, or otherwise dispose of, any shares of Peoples First Common Stock received in the Merger in violation of the Securities Act and rules of the Commission relating to pooling of interests accounting treatment of the Merger.

                         PRO FORMA FINANCIAL STATEMENTS

Peoples First Corporation and Subsidiaries/Libsab Bancorp, Inc. and Subsidiary

     The following unaudited pro forma combined condensed balance sheets as of March 31, 1994 give effect to the Merger as if it had been consummated on that date. The following unaudited pro forma combined condensed statements of income for the periods ended March 31, 1994 and the years ended December 31, 1993, 1992, and 1991 give effect to the Merger as if it had been consummated as of the beginning of the respective periods presented. The pro forma information is based upon the historical consolidated financial statements of Peoples First, restated to reflect Peoples First's acquisition of First Kentucky Federal Savings Bank in a pooling of interest transaction which took effect March 10, 1994, and of Libsab giving effect to the proposed transaction under the assumptions and adjustments set forth in the accompanying notes to the pro forma combined condensed financial statements.

     The pro forma combined condensed financial statements have been prepared based upon the supplemental consolidated financial statements of Peoples First incorporated by reference into, and of Libsab included elsewhere in, this Prospectus-Proxy Statement. These pro forma combined condensed financial statements may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future. The pro forma combined condensed financial statements should be read in conjunction with the audited and unaudited financial statements and notes of Peoples First incorporated by reference herein, and the audited and unaudited financial statements and notes of Libsab contained elsewhere in this Prospectus-Proxy Statement. See "Incorporation of Certain Documents by Reference."

PRO FORMA COMBINED CONDENSED BALANCE SHEET (unaudited)
Peoples First Corporation and Subsidiaries / Libsab Bancorp, Inc. and Subsidiary March 31, 1994
(in thousands)

                                           Peoples            Historical   Adjust-   Pro forma
                                             First    Libsab    Combined    ments     Combined
- ----------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                    $28,804    $5,097     $33,901               $33,901
Federal funds sold                           2,100         0       2,100                 2,100
Securities held for sale                    78,013    52,240     130,253               130,253
Investment securities                      225,233     9,504     234,737               234,737
Loans                                      656,773    73,177     729,950               729,950
Allowance for loan losses                  (10,290)     (928)    (11,218)              (11,218)
                                         ---------   -------   ---------             ---------
Loans, net                                 646,483    72,249     718,732               718,732
Excess of cost over net assets
 of purchased subsidiaries                  10,700         0      10,700                10,700
Premises and equipment                      13,762     2,728      16,490                16,490
Other assets                                13,476     1,242      14,718                14,718
                                         ---------   -------   ---------  -------    ---------
                                        $1,018,571  $143,060  $1,161,631       $0   $1,161,631
                                         =========   =======   =========  =======    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Demand deposits                          $70,175   $11,792     $81,967               $81,967
  Interest-bearing transaction             210,748    28,710     239,458               239,458
  Saving deposits                           96,356    14,329     110,685               110,685
  Time deposits                            497,342    62,901     560,243               560,243
                                         ---------   -------   ---------             ---------
                                           874,621   117,732     992,353               992,353

Repurchase agreements                       22,956       269      23,225                23,225
Federal funds purchased                     11,800     3,000      14,800                14,800
Notes payable                                8,680     7,009      15,689                15,689
Other liabilities                            7,566     1,247       8,813                 8,813
                                         ---------   -------   ---------             ---------
     Total liabilities                     925,623   129,257   1,054,880             1,054,880

Stockholders' Equity
  Common stock                               5,549       853       6,402      (10)(1)    6,392
  Surplus                                   31,107     3,000      34,107       10 (1)   34,117
  Retained earnings                         56,779     9,753      66,532                66,532
  Unrealized appreciation of securities
   held for sale, net of deferred tax         (329)      197        (132)                 (132)
  Debt on ESOP shares                         (158)        0        (158)                 (158)
                                         ---------   -------   ---------  -------    ---------
                                            92,948    13,803     106,751        0      106,751
                                         ---------   -------   ---------  -------    ---------
                                        $1,018,571  $143,060  $1,161,631       $0   $1,161,631
                                         =========   =======   =========  =======    =========

See accompanying notes to pro forma combined condensed financial statements.

PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (unaudited)
Peoples First Corporation and Subsidiaries / Libsab Bancorp, Inc. and Subsidiary For the Three Months Ended March 31, 1994
(in thousands except per share amounts)

                                           Peoples            Historical    Adjust-  Pro forma
                                             First    Libsab    Combined    ments     Combined
- ----------------------------------------------------------------------------------------------
INTEREST INCOME

Interest on Federal funds sold                 $85       $11         $96                   $96
Taxable interest on securities               3,645       770       4,415                 4,415
Nontaxable interest on securities              983       128       1,111                 1,111
Interest and fees on loans                  12,899     1,460      14,359                14,359
                                            ------    ------      ------                ------
                                            17,612     2,369      19,981                19,981
INTEREST EXPENSE                             7,847     1,074       8,921                 8,921
                                            ------    ------      ------                ------
Net interest income                          9,765     1,295      11,060                11,060
Provision for loan losses                      489        30         519                   519
                                            ------    ------      ------                ------
Net interest income after
 provision for loan losses                   9,276     1,265      10,541                10,541

Noninterest income                           1,471       175       1,646                 1,646
Noninterest expense                          7,029       981       8,010                 8,010
                                            ------    ------      ------                ------
Income before income tax
 expense and change in
 accounting principle                        3,718       459       4,177                 4,177
Income tax expense                           1,151       127       1,278                 1,278
                                            ------    ------      ------                ------
Net Income Before Cumulative
 Effect of Accounting Change                $2,567      $332      $2,899       $0       $2,899
                                            ======    ======      ======   ======       ======

Weighted average common
 shares outstanding                          7,363                                       8,441

Net income before cumulative
 effect of change in accounting
 principle per common share                  $0.35                                       $0.34


See accompanying notes to pro forma combined condensed financial statements.

PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (unaudited)
Peoples First Corporation and Subsidiaries / Libsab Bancorp, Inc. and Subsidiary For the Year Ended December 31, 1993
(in thousands except per share amounts)

                                           Peoples            Historical    Adjust-  Pro forma
                                             First    Libsab    Combined    ments     Combined
- ----------------------------------------------------------------------------------------------
INTEREST INCOME
Interest on Federal funds sold                $295       $41        $336                  $336
Taxable interest on securities              16,426     3,547      19,973                19,973
Nontaxable interest on securities            3,951       462       4,413                 4,413
Interest and fees on loans                  50,863     5,629      56,492                56,492
                                            ------    ------      ------                ------
                                            71,535     9,679      81,214                81,214
INTEREST EXPENSE                            33,556     4,442      37,998                37,998
                                            ------    ------      ------                ------
Net interest income                         37,979     5,237      43,216                43,216
Provision for loan losses                    2,229       311       2,540                 2,540
                                            ------    ------      ------                ------
Net interest income after
 provision for loan losses                  35,750     4,926      40,676                40,676

Noninterest income                           5,641       674       6,315                 6,315
Noninterest expense                         25,828     3,545      29,373                29,373
                                            ------    ------      ------                ------
Income before income tax
 expense and change in
 accounting principle                       15,563     2,055      17,618                17,618
Income tax expense                           4,272       535       4,807                 4,807
                                            ------    ------      ------   ------       ------
Net Income Before Cumulative
 Effect of Accounting Change               $11,291    $1,520     $12,811       $0      $12,811
                                            ======    ======      ======   ======       ======

Weighted average common
 shares outstanding                          7,338                                       8,416

Net income before cumulative
 effect of change in accounting
 principle per common share                  $1.54                                       $1.52


See accompanying notes to pro forma combined condensed financial statements.

PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (unaudited)
Peoples First Corporation and Subsidiaries / Libsab Bancorp, Inc. and Subsidiary For the Year Ended December 31, 1992
(in thousands except per share amounts)

                                           Peoples            Historical    Adjust-  Pro forma
                                             First    Libsab    Combined    ments     Combined
- ----------------------------------------------------------------------------------------------
INTEREST INCOME
Interest on Federal funds sold                $724       $53        $777                  $777
Taxable interest on securities              17,260     4,497      21,757                21,757
Nontaxable interest on securities            3,480       400       3,880                 3,880
Interest and fees on loans                  48,491     5,286      53,777                53,777
                                            ------    ------      ------                ------
                                            69,955    10,236      80,191                80,191
INTEREST EXPENSE                            37,580     5,188      42,768                42,768
                                            ------    ------      ------                ------
Net Interest Income                         32,375     5,048      37,423                37,423
Provision for Loan Losses                    3,026       220       3,246                 3,246
                                            ------    ------      ------                ------
Net interest income after
 provision for loan losses                  29,349     4,828      34,177                34,177

Noninterest income                           5,566       778       6,344                 6,344
Noninterest expense                         22,626     3,316      25,942                25,942
                                            ------    ------      ------                ------
Income before income tax
 expense and change in
 accounting principle                       12,289     2,290      14,579                14,579
Income tax expense                           3,427       647       4,074                 4,074
                                            ------    ------      ------                ------
Net Income Before Cumulative
 Effect of Accounting Change                $8,862    $1,643     $10,505               $10,505
                                            ======    ======      ======   ======       ======

Weighted average common
 shares outstanding                          6,690                                       7,768

Net income before cumulative
 effect of change in accounting
 principle per common share                  $1.32                                       $1.35


See accompanying notes to pro forma combined condensed financial statements.

PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (unaudited)
Peoples First Corporation and Subsidiaries / Libsab Bancorp, Inc. and Subsidiary For the Year Ended December 31, 1991
(in thousands except per share amounts)

                                           Peoples            Historical    Adjust-  Pro forma
                                             First    Libsab    Combined    ments     Combined
- ----------------------------------------------------------------------------------------------
INTEREST INCOME
Interest on Federal funds sold              $2,188      $174      $2,362                $2,362
Taxable interest on securities              11,285     5,135      16,420                16,420
Nontaxable interest on securities            2,974       371       3,345                 3,345
Interest and fees on loans                  46,381     5,122      51,503                51,503
                                            ------    ------      ------                ------
                                            62,828    10,802      73,630                73,630
INTEREST EXPENSE                            38,640     6,446      45,086                45,086
                                            ------    ------      ------                ------
Net interest income                         24,188     4,356      28,544                28,544
Provision for loan losses                    2,338         0       2,338                 2,338
                                            ------    ------      ------                ------
Net interest income after
 provision for loan losses                  21,850     4,356      26,206                26,206

Noninterest income                           3,769       672       4,441                 4,441
Noninterest expense                         16,136     3,538      19,674                19,674
                                            ------    ------      ------                ------
Income before income tax
 expense and change in
 accounting principle                        9,483     1,490      10,973                10,973
Income tax expense                           2,389       377       2,766                 2,766
                                            ------    ------      ------                ------
Net Income Before Cumulative
 Effect of Accounting Change                $7,094    $1,113      $8,207       $0       $8,207
                                            ======    ======      ======   ======       ======

Weighted average common
 shares outstanding                            (1)                                       6,535

Net income before cumulative
 effect of change in accounting
 principle per common share                  $1.30                                       $1.26

(1) Peoples First's historical net income per share has not been restated to reflect the pooling-of-interest merger with First Kentucky that was consummated on March 10, 1994. First Kentucky converted from the mutual form of organization to a stock corporation during 1991, and accordingly, the average number of shares outstanding are not meaningful to the restated consolidated operations of Peoples First.

See accompanying notes to pro forma combined condensed financial statements.

NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (unaudited)
Peoples First Corporation and Subsidiaries / Libsab Bancorp, Inc. and Subsidiary


TRANSACTION

Peoples First proposes to acquire Libsab as outlined in the Merger Agreement. The Merger Agreement provides that Peoples First will obtain 100% ownership of the outstanding stock of Libsab for 1,078,000 shares of Peoples First Common Stock.

Peoples First consummated the First Kentucky merger on March 10, 1994. Historical financial statements for periods prior to that date have been restated to reflect the pooling-of-interest acquisition.

ASSUMPTIONS

1. The pro forma combined condensed balance sheet of Peoples First and Libsab as of March 31, 1994 has been prepared with the following assumptions:

     a.   The Merger occurs on March 31, 1994.

     b. The pooling-of-interest method of accounting is used to account for the business combination and, accordingly, the recorded assets and liabilities of Libsab are carried forward to the combined entity at their recorded amounts.

     c. Pro forma adjustment to record Peoples First's issuance of 1,078,000 shares of Peoples First Common Stock at a stated value of $0.78125 per share.

     d. Pro forma adjustment to record the excess of Libsab's total stockholders' equity over the total of the stated value of the Peoples First stock issued and Libsab's retained earnings.


2. The pro forma combined condensed statements of income presented herein have been prepared in accordance with the following financial assumptions:

     a. The Merger was consummated at the beginning of the respective fiscal years presented.

     b. The pooling-of-interest method of accounting is used for the business combination.

                      STOCK MARKET AND DIVIDEND INFORMATION

PEOPLES FIRST

     Peoples First Common Stock is traded on the NASDAQ National Market System under the NASDAQ symbol "PFKY." The current market makers for the Peoples First Common Stock are Stifel, Nicolaus & Co. and J.J.B. Hilliard, W.L. Lyons, Inc. The following table sets forth the range of the high and low sales prices of Peoples First Common Stock and the dividends declared per share for the periods indicated. The per share information has been adjusted to reflect a 2-for-1 stock split distributed on January 4, 1994. The reported sales price for Peoples First Common Stock on February 23, 1994, the last trading day preceding public announcement of the Merger, was $26.50 per share.

                                                             Cash Dividends
Year         Quarter                     High      Low          Declared
- ----         -------                    ------    -----      --------------
1992         First Quarter               15.13    11.88          0.085
             Second Quarter              17.38    15.38          0.085
             Third Quarter               17.25    15.75          0.095
             Fourth Quarter              16.50    15.63          0.095

1993         First Quarter               16.50    16.00          0.095
             Second Quarter              16.88    16.00          0.095
             Third Quarter               20.00    16.63          0.105
             Fourth Quarter              25.50    19.25          0.105

1994         First Quarter               28.50    23.50          0.105
             Second Quarter              25.50    23.00          0.105

_________________________

     As of June 30, 1994, the last reported sales price of Peoples First Common Stock was $23.50 per share and Peoples First had 1,709 shareholders.

     The Peoples First Board currently intends to continue the payment of cash dividends on Peoples First Common Stock on a quarterly basis, dependent on future earnings, the financial condition of Peoples First, the assessment of Peoples First's future capital needs, and such other factors as the Board may deem relevant. As a bank holding company, Peoples First's ability to pay dividends is largely dependent upon dividend payments it receives from its subsidiaries, which dividend payments are subject to the limitations described under "Comparison of Libsab Common Stock and Peoples First Common Stock-- Dividends."

LIBSAB

     No established public trading market exists for Libsab Common Stock, and no brokerage firm makes a market in Libsab Common Stock. Trading in shares of Libsab Common Stock has historically occurred locally in isolated, privately negotiated transactions. In most instances, Libsab has no knowledge of the purchase price or other terms of the sale. The following table sets forth, to the best knowledge of the Libsab Board, the range of high and low sales prices on a per share basis for transactions in Libsab Common Stock for each full quarterly period beginning with the 1992 calendar year. These figures have been obtained from Libsab.

                                                            Cash
                                                            Dividend
Year              Quarter               High      Low       Declared
- ----              -------               ----      ---       --------
1992:             First Quarter         $115.00   $115.00   -----
                  Second Quarter        $115.00   $115.00   $2.00
                  Third Quarter         $130.00   $130.00   -----
                  Fourth Quarter        $130.00   $130.00   $3.50

1993:             First Quarter         $145.00   $145.00   ----
                  Second Quarter        $150.00   $150.00   $2.50
                  Third Quarter         $150.00   $150.00   ----
                  Fourth Quarter        *         *         $3.50

1994:             First Quarter         *         *         ----
                  Second Quarter        *         *         $3.50

_________________________

*No trades known to management of Libsab.

     Since there is no established public trading market for Libsab Common Stock, there can be no assurance that the price information set forth above is representative of prices which could be obtained for Libsab Common Stock in open market transactions. On September 7, 1993, the most recent date for which price information is known to management of Libsab for transactions in Libsab Common Stock, three shares of Libsab Common Stock were sold at a price of $150.00 per share. The last sales price per share of Libsab Common Stock before public announcement of the Merger known to management of Libsab was $150.00 on September 7, 1993. No sales transactions in Libsab Common Stock are known to the management of Libsab since September 7, 1993. As of the Record Date, Libsab had approximately 264 shareholders. The last reported sales price per share of Peoples First Common Stock on June 30, 1994 was $23.50. At that price the aggregate value of the Merger Consideration per share of Libsab Common Stock would be $296.85.

                    COMPARISON OF PEOPLES FIRST COMMON STOCK
                             AND LIBSAB COMMON STOCK

     Peoples First and Libsab are both Kentucky corporations. The rights of both Peoples First shareholders and Libsab shareholders are therefore governed by the Kentucky Business Corporation Act. The rights of Libsab's shareholders are further governed by Libsab's Articles of Incorporation and Bylaws, and upon consummation of the Merger, their rights, as shareholders of Peoples First, will be governed by Peoples First's Articles of Incorporation and Bylaws. The following is a summary of the material differences between the rights of shareholders of Libsab Common Stock and the rights of shareholders of Peoples First Common Stock. This summary does not purport to be a complete statement of the comparative rights and differences between the common stock of Libsab and Peoples First and is qualified in its entirety by reference to: (i) the Kentucky Business Corporation Act (Chapter 271B of the Kentucky Revised Statutes);
(ii) the Articles of Incorporation of Peoples First (the "Peoples First Articles"); (iii) the Bylaws of Peoples First (the "Peoples First Bylaws"); (iv) the Articles of Incorporation of Libsab (the "Libsab Articles"); and (v) the Bylaws of Libsab (the "Libsab Bylaws").

AUTHORIZED SHARES

     The authorized capital stock of Peoples First consists of 30,000,000 shares of Peoples First Common Stock, of which 7,103,546 shares were issued and outstanding as of March 31, 1994, and 6,000,000 shares of preferred stock ("Preferred Stock"), of which no shares are issued or outstanding. Peoples First's Board may authorize the issuance of shares of Preferred Stock in series by adoption of a resolution or resolutions providing for one or more series of Preferred Stock with such preferences, limitations, and relative rights as may be determined by Peoples First Board.

     In addition to the shares of Peoples First Common Stock already issued and outstanding, the Peoples First Board has reserved the following shares of Peoples First Common Stock: (i) 582,872 additional shares of Peoples First Common Stock for issuance upon the exercise of stock options granted and available for grant under the Peoples First 1986 Stock Option Plan; and (ii) 804,717 shares for issuance to shareholders who participate in Peoples First Shareholder Dividend Reinvestment and Share Purchase Plan.

     If the additional authorized shares of Peoples First Common Stock or shares of Preferred Stock are actually issued, the holders of shares of Peoples First Common Stock before such issuance, will own a proportionately smaller interest in a larger amount of outstanding capital stock.

     The authorized capital stock of Libsab consists of 200,000 shares of Libsab Common Stock, of which 85,337 shares were issued and outstanding as of March 31, 1994.

VOTING

     Holders of both Libsab and Peoples First Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders except the election of directors, when cumulative voting applies.

     Except with respect to the election of directors and certain matters required by statute to be submitted to shareholders, any act of the shareholders of a Kentucky corporation requires the vote of more shares in favor than against the proposed act at a meeting at which a quorum is present. The affirmative vote of a majority of all the outstanding shares entitled to vote is required to approve certain actions specified in the corporate statutes such as mergers, certain sales of assets, amendment of the articles of incorporation, etc. of a Kentucky corporation.

     Article VIII of the Libsab Articles requires the affirmative vote of the holders of not less than sixty-seven percent of the shares of Libsab Common Stock before Libsab can become a party to or enter into (1) any sale, any exchange, lease, transfer or other disposition (in a single transaction or a series of related transactions), of all or substantially all of the business or assets of Libsab, (ii) any merger of Libsab with or into any other corporation, or (iii) any amendment, alteration or repeal of Article VIII of the Libsab Articles.

     Both the Peoples First Articles and the Libsab Articles contain provisions that require the affirmative vote by a supermajority of the outstanding shares in certain circumstances. See "Certain Provisions That May Have an Anti-Takeover Effect," below.

BOARD OF DIRECTORS

     Kentucky law requires cumulative voting in the election of directors. Under cumulative voting, each shareholder is entitled to vote the number of shares owned by the shareholder on the record date multiplied by the number of directors to be elected. Each shareholder may cast all of the votes for a single nominee or may distribute the votes in any manner among as many candidates as the shareholder chooses.

     As permitted by Kentucky law, the Libsab Board and Peoples First Board are divided into three classes of directors, each class to be as nearly equal in number as possible. One class of directors is elected annually to serve a three-year term. A "classified" board of directors can make it more difficult for shareholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of a majority of the board of directors. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the shareholders to change a majority, whereas a majority of a non-classified board may be changed in one year.

     A director of either company may be removed, with or without cause, only by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote. However, no single director may be removed from office if the votes cast against removal would be sufficient to elect the director under cumulative voting.

INDEMNIFICATION

     Under Kentucky law, a corporation has broad powers of indemnification. A person may be indemnified for judgments, penalties, fines, settlements, and reasonable expenses incurred by that person in proceedings in connection with the person's official capacity with the corporation. Indemnification against reasonable legal expenses incurred by a person in such a proceeding is mandatory when the person is wholly successful in the defense of the proceeding. Under no circumstances may a person be indemnified for actions taken in bad faith. Peoples First's Articles require Peoples First to indemnify its directors, officers, employees and agents, to the maximum extent permitted by Kentucky law. Neither the Libsab Articles nor the Libsab Bylaws contain any provision requiring the indemnification of directors, officers, employees or agents.

LIMITATION ON DIRECTOR LIABILITY

     KRS 271B.8-300, provides that a director of a Kentucky corporation must discharge his duties as a director in good faith, on an informed basis, and in a manner he honestly believes to be in the best interests of the corporation. To discharge his duties on an informed basis, a director must make inquiry into the business and affairs of the corporation, or into a particular action to be taken or decision to be made, with the care an ordinary prudent person in a like position would exercise under similar circumstances. Unless the corporation's articles of incorporation contain a provision further limiting a director's liability for monetary damages, any action taken as a director, or any failure to take any action as a director, will not be the basis for monetary damages or injunctive relief unless (a) the director has breached or failed to perform his duties as a director in good faith, on an informed basis, and in a manner he honestly believes to be in the best interests of the corporation; and (b) in the case of an action for monetary damages, the breach or failure to perform constitutes willful misconduct or wanton or reckless disregard for the best interests of the corporation and its shareholders. A person bringing an action for monetary damages for breach of duty has the burden of proving by clear and convincing evidence the provisions of (a) and (b) above, and the burden of proving that the breach or failure to perform was the legal cause of the damages suffered by the corporation.

     As permitted by KRS 271B.2-020, Article 14 of the Peoples First Articles provides that a director of Peoples First will not be personally liable to Peoples First or its shareholders for monetary damages arising out of a breach of the director's fiduciary duty except for (i) any transaction in which the director has a personal financial interest in conflict with the financial interest of Peoples First or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law, (iii) any vote for or assent to an unlawful dividend or distribution to shareholders prohibited by KRS 271B.8-330; or (iv) any transaction from which the director derived an improper personal benefit. The limitations on the personal liability of a director under Article 14 extend only to the elimination of a recovery of a monetary remedy. Shareholders may still seek equitable relief, such as an injunction, against any action by a director that is inappropriate. Article 14 does not preclude or limit recovery of damages by third parties, nor does it limit or affect a director's liability for acts or omissions occurring before the effectiveness of Article 14 in July 1988.

     The Libsab Articles do not contain a provision to limit the personal liability of its directors for monetary damages.

DIVIDENDS

     Holders of both Libsab Common Stock and Peoples First Common Stock are entitled to such dividends and other distributions as may be declared from time to time by their respective boards of directors out of funds legally available therefor. The principal source of revenues from which Peoples First and Libsab may pay dividends are dividends received by them from their respective subsidiary banks.

     The prior approval of the appropriate regulatory authorities is required if the total of all dividends declared by any one of Peoples First's subsidiary banks in any calendar year would exceed that bank's net income for that year combined with retained net income for the preceding two years. Under the formula, Peoples First's subsidiary banks could declare aggregate dividends as of March 31, 1994, without the further approval of the appropriate regulatory authorities, of approximately $11.7 million.

     The dividends which Liberty Bank may pay to its shareholder is governed by similar regulatory restrictions. As of March 31, 1994, Liberty Bank could declare dividends of $2.5 million without the approval of regulatory authorities.

SPECIAL MEETINGS

     Kentucky law provides that special meetings of shareholders of a Kentucky corporation may called by its board of directors or the persons authorized to do so by the articles of incorporation or bylaws, or by holders of at least one-third (or such higher or lower percentage as is contained in the articles of incorporation) of all votes entitled to be cast on any issue at the special meeting.

     The Peoples First Bylaws provide that special meetings of its shareholders may be called by the Chairman of the Board or by the Peoples First Board and will be called by the President at the request of the holders of not less than one-fifth of all the shares of Peoples First Common Stock entitled to vote at the meeting. The Libsab Bylaws provide that special meetings of its shareholders may be called by the President, by a majority of the members of the Libsab Board or by the holders of not less than one-fifth of all outstanding shares of Libsab Common Stock.

NO PREEMPTIVE RIGHTS

     Neither the Peoples First Articles nor the Libsab Articles provide shareholders preemptive rights to acquire unissued shares.

CERTAIN PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT

     Certain provisions of the Peoples First Articles and Bylaws and of the Libsab Articles and Bylaws may discourage a takeover attempt that holders of a majority of their shares might determine to be in their best interest or in which shareholders might receive a premium over the current market prices for their shares. These provisions may render the removal of a director or the board of directors more difficult and may deter or delay corporate changes of control that have not received the requisite approval of the respective boards of directors.

     The Peoples First Articles and the Libsab Articles both require the affirmative vote of the holders of at least 80% of the outstanding shares of the voting stock to approve mergers and certain other "Business Combinations" (as defined in the Articles) with an entity controlled by a beneficial owner of more than 20% of the voting stock (an "Interested Shareholder"). The supermajority voting provision does not apply if the transaction is either approved by a majority of the members of Board who are unaffiliated with the Interested Shareholder or if certain minimum price and procedural requirements are met.

     The 80% voting requirement subjects the approval of Business Combinations to supermajority voting requirements that would not otherwise apply. This provision, frequently called a "fair price" provision, is designed to help ensure fair treatment of all shareholders in the event of a takeover. The Peoples First Articles further provide that, unless the 80% voting requirement applies or the transaction is approved by the majority of the members of the Board, the affirmative vote of the holders of at least two- thirds of the outstanding shares of capital stock will be required to approve certain corporate transactions not in the ordinary course of business. In addition, certain provisions of Peoples First Articles may not be amended, repealed, or otherwise changed without approval of the shareholders by a variable supermajority vote. In addition to the 80% voting requirement, Article VIII of the Libsab Articles provides that the prior affirmative vote of 67% of the outstanding Libsab Common Stock is required for any sale, lease, transfer or other disposition of all or substantially all of the business or assets of Libsab any merger of Libsab with another corporation, or any amendment or repeal of Article VIII. While these provisions were adopted to place the boards of directors of both companies in a better position to evaluate acquisition offers and to negotiate with potential acquirors, certain of these provisions could have the effect of deterring certain forms of Business Combinations, including tender or exchange offers for Peoples First Common Stock or Libsab Common Stock, as the case may be. The provisions could also have the effect of maintaining incumbent management or of discouraging or defeating proposals that might be viewed as favorable by the holders of the majority of either company's Common Stock.


                        BUSINESS OF LIBSAB BANCORP, INC.
GENERAL

     LIBSAB. Libsab was incorporated under Kentucky law on June 13, 1983 for the purpose of becoming a bank holding company. On December 5, 1983, Libsab acquired all of the outstanding common stock of Liberty Bank. Prior to the acquisition of all of the outstanding stock of Liberty Bank, Libsab had no assets or liabilities and engaged in no business activities. Since the acquisition of Liberty Bank, Libsab has engaged in no significant activity other than holding the stock of Liberty Bank and operating a commercial banking business through Liberty Bank. Accordingly, the consolidated financial information set forth in this Prospectus-Proxy Statement, including financial statements and related data, relates primarily to Liberty Bank. The activities of Libsab are subject to the regulation and supervision of the Federal Reserve Board. Libsab's executive offices are located at 1104 Paris Road, Mayfield, Kentucky 42066. Its telephone number is (502) 247-5513.

     LIBERTY BANK. Liberty Bank commenced operations in 1956. As of March 31, 1994, Liberty Bank had total assets of approximately $143.2 million, total deposits of approximately $117.7 million and stockholder's equity of approximately $14.0 million. As of March 31, 1994, Liberty Bank ranked first in both total assets and total deposits among the five commercial banks in Graves County, Kentucky. Liberty Bank's share of total commercial bank deposits in Graves County was approximately 40.79% at March 31, 1994.

BUSINESS OF LIBERTY BANK

     Liberty Bank actively competes on the local and regional levels with other commercial banks and financial institutions for all types of deposits and loans. With respect to certain banking services, Liberty Bank competes with insurance companies, savings and loan associations, money market funds and credit unions as well as other banks. Many of the financial institutions with which Liberty Bank competes have capital and resources substantially in excess of the capital and resources of Liberty Bank.

     Liberty Bank engages in a wide range of customary banking, financial and trust services, including acceptance of deposits for checking, savings and time deposit accounts; making of real estate, construction, farm, commercial, home improvement and consumer loans; issuance of letters of credit; rental of safety deposit boxes; and provision of financial counseling for institutions and individuals. Liberty Bank has material correspondent banking relationships with Liberty National Bank, Louisville, Kentucky and Third National Bank, Nashville, Tennessee. Outstanding loans to directors and principal security holders totaled approximately $305,000 at March 31, 1994.

     As a Kentucky banking corporation, Liberty Bank is subject to the regulation and supervision of (including regular examinations by) the Commissioner of the KDFI. Liberty Bank's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"), up to a maximum of $100,000 per depositor.

For this protection, Liberty Bank pays a semiannual statutory assessment and is subject to the rules and regulations of the FDIC pertaining to deposit insurance.

     On May 1, 1994, Liberty Bank had sixty-eight persons employed on a full-time equivalent basis. The employees are not represented by a collective bargaining unit. Management believes its relationship with its employees to be good.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             FINANCIAL CONDITION AND RESULTS OF OPERATION OF LIBSAB

     Management's Discussion and Analysis of Financial Condition and Results of Operations ("Management's Discussion") is intended to provide a review of signi-ficant factors affecting the financial condition and results of operations of Libsab as of December 31, 1993 and 1992, and for the years then ended and as of March 31, 1994 and 1993 and for the three months then ended. Management's Discussion should be read together with the consolidated financial information set forth in the Additional Financial Information immediately following this section and the financial statements of Libsab and the related notes thereto. See "Index to Consolidated Financial Statements of Libsab Bancorp, Inc. and Liberty Bank".

FINANCIAL CONDITION AS OF DECEMBER 31, 1993 AND 1992

     Total assets increased $7,375,032, or 5.5% from $134,234,586 on December 31, 1992 to $141,609,618 on December 31, 1993. This increase follows an increase of $9,787,389, or 7.9% between year-end 1991 and 1992. Loan demand has been strong, and Liberty Bank has continued to emphasize increasing the loan portfolio. Total loans increased $7,110,107, or 11.7% from December 31, 1992 to December 31, 1993, following an increase of $8,064,829, or 15.3% from December 31, 1991 to December 31, 1992. Table IV in the Additional Financial Information sets forth the year-end balances in various loan categories. Management has concentrated their additional loan volume effort in the residential mortgage loan area.

     Prior to 1992, debt securities exceeded loans and were Libsab's primary earning asset. In 1993, total debt securities decreased slightly, from $61,436,125 at December 31, 1992 to $61,074,460 at December 31, 1993. Total
debt securities at December 31, 1992 decreased $1,661,171, or 2.6% from $63,097,296 at December 31, 1991. Libsab maintains a portfolio of securities available-for-sale as a potential source of funding for loans. As shown in Tables II and III in the Additional Financial Information, mortgage-backed securities have been the most significant category of debt securities.


     Overall total deposits at December 31, 1993 increased 2.1% from December 31, 1992, after increasing 6.0% from December 31, 1991. During the last three years, time deposits have slightly decreased. In this period of generally falling interest rates, retail depositors have increased transaction and saving account balances since the rate difference between these accounts and time deposits has lessened. The ratio of average loans to average deposits was 56.6% and 49.4%, respectively, for 1993 and 1992.

FINANCIAL CONDITION AS OF MARCH 31, 1994

     Total assets increased $1,450,948, or 4.2% on an annualized basis, from $141,609,618 on December 31, 1993 to $143,060,566 on March 31, 1994. Total
loans increased $5,365,349 from December 31, 1993 to March 31, 1994. Liberty Bank purchased approximately $3.0 million of mobile home loan participations from a local lender during the first quarter of 1994 and the remainder of the increase is mostly attributable to residential mortgage loans.

     The increase in total assets and in loans at March 31, 1994 was funded with federal funds purchased and increased Federal Home Loan Bank advances as there was no deposit growth since the beginning of the year. The ratio of loans to deposits continues to reflect management's focus on increased lending activities and was 62.2% at March 31, 1994, up from 56.8% at December 31, 1993.

RISK MANAGEMENT AND ALLOWANCE FOR LOAN LOSSES

     The underlying objectives of Libsab's risk management policy are to identity and manage credit exposure, and to support the growth of a profitable and high quality loan portfolio. Management believes that Libsab's loan portfolio is adequately diversified to the extent possible, which is an important means of reducing inherent lending risks associated with changing economic conditions. Liberty Bank had no concentrations of ten percent or more of total loans in any single industry or in any geographical area outside of its immediate market area. One large Mayfield employer has a significant effect on the local economy which limits diversification efforts to some degree. Libsab has no loans to any foreign countries on any of the dates covered by its financial statements. Additionally, Libsab has refrained from financing speculative transactions, such as highly leveraged corporate buy-outs, which management believes would subject Libsab to an unacceptable level of risk.

     To limit Liberty Bank's risk associated with changing rates, almost all residential loans are adjustable-rate mortgages, or matched up with appropriate Federal Home Loan Bank advances if they are fixed-rate mortgages. More than one-half of the total loans outstanding at March 31, 1994 will either mature or have their interest rate adjusted within one year in accordance with indices that management believes generally relate to underlying funding costs.

     At March 31, 1994, one loan with a principal balance of $172,889 was listed as non-accrual while ten loans with a total principal balance of $135,614 were ninety days or more past due and still accruing interest. Liberty Bank management believes these past due loans are adequately secured and/or are in the process of collection. Nonperforming (non-accrual and ninety days past due) loans represent approximately 0.42% of total loans outstanding at March 31, 1994, compared to 0.29% and 0.02% at December 31, 1993 and 1992, respectively. Table V in Additional Financial Information provides information on non-performing loans at each of the years ended 1989 through 1993. Management continues to work closely with borrowers and monitor loan performance. In addition to the nonperforming loans, internal credit review procedures identified ten loans with a total principal balance of $614,529 at March 31, 1994 for which management has serious doubts as to the future ability of borrowers to fully comply with loan repayment terms. This level of potential problem loans is somewhat higher than during the past two years. Potential problem loans are not included in nonperforming assets since the borrowers currently meet all applicable loan agreement terms and are secured with varying degrees of collateral.

     Libsab's allowance for loan losses at March 31, 1994 was 1.27% of outstanding loans, compared to 1.32% at December 31, 1993 and 0.97% at December 31, 1992. Net charge-offs to average loans were 0.00%, 0.01% and 0.15% for the three months ended March 31, 1994 and the years ended December 31, 1993 and 1992, respectively. Management considers the allowance for loan losses to be adequate, after reviewing the individual loans and in relation to risk elements in the portfolios after giving consideration to prevailing economic conditions and anticipated changes. An analysis of the allowance for loan losses can be found in Table VII of the Additional Financial Information.

RESULTS OF OPERATIONS FOR THE THREE YEARS ENDED DECEMBER 31, 1993

     Net income for 1993 was $1,571,182 compared to $1,643,599 in 1992, a decrease of $72,417, or 4.4%. Net income in 1992 increased $530,636, or 47.7%, from $1,112,963 in 1991. The most significant factors affecting 1993 net income were an increased provision for loan losses, increased service fee income, decreased securities gains and increased personnel costs. The most significant factors affecting 1992 net income were increased net interest income, an increased provision for loan losses, increased service fee income and increased personnel costs.

     Net interest income on a tax-equivalent basis for the year ended
December 31, 1993 increased $235,738, or 4.5%. This increase was the net result of a 7.3% rise in earning asset volume, and an eleven basis point decline in net interest income margin compared to the previous year. For the year ended December 31, 1992, net interest income on a tax-equivalent basis increased $773,276, or 17.3%, due to 6.3% greater earning asset volume and a 42 basis point improvement in the net interest income margin compared to the previous year. During the last two years, the interest spread on the loan portfolio has remained relatively constant, while interest spread on the debt security portfolio has narrowed. Table I in the Additional Financial Information provides a more complete analysis of net interest income.

     Although historical loan losses have been small, the provision for loan losses was increased in 1993 and 1992 in conjunction with the rapid growth of the loan portfolio, and based on management's scrutiny of potential problem loans and uncertainties regarding Mayfield's significant employer. Management has focused on increasing the level of service fee income during the last three years by providing greater levels of service and increased rates to partially offset increased costs of providing depositor services. Personnel costs, the most significant part of other expense, increased 9.8% and 19.2% during the years ended December 31, 1993 and 1992 over the respective previous years due to additional staff, merit raises for existing staff and higher employee benefit costs.

     Libsab adopted the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("FAS 109") effective on
January 1, 1993 on a prospective basis. The effect of adopting FAS 109 on 1993 income from continuing operations was $5,300 and the change in accounting method required a cumulative adjustment of $50,947.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1994 AND 1993

     Net income for the three months ended March 31, 1994 was $332,264 compared to $505,863 for the three months ended March 31, 1993, a decrease of $173,599, of 34.3%. The decrease is attributable to reduced net interest income and securities gains, merger related expenses and the 1993 adjustment for the cumulative effect on prior years of adopting the provisions of FAS 109 relating to accounting for income taxes.

     Average earning assets increased more than 8.0% during the three months ended March 31, 1994 compared to the first quarter of 1993, but the net interest margin was approximately 35 basis points less. The interest spread over funding costs on the securities available-for-sale portfolio has continued to narrow.

     There were no loan chargeoffs during the first quarter of 1994 and there was no significant change in the level of potential problem loans or the local economic outlook which allowed management to reduce the provision for loan losses to $30,000 for the three months ended March 31, 1994 from $50,000 for the three months ended March 31, 1993. Management's efforts to improve service fee income continued and a double-digit increase was accomplished in the first quarter of 1994 compared to the same 1993 period. There were fewer securities gains in the three months ended March 31, 1994 than the same 1993 period as interest rates began to climb and bond prices declined.

     Personnel costs increased 4.8% in the three months ended March 31, 1994 from the first quarter of 1993 as management desires to control the level of growth from prior years. Legal and other consultant fees related to the announced merger were approximately $60,000 during the three months ended March 31, 1994. Exclusive of the merger expenses, total other expense increased 5.2% for the first quarter of 1994 from the first quarter of 1993.

CAPITAL RESOURCES

     Stockholders' equity was $13,803,052, or 9.6% of total assets at March 31, 1994 compared to $12,649,901, or 9.5% of total assets at March 31, 1993. As set forth in Table IX in Additional Financial Information, average equity has exceeded 9.00% of average assets for the last three years. The annual dividend was raised to $5.50 per share in 1992 and to $6.00 per share in 1993. For the first six months of 1994, Libsab raised the dividend to $3.50 per share, up from $2.50 per share for the first six months of 1993. At March 31, 1994, approximately $2.5 million in retained earnings of Liberty Bank was available for dividend payments without regulatory approval or without reducing capital below minimum standards.

     Regulatory agencies' minimum capital guidelines assign relative measures of credit risk to balance sheet assets and off-balance sheet exposures. These regulations require the ratio of total capital as defined by the regulations to risk-weighted assets to be a minimum of 8.00%, and the ratio of Tier I adjusted capital to total assets (leverage ratio) to be a minimum of 3.00%. The following table sets forth these regulatory capital ratios of Libsab at December 31, 1993 and March 31, 1994.

                                                March 31,      December 31,
Risk-Based Capital                                   1994              1993
- ------------------                              ---------      ------------
Tier I risk-based capital:
  Shareholders' equity                        $13,803,052       $13,897,405
  Less unrealized appreciation of
   securities available-for-sale                 (197,041)         (623,563)
                                              -----------       -----------
                                               13,606,011        13,273,842
Tier II risk-based capital:
  Allowable allowance for loan losses             928,514           896,880
                                              -----------       -----------

Total risk-based capital                      $14,534,525       $14,170,722
                                              -----------       -----------
                                              -----------       -----------

Total risk-based assets                       $82,629,700       $79,521,500

Risk-based capital ratio                           17.59%            17.85%

Tier I leverage ratio                               9.51%             9.37%

LIQUIDITY

     Liberty Bank monitors its liquidity by analyzing the funds available to meet the financial needs and credit demands of its customers. The primary source of liquidity in addition to loan repayments, is the Liberty Bank's debt securities portfolio. During recent periods of rapid loan growth and slowing deposit growth, Liberty Bank has increased its borrowing from the Federal Home Loan Bank. At March 31, 1994, Libsab had classified debt securities with a carrying value of an aggregate market value of $52,240,155 as available-for-sale which could be sold in implementing asset/liability management strategies. Management determines the appropriate classification of debt securities at the time of purchase. If management has the intent and the bank has the ability to hold debt securities until maturity, they are classified as investments. Debt securities that management intends to use as part of its asset/liability management and that may be sold prior to maturity in response to changes in interest rates, resultant prepayment risks and other factors, are classified as available-for-sale. Management considers the current liquidity position to be adequate to meet depositor and borrower needs.

     Since banks must assume interest rate risks as part of their normal operations, Liberty Bank actively manages its interest rate sensitivity as well as liquidity positions. Both interest rate sensitivity and liquidity are affected by maturing assets and sources of funds; however management must also consider those assets and liabilities with interest rates which are subject to change prior to maturity. There are more rate sensitive liabilities repricing in the twelve month period following March 31, 1994 than rate sensitive assets. This gap (the difference between repricing liabilities and assets) is minimized to the extent possible so that regardless of the direction of interest rate changes, the net interest margin will not be greatly affected. Falling interest rates are likely to increase net interest income in a negative gap position and rising rates would likely decrease net interest income. The following table illustrates the interest rate sensitivity gap at March 31, 1994.

Interest Rate Sensitivity
  Analysis                      Less than    One to        Five to
March 31,1994                   one year     five years    ten years   Total
- -------------                   ---------    ----------    ---------   -----
(in thousands)
RATE SENSITIVE ASSETS

Debt securities                   $18,827         5,052      $37,866    $61,745
Loans                              39,318        24,601        9,258     73,177
                                   ------      --------     --------    -------
                                   58,145        29,653       47,124    134,922

RATE SENSITIVE LIABILITIES

Demand and saving deposits[1]      28,836        14,203            0     43,039
Time deposits                      56,971         5,846           84     62,901
Federal funds purchased             3,000             0            0      3,000

Advances from FHLB                    780         1,494        4,735      7,009
                                   ------      --------     --------    -------
                                   89,587        21,543        4,819    115,949

Period Gap                       $(31,442)     $  8,110     $ 42,305   $ 18,973
                                 ---------     --------     --------   --------
                                 ---------     --------     --------   --------

- -------------------------
[1]The distribution of demand and saving deposits is based upon management's estimate and differs from contractual terms.

ADDITIONAL FINANCIAL INFORMATION

Tables I - IX on the following pages set forth additional information about Libsab.


Table I - Average Balance Sheets
 and Net Interest Income Analysis         Average Balance   Average Rate        Interest      Increase (Decrease)(1)
Year ended December 31,                     1993     1992    1993    1992     1993    1992    Total    Rate  Volume
___________________________________________________________________________________________________________________
(dollars in thousands)
Interest-Earning Assets
Federal funds sold                        $1,250   $1,508    3.28%   3.51%     $41     $53     ($12)    ($3)    ($9)
Debt securities
  Taxable                                 53,211   56,196    6.67    8.00    3,547   4,497     (950)   (711)   (239)
  Nontaxable                               8,026    6,071    8.86    9.90      711     601      110     (84)    194
Loans                                     65,700   55,820    8.57    9.47    5,629   5,286      343    (593)    936
                                         -------  -------                   ------  ------    -----
                                         128,187  119,595    7.74    8.73    9,928  10,437     (509) (1,259)    750
Noninterest-Earning Assets                                                  ------  ------    -----
Cash and due from banks                    5,198    4,686
Allowance for loan losses                   (706)    (542)
Other assets                               4,133    4,128
                                         -------  -------
                                        $136,812 $127,867
                                         =======  =======

Interest-Bearing Liabilities
Transaction accounts                     $22,646  $20,101    2.77    3.30      627     663      (36)   (120)     84
Saving deposits                           13,059   10,433    3.00    3.60      392     376       16     (79)     95
Time deposits                             69,114   72,944    4.40    5.57    3,044   4,063   (1,019)   (806)   (213)
Other                                      5,771    1,527    6.57    5.57      379      85      294      58     236
                                         -------  -------                   ------  ------    -----
                                         110,590  105,005    4.02    4.94    4,442   5,187     (745) (1,021)    276
Noninterest-Bearing Liabilities                              ----    ----   ------  ------    -----   -----   -----
Demand deposits                           11,295    9,425
Other liabilities                          1,653    1,540

Stockholders' Equity                      13,274   11,897
                                         -------  -------
                                        $136,812 $127,867
                                         =======  =======
Net Interest Income                                          3.73%   3.79%   5,486   5,250      236   ($238)   $474
Tax Equivalent Basis Adjustment                              ====    ====     (249)   (202)     (47)  =====   =====
                                                                            ------  ------    -----
Net Interest Income                                                         $5,237  $5,048     $189
                                                                            ======  ======    =====
Net Interest Income (TE) as a Percent
 of Interest-Earning Assets                                  4.28%   4.39%
                                                             ====    ====

(1) Changes in interest income and expense due to both rate and volume are included in rate variances.
(2) Nonperforming loans are included in average loans and income from loans on nonaccrual status is included in loan interest income on a cash basis.
(3) Tax equivalent net interest income is based on a Federal income tax rate of 34%.


Table II - Book Value of Debt
 Securities Portfolios
December 31,                                1993     1992
__________________________________________________________
(in thousands)

Securities available-for-sale
  U.S. Treasury securities                $1,227   $3,627
  Mortgage-backed securities              48,433   48,690
  Other debt securities                    2,492    2,359
                                          ------   ------
                                         $52,152  $54,676
                                          ======   ======
Investment securities
  State and political subdivisions        $8,922   $6,760
                                          ======   ======


Table III - Maturity Distribution of                      Weighted
 Debt Securities Portfolios             Amortized    Fair Average
December 31, 1993                           Cost    Value   Yield
___________________________________________________________________
(in thousands)

Available-for-Sale Securities
  U.S. Treasury securities
    1 year or less                          $705     $718    6.26%
    Over 1 through 5 years                   510      511    4.04

  Mortage-backed securities
    Estimated average life of 3.10 years  47,559   48,433    6.02

  Other debt securities
    Over 1 through 5 years                 1,412    1,445    5.45
    Over 5 through 10 years                1,021    1,045    6.40
                                          ------   ------
                                         $51,207  $52,152    6.00%
                                          ======   ======    ====
Investment securities
  State and political subdivisions
    1 year or less                           $80      $81    6.00%
    Over 1 through 5 years                 2,118    2,196    5.24
    Over 5 through 10 years                3,700    3,892    5.29
    Over 10 years                          3,024    3,282    6.29
                                          ------   ------
                                          $8,922   $9,451    6.10%
                                          ======   ======    ====



As of December 31, 1993, Libsab owned no securities issued by one issuer for which the book value exceeded ten percent of stockholders' equity.


Table IV - Types of Loans
December 31,                                1993     1992     1991     1990     1989
_____________________________________________________________________________________
(in thousands)

Commercial, financial and agricultural    $7,158   $5,620   $5,902   $4,638   $3,369
Real estate - construction                 1,368      760      574      708      566
Real estate - mortgage                    43,564   40,122   29,883   23,102   14,491
Installment loans                         17,653   15,926   17,443   19,483   18,355
Other                                         89      254      759      469    1,216
                                          ------   ------   ------   ------   ------
                                          69,832   62,682   54,561   48,400   37,997
Unearned income                           (2,020)  (1,980)  (1,924)  (2,233)  (1,763)
                                          ------   ------   ------   ------   ------
                                         $67,812  $60,702  $52,637  $46,167  $36,234
                                          ======   ======   ======   ======   ======


Table V - Nonperforming and
 Past Due Loans
December 31,                                1993     1992     1991     1990     1989
_____________________________________________________________________________________
(in thousands)

Nonaccrual loans                            $173       $0     $243      $86     $357
Accruing loans contractually
 past due 90 days or more                     20       12      206      213       22
Restructured loans                             0        0      195      195        0
                                             ---      ---      ---      ---      ---
                                            $193      $12     $644     $494     $379
                                             ===      ===      ===      ===      ===


Table VI - Interest Income on Non-
 accrual and Restructured Loans
Year ended December 31,                     1993     1992     1991     1990     1989
_____________________________________________________________________________________
(in thousands)

Contractual interest                        ($19)    ($19)    ($39)    ($19)    ($27)
Interest recognized                            0       48       11      111        0

The accrual of interest income is generally reviewed for discontinuance when a loan becomes 90 days past due as to principal or interest. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest and the loan is in the process of collection.

As of December 31, 1993, there was no concentration of loans exceeding 10% of total loans which are not otherwise disclosed in Table IV. There were no amounts loaned in excess of 10% of total loans to a multiple of borrowers engaged in similar activities which would cause them to be similarly impacted by economic or other conditions. Most loans are orginated in Libsab's immediate market area.

Libsab had no foreign loans outstanding at anytime during the last three years.


Table VII - Analysis of Allowance
 for Loan Losses
Year ended December 31,                     1993     1992    1991    1990     1989
__________________________________________________________________________________
(in thousands)

Balance at beginning of year                $591     $454    $462    $376     $336
Provision charged to expense                 312      220       0     178       30
Loan charge-offs
  Commercial, financial and agricultural       0      (54)      0      (1)       0
  Real estate                                (20)     (25)    (16)    (48)      (1)
  Installment loans                           (4)     (12)    (10)    (45)     (14)
                                             ---      ---     ---     ---      ---
                                             (24)     (91)    (26)    (94)     (15)
Loan charge-off recoveries
  Commercial, financial and agricultural       1        0       1       1        0
  Real estate                                 14        0       0       1        8
  Installment loans                            3        8      17       0       17
                                             ---      ---     ---     ---      ---
                                              18        8      18       2       25
                                             ---      ---     ---     ---      ---
Net loan charge-offs                          (6)     (83)     (8)    (92)      10
                                             ---      ---     ---     ---      ---
Balance at end of year                      $897     $591    $454    $462     $376
                                             ===      ===     ===     ===      ===

Allocation of Allowance for Loan Losses
  Commercial, financial and agricultural    $143     $112    $103     $81      $51
  Real estate                                381      151      79      79       77
  Installment loans                          373      328     272     302      249
                                             ---      ---     ---     ---      ---
                                            $897     $591    $454    $462     $376
                                             ===      ===     ===     ===      ===


Table VIII - Maturity of Time
 Deposits of $100,000 or More
December 31, 1993
__________________________________________________________________
(in thousands)

Maturing 3 months or less                                    $625
Maturing over 3 months through 6 months                     1,838
Maturing over 6 months through 12 months                    1,003
Maturing over 12 months                                       624
                                                            -----
                                                           $4,090
                                                            =====

Libsab had no foreign deposits during the last three years.


Table IX - Ratios
Year ended December 31,                     1993     1992    1991
___________________________________________________________________

Return on average assets                    1.15%    1.29%   0.93%
Return on average equity                   11.84    13.81   10.15
Dividend payout                            32.59    28.56   38.46
Average equity to average assets            9.70     9.30    9.13


For 1993, the amount of FHLB advances outstanding at the end of the year was $6.8 million, the maximum amount outstanding during the year was $6.9 million, the average amount outstanding was $5.9 million and the approximate weighted interest rate thereon was 6.32%. For 1992, the amount of FHLB advances outstanding at the end of the year and the maximum outstanding during the year was $3.8 million, the average amount outstanding was $0.9 million and the approximate weighted interest rate thereon was 6.57%.

                              MANAGEMENT OF LIBSAB

DIRECTORS AND EXECUTIVE OFFICERS

The following table contains certain information as of Record Date, with respect to Libsab directors, one of whom also serves as President. The current directors of Libsab comprise the current directors of Liberty Bank. Each director holds office for a term of three years and until his or her successor is elected and qualified. Executive officers serve at the discretion of the Libsab Board. Following the Merger, Peoples First, as Libsab's sole shareholder, will have the right to elect the Libsab Board. It is contemplated that the current directors and officers of Liberty Bank will continue as directors and officers following the Effective Time of the Merger. None of Libsab's directors and executive officers is expected to beneficially own 1% or more of the shares of Peoples First Common Stock outstanding after the Merger. Each of directors listed below has been engaged in the occupation listed below his name for at least the last five years.

                                                     Libsab Common Stock
                                                     -------------------

                                            Amount and Nature
                                            of Beneficial           Percent
                                            Ownership(1)            of Class
                                            -----------------       --------
Name and Principal
Occupation or Employment
- ------------------------
Cecil Anderson                                     500(2)                *
Retired Merchant/Farmer

John L. Anderson                                   100(3)                *
Partner in Anderson's,
a retail clothing store

C. A. Byrn, Jr.                                    280                   *
Retired

Will Ed Clark                                        8                   *
Manager, Western Dark
Tobacco Association

Howard T. Cochran                                   25(4)                *
President, Howard D. Happy Co.,
a retail office supply and
computer store

Everett G. Falder                                  200(5)                *
Manager, Falder's Inc.,
a retail farm supply store

James T. Holloway                                3,700(6)             4.3%
Consultant, Peoples Security Finance

Richard N. Maddox, Jr.                           2,350                2.8%
Retired


                                      -52-


Boyd Neely, Jr.                                    103                   *
Attorney, Private Practice

Sam Boyd Neely, Sr.                              1,190                1.4%
Attorney, Private Practice

Nathan Sholar                                      100(7)                *
President and Owner,
World Tower Co., Inc., a
firm engaged in the manufacture
and installation of radio
transmission towers

C. Steve Story                                     155(8)                *
President and Chief Executive Officer
Libsab Bancorp, Inc., and
Liberty Bank and Trust Co.

Jack Vincent                                     4,002(9)             4.7%
Retired

Gay P. Youngblood                                1,478(10)            1.7%
Chairman, Youngblood Bros. Inc.,
a retail hardware store

_______________
*  Less than 1%


(1) For purposes of this Prospectus-Proxy Statement, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of any shares of Libsab Common Stock if he or she has or shares voting or investment power with respect to those shares, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares.

(2)  Includes 450 shares held jointly by Mr. Anderson and his wife.

(3)  These shares are held in an IRA custodial account at Liberty Bank.

(4)  Includes 12 shares owned by Mr. Cochran's wife.

(5)  Includes 192 shares held by Mr. Falder and his wife.

(6)  Includes 3,750 shares held jointly by Mr. Holloway and his wife.

(7)  Includes 90 shares held jointly by Mr. Sholar and his wife.

                                     -53-


(8)  Includes 145 shares held jointly by Mr. Story and his wife.

(9)  Includes 50 shares held by Mr. Vincent as Trustee for Edith A. Vincent.

(10) Includes 1,278 shares held jointly by Mr. Youngblood and his wife.




DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

     James T. Holloway and C. Steve Story will become directors of Peoples First after the Merger. See "Merger -- Interests of Certain Persons in the Merger
- -- Peoples First Directorships." James T. Holloway received directors fees in the amount of $4,350, $3,750 and $4,100 in the years 1993, 1992 and 1991, respectively. The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the President and Chief Executive Officer of Libsab for services rendered in all capacities to Libsab and Liberty Bank.


                           Summary Compensation Table

                                      Annual Compensation
                                 ----------------------------

                                                                 Other Annual
 Name and Principal Position       Year     Salary     Bonus     Compensation(1)
 ---------------------------      ------   -------    -------    ------------
C. Steve Story                     1993    $72,000    $ 7,200     $ 5,982
President and Chief Executive      1992    $66,000    $ 6,600     $ 5,363
Officer                            1991    $64,000    $   500     $ 1,492

_______________________


(1) Other Annual Compensation includes directors fees paid to Mr. Story in the amounts of $4,200 and $3,600 in 1993 and 1992, respectively.

     The Liberty Bank and Trust Pension Retirement Plan (the "Plan"), of which
C. Steve Story is a vested participant, is a noncontributory program for all officers and employees with at least six months prior service. Under the terms of the Plan the same formula in determining retirements benefits is used for all employees and officers and the benefits are computed on the straight-life annuity basis. There is no deduction for Social Security or other offset amounts.

     The following table sets forth the estimated annual benefits payable to Mr. Story upon retirement at age 65 based on the specified compensation:


                               Pension Plan Table

                                                Years of Service

   Remuneration                             10          20           30
   ------------                             --          --           --
$   80,000 . . . . . . . . . . . . . .  $  9,132    $ 18,264    $  27,396
   100,000 . . . . . . . . . . . . . .    11,532      23,064       34,596
   120,000 . . . . . . . . . . . . . .    13,932      27,864       41,796
   140,000 . . . . . . . . . . . . . .    16,332      32,664       48,996
   160,000 . . . . . . . . . . . . . .    18,732      37,464       56,196
   180,000 . . . . . . . . . . . . . .    21,132      42,264       63,396
   200,000 . . . . . . . . . . . . . .    23,532      47,064       70,596

Mr. Story has been credited with nine years of service under the Plan. The compensation covered by the Plan is not reflected in the Summary Compensation Table.

                        PRINCIPAL SHAREHOLDERS OF LIBSAB

     Except as otherwise indicated, as of the Record Date, no person or group was known by Libsab to be the beneficial owner of more than five percent of Libsab Common Stock:

                                 Amount and Nature of           Percent
Name                             Beneficial Ownership(1)(2)     of Class
- ----                             --------------------------     --------
All directors and executive         14,191                      16.6%(3)
  officers as a group
 (14 persons)

__________

(1) For purposes of this Proxy Statement, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of any shares of the Common Stock if he or she has or shares voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock.

(2) Information with respect to beneficial ownership has been obtained from Libsab's shareholder records and from information provided by the above-listed shareholders.

(3) After the Merger, it is expected that the group would beneficially own 2.2% of the outstanding Peoples First Common Stock.

     The Libsab Board believes that substantially all of the shares owned by the above-listed group will be voted in favor of the Merger. This belief is based on information furnished by the individual directors.

     Peoples First may be deemed to beneficially own 21,334 authorized but unissued shares of Libsab Common Stock for which it was granted an option to purchase on February 24, 1994. If Peoples First is deemed to be the beneficial owner of these shares, it would beneficially own approximately 19.99% of the outstanding Libsab Common Stock following exercise of the Option. See "Merger -
- - Option Agreement."

                                  LEGAL MATTERS

     Brown, Todd & Heyburn, 3200 Providian Center, Louisville, Kentucky 40202-3363, will pass upon the legality of the shares of Peoples First Common Stock offered hereby.

                                     EXPERTS

     The financial statements of Libsab as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, included in this Registration Statement, have been included in the Registration Statement in reliance upon the report of Cornman, Bryan & Watts, PSC, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. A representative of Cornman, Bryan & Watts, PSC is expected to be present at the Special Meeting to respond to shareholders' questions and will have the opportunity to make a statement if he so desires.

     The consolidated financial statements and supplemental consolidated financial statements of Peoples First as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993 incorporated by reference in the Registration Statement have been incorporated in the Registration Statement in reliance upon the reports of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Representatives of KPMG Peat Marwick are expected to be present at the Special Meeting.

                                 OTHER BUSINESS


     Libsab and Peoples First will each bear its own expenses of preparing this Prospectus-Proxy Statement. All expenses of printing and mailing the Prospectus-Proxy Statement and all other proxy solicitation material will be borne equally by Libsab and Peoples First. In addition to the use of the mails, proxy forms may be solicited by personal interview, telephone, facsimile, and telegraph by directors, officers and employees of Libsab, none of whom will receive additional compensation for such services.


     As of the date of this Prospectus-Proxy Statement, the Libsab Board knows of no matters that will be presented for consideration at the Special Meeting, other than the matters set forth in the Notice of Special Meeting of Shareholders attached to this Prospectus-Proxy Statement. However, if any other matters shall properly come before the Special Meeting or any adjournments thereof and are voted upon, the enclosed proxy form will be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by proxy form as to any such matters.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                    OF LIBSAB BANCORP, INC. AND SUBSIDIARY


AUDITED FINANCIAL STATEMENTS                                            PAGE NO.
                                                                        --------
Independent Auditors' Report                                                 F-1

Consolidated Balance Sheets as of
  December 31, 1993 and 1992                                                 F-2

Consolidated Statements of Income
  For Years Ended December 31, 1993,
  1992, and 1991                                                             F-3

Consolidated Statements of Stockholders' Equity
  For Years Ended December 31, 1993,
  1992, and 1991                                                             F-4

Consolidated Statements of Cash Flows
  For Years Ended December 31, 1993,
  1992, and 1991                                                             F-5

Notes to Consolidated Financial Statements                                   F-7

UNAUDITED INTERIM FINANCIAL STATEMENTS

Consolidated Balance Sheets as of March 31, 1994
  and March 31, 1993                                                        F-22

Consolidated Statements of Income for the Three
  Months ended March 31, 1994 and 1993                                      F-23

Consolidated Statements of Cash Flows for the
  Three Months ended March 31, 1994 and 1993                                F-24

Notes to Condensed Consolidated Financial Statements                        F-25

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Libsab Bancorp, Inc.
Mayfield, Kentucky


We have audited the accompanying consolidated balance sheets of Libsab Bancorp, Inc. and subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993. These consolidated financial statements are the responsibility of the corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Libsab Bancorp, Inc. and subsidiary as of December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, in 1993 the corporation adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes" and No. 115, "Accounting for Certain Investments in Debt and Equity Securities".


                                                     /s/ CORNMAN, BRYAN & WATTS


Mayfield, Kentucky
February 10, 1994, except for Notes 15 and 16 as to which the date is June 8, 1994.

                              LIBSAB BANCORP, INC.

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1993 and 1992


ASSETS                                                             1993           1992
                                                               ------------   ------------
Cash and due from banks (Note 2)                               $  7,936,084   $  6,595,582
Federal funds sold                                                1,000,000      1,775,000
Securities available-for-sale (Note 3)                           52,152,160     54,675,724
Investment securities (Note 3)                                    8,922,300      6,760,401
Loans, net (Note 4)                                              66,915,255     60,111,298
Bank premises and equipment, net (Note 5)                         2,698,680      2,450,423
Federal Home Loan Bank stock, at cost (Note 10)                     763,900       704,400
Accrued interest receivable                                       1,053,322      1,065,302
Prepaid expenses and other assets                                   101,615         96,456
Income tax refund receivable                                         66,302              -
                                                               ------------   ------------
                                                               $141,609,618   $134,234,586
                                                               ------------   ------------
                                                               ------------   ------------

  LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Deposits:
    Demand                                                     $ 13,221,674   $ 10,336,516
    NOW and money market accounts                                29,052,667     29,300,055
    Savings                                                      13,924,915     11,480,179
    Time, $100,000 and over                                       4,090,242      4,498,255
    Other time                                                   59,073,292     61,236,550
                                                               ------------   ------------
                                                                119,362,790    116,851,555
  Securities sold under repurchase agreements (Note 8)              197,299         71,767
  Note payable (Note 9)                                                   -         40,000
  Advances from Federal Home Loan Bank (Note 10)                  6,807,501      3,776,881
  Accrued interest and other liabilities                            859,249      1,005,784
  Deferred income taxes (Note 6)                                    485,374        293,614
                                                               ------------   ------------
        Total liabilities                                       127,712,213    122,039,601
                                                               ------------   ------------
                                                               ------------   ------------

COMMITMENTS AND CONTINGENCIES (Note 13)

STOCKHOLDERS' EQUITY
  Common stock, no par value, $10 stated value; authorized
    200,000 shares; issued 100,000 shares                         1,000,000      1,000,000
  Surplus                                                         3,000,000      3,000,000
  Retained earnings (Note 11)                                    10,527,417      9,468,265
  Minimum pension liability adjustment, net of deferred
    income taxes (Note 7)                                                 -        (20,155)
  Unrealized appreciation of securities available-for-sale,
    net of deferred income taxes (Note 3)                           623,563              -
                                                               ------------   ------------
                                                                 15,150,980     13,448,110
  Less cost of shares reacquired for the treasury 14,663 in
    1993; 14,660 in 1992                                          1,253,575      1,253,125
                                                               ------------   ------------
        Total stockholders' equity                               13,897,405     12,194,985
                                                               ------------   ------------

                                                               $141,609,618   $134,234,586
                                                               ------------   ------------
                                                               ------------   ------------


See Notes to Consolidated Financial Statements.


                                                        LIBSAB BANCORP, INC.

                                                  CONSOLIDATED STATEMENTS OF INCOME
                                            Years Ended December 31, 1993, 1992 and 1991

                                                                   1993           1992           1991
                                                               ------------   ------------   ------------
Interest income:
  Interest and fees on loans                                   $  5,629,233   $  5,285,981   $  5,121,602
  Interest on federal funds sold                                     40,685         53,292        173,715
  Taxable interest on securities                                  3,547,481      4,493,677      5,085,615
  Nontaxable interest on securities                                 461,568        399,935        371,132
  Interest on deposits in banks and other                                 -          3,402         49,796
                                                               ------------   ------------   ------------
                                                                  9,678,967     10,236,287     10,801,860
                                                               ------------   ------------   ------------

Interest expense:
  Interest on deposits                                            3,844,742      4,804,624      6,066,242
  Interest on time deposits, $100,000 and over                      217,650        293,836        358,899
  Interest on securities sold under repurchase
    agreements                                                        5,284         27,383         15,317
  Interest on FHLB advances                                         372,865         57,666              -
  Interest on note payable                                            1,137          4,227          5,215
                                                               ------------   ------------   ------------
                                                                  4,441,678      5,187,736      6,445,673
                                                               ------------   ------------   ------------

        Net interest income                                       5,237,289      5,048,551      4,356,187

Provision for loan losses (Note 4)                                  311,500        220,000              -
                                                               ------------   ------------   ------------
        Net interest income after provision for
          loan losses                                             4,925,789      4,828,551      4,356,187
                                                               ------------   ------------   ------------
Other income:
  Service fees and other (Notes 13 and 14)                          484,111        378,567        313,818
  Securities gains (Note 3)                                         190,065        399,471        358,396
                                                               ------------   ------------   ------------
                                                                    674,176        778,038        672,214
                                                               ------------   ------------   ------------
Other expenses:
   Salaries and wages                                             1,491,939      1,389,168      1,217,279
  Pension and other employee benefits (Note 7)                      399,915        334,087        277,049
  Occupancy expenses (Note 13)                                      279,296        263,990        263,248
  Other operating expenses (Note 14)                              1,373,787      1,329,028      1,781,002
                                                               ------------   ------------   ------------
                                                                  3,544,937      3,316,273      3,538,578
                                                               ------------   ------------   ------------
        Income before income taxes and cumulative
          effect adjustment                                       2,055,028      2,290,316      1,489,823

Income tax expense (Note 6)                                         534,793        646,717        376,860
                                                               ------------   ------------   ------------
        Net income before cumulative effect
          adjustment                                              1,520,235      1,643,599      1,112,963
Cumulative effect on prior years of accounting
    change (Note 6)                                                  50,947              -              -
                                                               ------------   ------------   ------------

        Net income                                             $  1,571,182   $  1,643,599   $  1,112,963
                                                               ------------   ------------   ------------
                                                               ------------   ------------   ------------
Earnings per share of common stock:
  Before cumulative effect adjustment                          $      17.81   $      19.26   $      13.32
  Cumulative effect adjustment of accounting change                     .60              -              -
                                                               ------------   ------------   ------------
  Net income                                                   $      18.41   $      19.26   $      13.32
                                                               ------------   ------------   ------------
                                                               ------------   ------------   ------------


See Notes to Consolidated Financial Statements.

                 LIBSAB BANCORP, INC.

  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
   Years Ended December 31, 1993, 1992 and 1991


                                                                               Minimum
                                                                               Pension     Unrealized
                                     Common                     Retained      Liability    Securities     Treasury
                                      Stock        Surplus      Earnings     Adjustment   Appreciation      Stock         Total
                                  ------------  ------------  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1990, as
previously reported                $1,000,000    $3,000,000   $ 7,658,215       $     -       $     -   $(1,069,930)  $10,588,285

Prior period adjustment (Note 15)           -             -       (49,118)            -             -             -       (49,118)
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------

Balance at December 31, 1990
as restated                         1,000,000     3,000,000     7,609,097             -             -    (1,069,930)   10,539,167


Net income, as restated (Note 15)           -             -     1,112,963             -             -             -     1,112,963

Purchase of treasury stock, 1593
shares at $115 per share                    -             -             -             -             -      (183,195)     (183,195)

Cash dividends paid, $5.00 per
share                                       -             -      (428,024)            -             -             -      (428,024)
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------

Balance at December 31, 1991        1,000,000     3,000,000     8,294,036             -             -    (1,253,125)   11,040,911


Net income, as restated (Note 15)           -             -     1,643,599             -             -             -     1,643,599

Cash dividends paid, $5.50 per share        -             -      (469,370)            -             -             -      (469,370)

Adjustment for excess minimum
pension liability                           -             -             -       (20,155)            -             -       (20,155)
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------

Balance at December 31, 1992        1,000,000     3,000,000     9,468,265       (20,155)            -    (1,253,125)   12,194,985


Net income, as restated (Note 15)           -             -     1,571,182             -             -             -     1,571,182

Purchase of treasury stock, 3
shares at $150 per share                    -             -             -             -             -          (450)         (450)

Cash dividends paid, $6.00 per share        -             -      (512,030)            -             -             -      (512,030)

Adjustment for excess minimum
pension liability                           -             -             -        20,155             -             -        20,155

Adjustment of securities
available-for-sale to fair value            -             -             -             -       623,563             -       623,563
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------

Balance at December 31, 1993       $1,000,000    $3,000,000   $10,527,417       $     -  $    623,563   $(1,253,575)  $13,897,405
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------


See Notes to Consolidated Financial Statements.

                                              LIBSAB BANCORP, INC.

                                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  Years Ended December 31, 1993, 1992 and 1991


                                                               1993           1992           1991
                                                           -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                               $ 1,571,182    $ 1,643,599    $ 1,112,963
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation and amortization                              195,911        172,074        173,214
      Provision for loan losses                                311,500        220,000              -
    Net securities premium amortization, (discount
      accretion)                                               443,002        144,829       (125,902)
    Deferred income tax (credits)                             (139,852)       (70,433)       (19,148)
    Securities (gains)                                        (190,065)      (399,471)      (385,421)
    Loss on sale of other real estate                                -              -         12,155
     Interest accrued on securities sold under
      repurchase agreements                                      5,284         27,383         15,317
    Stock dividends from FHLB                                  (32,900)       (13,100)             -
    Other non-cash charges (credits), net                          173           (123)         5,612
    (Increase) decrease in accrued interest receivable          11,980        160,329        (20,152)
    (Increase) decrease in prepaid expenses                    (11,104)       (18,387)        (5,658)
    (Increase) decrease in income tax refund receivable        (66,302)             -              -
    Increase (decrease) in accrued interest and
      other liabilities                                       (110,052)      (218,609)      (370,631)
                                                           -----------    -----------    -----------

    Net cash provided by operating activities                1,988,757      1,648,091        392,349
                                                           -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of securities available-for-sale       19,360,634     21,552,586     23,789,965
  Proceeds from maturities of securities available-
    for-sale                                                   450,000      1,000,000      5,370,000
  Proceeds from sale of investment securities                        -              -        415,090
  Proceeds from maturities of investment securities            845,194      1,552,570        360,000
  Principal collected on mortgage-backed securities
    available-for-sale                                      12,917,642     13,010,624      7,475,030
  Purchase of securities available-for-sale                (29,504,324)   (32,723,676)   (35,808,400)
  Purchase of investment securities                         (3,015,626)    (2,476,168)    (3,480,291)
  Proceeds from sale of other real estate                            -              -         76,023
  Net decrease in deposits in other banks                            -        649,899        343,601
  Purchase of Federal Home Loan Bank stock                     (26,600)      (691,300)             -
  Loans made to customers, net of principal payments
    received                                                (7,115,457)    (8,148,538)    (6,565,761)
  Purchases of bank premises and equipment                    (444,341)      (219,754)      (103,671)
                                                           -----------    -----------    -----------

    Net cash (used in) investing activities                 (6,532,878)    (6,493,757)    (8,128,414)
                                                           -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits                                   2,511,235      6,605,816      4,739,598
  Dividends paid                                              (512,030)      (469,370)      (428,024)
  Purchase of treasury stock                                      (450)             -       (183,195)


                                                                    (Continued)

                                           LIBSAB BANCORP, INC.

                                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                               Years Ended December 31, 1993, 1992 and 1991


                                                               1993           1992           1991
                                                           -----------    -----------    -----------
  Net increase (decrease) in securities sold under
    repurchase agreements                                      120,248     (1,460,933)     1,490,000
  Net borrowings (payments) on line of credit                  (40,000)       (41,000)        81,000
  Advances from Federal Home Loan Bank                       3,492,686      3,803,579              -
  Repayment of advances from Federal Home Loan Bank           (462,066)       (26,698)             -
                                                           -----------    -----------    -----------

    Net cash provided by financing activities                5,109,623      8,411,394      5,699,379
                                                           -----------    -----------    -----------

    Net increase (decrease) in cash and cash
      equivalents                                              565,502      3,565,728     (2,036,686)

Cash and due from banks and federal funds sold:
  Beginning                                                  8,370,582      4,804,854      6,841,540
                                                           -----------    -----------    -----------

  Ending                                                   $ 8,936,084    $ 8,370,582   $  4,804,854
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for:
  Interest paid to depositors                              $ 4,152,054    $ 5,383,316   $  6,547,833
  Interest paid on securities sold under repurchase
    agreements                                                   5,284         27,383              -
  Interest paid on note payable                                374,002         61,893          5,215
                                                           -----------    -----------    -----------
                                                           $ 4,531,340    $ 5,472,592   $  6,553,048
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------

  Income taxes                                             $   703,150    $   587,008   $    795,452
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
  AND FINANCING ACTIVITIES
Other real estate acquired in settlement of loans          $         -    $         -   $     88,178
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------


See Notes to Consolidated Financial Statements.

                              LIBSAB BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1.   Significant Accounting Policies

          Principles of consolidation:

               The consolidated financial statements include the accounts of Libsab Bancorp, Inc. (the Corporation) and its wholly owned subsidiary, Liberty Bank and Trust (the Bank). All significant intercompany accounts and transactions have been eliminated.

          Presentation of cash flows:

               For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, amounts due from banks (including cash items in process of clearing) and federal funds sold. Cash flows from loans originated by the Bank, deposits, and securities sold under repurchase agreements are reported net.

          Trust assets:

               Assets of the trust department, other than trust cash on deposit at the Bank, are not included in these financial statements because they are not assets of the Bank.

          Securities Available-for-Sale and Investment Securities:

               The Bank adopted Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115), as of the end of 1993. This statement establishes standards of financial accounting and reporting for all investments in debt securities. The statement requires that securities be classified into one of three categories; trading, available-for-sale or investment.

               Trading securities are bought and held principally with the intention of selling them in the near term in an anticipation of market gains. The Bank has no trading securities as of December 31, 1993 and 1992.

               Securities classified as available-for-sale are those securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available-for-sale are stated at fair value for the year ended December 31, 1993 and at the lower of amortized cost or market for the year ended December 31, 1992. Subsequent to the adoption of SFAS 115, unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the adjusted cost of specific securities sold, are included in earnings. Mortgage-backed securities represent a significant portion of the securities available-for-sale portfolio. Amortization of premiums and accretion of discounts on mortgage-backed securities are analyzed in relation to the corresponding prepayment rates, both historical and estimated, using a method which approximates the level-yield method.


                                                                     (Continued)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


               Securities classified as investment are those securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premiums and accretion of discounts, computed by the level-yield method over their contractual lives. Gain or loss is recorded when realized on a specific identification basis or when, in the opinion of management, an unrealized loss is other than temporary in nature.

          Loans and allowance for loan losses:

               Loans are stated at the amount of unpaid principal, reduced by unearned discount and fees and an allowance for possible loan losses.

               The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The Bank makes continuous credit reviews of the loan portfolio and considers current economic conditions, historical loss experience, review of specific problem loans and other factors in determining the adequacy of the allowance balance.

               Unearned interest on discounted loans is amortized to income over the life of the loans, using a method that approximates the interest method. For all other loans, interest is accrued daily on the outstanding balances. Accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful.

               Loan origination and commitment fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loan's yield. The Bank is generally amortizing these amounts over the contractual life of the loans.

               During May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114), which is effective for fiscal years beginning after December 15, 1994. SFAS 114 requires that impaired loans be measured at the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The Bank is currently evaluating when and how it will adopt SFAS 114, as well as the possible financial impact to the Bank.

          Bank premises and equipment:

               Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the following estimated useful lives:


                                                                      Years
                                                                      -----
                 Buildings and improvements                           10-40
                 Furniture and equipment                               3-12
                 Safe deposit boxes, night depository and vaults      19-50


                                                                     (Continued)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


          Income taxes:

               The Corporation and its subsidiary file a consolidated federal income tax return. The provision for income taxes relates to all items of revenue and expenses recognized for financial accounting purposes during each of the years. The actual current tax liability may be more or less than the charge against earnings due to the effect of temporary differences between financial and tax accounting resulting in deferred income taxes, and due to the effect of certain items of revenue that are not taxable.

               Effective January 1, 1993 the Bank adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
               109), which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted laws and rates that apply to periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

               The deferred method of accounting for income taxes under APB Opinion 11, which applied in 1992, 1991 and prior years, requires the recognition of deferred income taxes for income and expense items that are reported in different years for financial reporting purposes and for income tax purposes using the tax rate applicable for the year of the calculation. Under this method, deferred taxes are not adjusted for subsequent changes in tax rates.

               The significant components of deferred tax assets and liabilities are principally related to provisions for loan losses, depreciation, capitalized interest, deferred compensation and accrued pension cost.

          Earnings per share:

               Earnings per share are calculated on the basis of the weighted average number of shares outstanding (85,339 in 1993, 85,340 in 1992 and 83,580 in 1991).

          Reclassification:

               Certain items in the 1992 and 1991 financial statements have been reclassified to conform with the classifications adopted for 1993.


Note 2.   Cash and Due From Banks

          Included in cash and due from banks are certain non-interest bearing deposits that are held at the Federal Reserve or maintained in vault cash in accordance with average balance requirements specified by the Federal Reserve Board. The average balance requirements as of December 31, 1993 and 1992 were $860,000 and $750,000 respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 3.   Securities Available-for-Sale and Investment Securities

          Carrying amounts and approximate market values of securities available-for-sale as of December 31, 1993 and 1992 are summarized as follows:


                                                   December 31, 1993
                                ---------------------------------------------------------
                                                   Gross          Gross
                                  Amortized     Unrealized     Unrealized     Approximate
                                    Cost           Gains        (Losses)     Market Value
                                ------------   ------------   ------------   ------------
U.S. Treasury securities        $  1,214,911   $     13,051   $     (1,462)  $  1,226,500
Mortgage-backed securities        47,559,445      1,003,624       (129,724)    48,433,345
Other debt securities              2,433,012         59,303              -      2,492,315
                                ------------   ------------   ------------   ------------


                                $ 51,207,368   $  1,075,978   $   (131,186)  $ 52,152,160
                                ------------   ------------   ------------   ------------
                                ------------   ------------   ------------   ------------



                                                   December 31, 1992
                                ---------------------------------------------------------
                                                   Gross          Gross
                                  Amortized     Unrealized     Unrealized     Approximate
                                    Cost           Gains        (Losses)     Market Value
                                ------------   ------------   ------------   ------------
U.S. Treasury securities        $  3,626,520   $     82,308   $     (2,363)  $  3,706,465
Mortgage-backed securities        48,690,263      1,235,987       (156,787)    49,769,463
Other debt securities              2,358,941         29,936         (6,047)     2,382,830
                                ------------   ------------   ------------   ------------

                                $ 54,675,724   $  1,348,231   $   (165,197)  $ 55,858,758
                                ------------   ------------   ------------   ------------
                                ------------   ------------   ------------   ------------


                 Carrying amounts and approximate market values of investment securities as of December 31, 1993 and 1992 are summarized as follows:


                                                   December 31, 1993
                                ---------------------------------------------------------
                                                   Gross          Gross
                                  Amortized     Unrealized     Unrealized     Approximate
                                    Cost           Gains        (Losses)     Market Value
                                ------------   ------------   ------------   ------------
Obligations of states and
  political subdivisions        $  8,922,300   $    541,801   $    (12,727)  $  9,451,374
                                ------------   ------------   ------------   ------------
                                ------------   ------------   ------------   ------------



                                                   December 31, 1992
                                ---------------------------------------------------------
                                                   Gross          Gross
                                  Amortized     Unrealized     Unrealized     Approximate
                                    Cost           Gains        (Losses)     Market Value
                                ------------   ------------   ------------   ------------
Obligations of states and
  political subdivisions        $  6,760,401   $    262,079   $     (1,287)  $  7,021,193
                                ------------   ------------   ------------   ------------


                                                                     (Continued)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


          The amortized cost and approximate market value of securities available-for-sale and investment securities as of December 31, 1993 by contractual maturity are shown below. Actual maturities may differ from contractual maturities because securities may be called or prepaid without penalties. Contractual maturities are not meaningful for mortgage-backed securities because they are particularly exposed to prepayments.


                                                December 31, 1993
                                           ---------------------------
                                              Amortized   Approximate
Securities Available-for-Sale                   Cost      Market Value
- -----------------------------              ------------   ------------
Due in one year or less                    $    705,371   $    718,062
Due after one year through five years         1,921,361      1,947,728
Due after five years through ten years        1,021,191      1,053,025
Due after ten years                                   -              -
                                           ------------   ------------
                                              3,647,923      3,718,815
Mortgage-backed securities                   47,559,445     48,433,345
                                           ------------   ------------

                                           $ 51,207,368   $ 52,152,160
                                           ------------   ------------
                                           ------------   ------------


                                                December 31, 1993
                                           ---------------------------
                                             Amortized    Approximate
Investment Securities                          Cost       Market Value
- ---------------------                      ------------   ------------
Due in one year or less                    $     80,092   $     80,905
Due after one year through five years         2,117,740      2,196,623
Due after five years through ten years        3,700,043      3,891,740
Due after ten years                           3,024,425      3,282,106
                                           ------------   ------------

                                           $  8,922,300   $  9,451,374
                                           ------------   ------------
                                           ------------   ------------


Gross realized gains and losses for the years ended December 31, 1993, 1992 and 1991 are as follows:


                                1993           1992           1991
                            ------------   ------------   ------------
Realized gains              $    211,479   $    447,946   $    364,567
Realized losses                  (21,414)       (48,475)        (6,171)

                            ------------   ------------   ------------
                            $    190,065   $    399,471   $    358,396
                            ------------   ------------   ------------
                            ------------   ------------   ------------


          Investment securities with a carrying amount of $5,255,390 and $5,091,702 at December 31, 1993 and 1992, respectively, were pledged as collateral on public deposits and for other purposes required or permitted by law.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 4.   Loans and Allowances for Loan Losses

          The composition of net loans is as follows:


                                                         December 31,
                                                ------------------------------
                                                    1993              1992
                                                ------------      ------------
Commercial and real estate                      $ 51,931,054      $ 46,112,730
Commercial and real estate, participations           160,192           388,988
Installment                                       16,852,626        15,126,389
Installment, participations                          800,000           800,000
Other                                                 88,777           254,323
                                                ------------      ------------
                                                  69,832,649        62,682,430
Unearned discounts and net deferred loan fees     (2,020,514)       (1,980,402)
Allowance for loan losses                           (896,880)         (590,730)
                                                ------------      ------------

                                                $ 66,915,255      $ 60,111,298
                                                ------------      ------------
                                                ------------      ------------


          Nonaccrual loans totaled $172,889 and $-0- at December 31, 1993 and 1992, respectively. These loans had the effect of reducing net income $19,205 for year 1993 and $19,025 for year 1992. Interest income on these loans, which is recorded only when received, amounted to $-0-and $47,829 for the years ended December 31, 1993 and 1992, respectively.

          Changes in the allowance for loan losses are as follows:


                                      Years Ended December 31,
                             -----------------------------------------
                                 1993           1992           1991
                             -----------    -----------   ------------
Balance, beginning           $   590,730    $   454,439   $    462,068
  Loans charged off              (23,477)       (91,293)       (25,812)
  Recoveries                      18,127          7,584         18,183
  Provisions charged
   to operating expenses         311,500        220,000              -
                             -----------    -----------   ------------

Balance, ending              $   896,880    $   590,730   $    454,439
                             -----------    -----------   ------------
                             -----------    -----------   ------------


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 5.   Bank Premises and Equipment

          Major classes of bank premises and equipment and the total accumulated depreciation are summarized as follows:


                                                    December 31,
                                           ---------------------------
                                                1993           1992
                                           ------------   ------------
Land                                       $    313,717   $    257,067
Buildings and improvements                    3,282,154      3,129,257
Furniture and equipment                       1,296,738      1,134,798
                                           ------------   ------------
                                              4,892,609      4,521,122
Accumulated depreciation                     (2,193,929)    (2,070,699)
                                           ------------   ------------

                                           $  2,698,680   $  2,450,423
                                           ------------   ------------
                                           ------------   ------------


          Capitalized interest of approximately $211,000 relating to the construction cost of the Plaza office building in 1981 is being amortized over the estimated useful life of the asset. Depreciation expense, including amortization of capitalized interest, aggregated $195,911 in 1993, $172,074 in 1992 and $173,214, in 1991.


Note 6.   Income Taxes

          The components of income tax expense are as follows:


                                                Years Ended December 31,
                                     -----------------------------------------
                                         1993           1992           1991
                                     -----------    -----------   ------------
Currently paid or payable - federal  $   623,698    $   717,150   $    396,008
Deferred (credits)                       (88,905)       (70,433)       (19,148)
                                     -----------    -----------   ------------

                                     $   534,793    $   646,717   $    376,860
                                     -----------    -----------   ------------
                                     -----------    -----------   ------------


          A reconciliation of the expected income tax expense computed at 34% in 1993, 1992 and 1991 to the income tax expense included in the statements of income is as follows:


                                               Years Ended December 31,
                                         1993           1992           1991
                                     -----------    -----------   ------------
Tax at statutory rate                $  698,710     $  778,707    $   506,540
Tax exempt interest                    (166,352)      (144,258)      (136,738)
Other                                     2,435         12,268          7,058
                                     -----------    -----------   ------------

                                     $  534,793     $  646,717    $   376,860
                                     -----------    -----------   ------------


                                                                     (Continued)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


          Deferred taxes result from temporary differences in the recognition of income and expense for tax and financial reporting purposes. The source of these differences and the tax effect of each were as follows:


                                               Years Ended December 31,
                                      -----------------------------------------
                                           1993          1992           1991
                                      -----------    -----------   ------------
Accrued pension cost                  $    (2,015)   $   (22,272)  $    (16,466)
Deferred compensation                       2,021          3,058          3,058
Accretion of discount on securities             -           (570)        (2,079)
Amortization of capitalized interest       (2,383)        (3,224)        (3,223)
Accelerated depreciation                   13,840          5,468             36
Provision for loan losses                (104,091)       (46,339)         2,594
Loan origination fees                       3,315         (7,106)        (3,620)
Other                                         408            552            552
                                      -----------    -----------   ------------

                                      $   (88,905)   $   (70,433)  $    (19,148)
                                      -----------    -----------   ------------
                                      -----------    -----------   ------------


          The effect of adopting SFAS No. 109 on 1993 income from continuing operations and net income was an increase of $5,300. The cumulative effect of the accounting change on years prior to January 1, 1993, of $50,947 is included in 1993 income.

          The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities are as follows:


                                                    Decmber 31,
                                           ---------------------------
                                               1993           1992
                                           ------------   ------------
Deferred tax assets
  Accrued pension cost                     $     66,056   $     74,424
  Deferred compensation                           8,085         13,674
  Allowance for loan losses                     197,545         93,454
  Unearned loan origination fees, net            19,301         22,616
  Other                                           2,346          3,726
                                           ------------   ------------
                                                293,333        207,894
                                           ------------   ------------

Deferred tax liabilities
  Bank premises and equipment                   457,478        501,508
  Unrealized security appreciation              321,229              -
                                           ------------   ------------
                                                778,707        501,508
                                           ------------   ------------

  Net deferred tax (liability)             $   (485,374)  $   (293,614)
                                           ------------   ------------
                                           ------------   ------------


          Deferred tax assets have not been reduced by a valuation allowance since based on the weight of available evidence, management believes it is more likely than not that all of the deferred tax assets will be realized.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 7.   Employee Benefit Plans

          The Bank has a noncontributory defined benefit pension plan covering substantially all full-time employees. The plan provides pension benefits based on the employee's compensation and length of service not to exceed thirty years. The Bank's funding policy is to contribute annually at least the minimum amount required by government funding standards but not more than is tax deductible. The Bank contributed $85,292 for 1993, $-0- for 1992 and 1991. Plan assets consist primarily of unallocated insurance contracts.

          Net periodic pension expense for the plan consisted of the following components for the years ended December 31, 1993, 1992 and 1991:


                                              Years Ended December 31,
                                   ------------------------------------------
                                        1993           1992           1991
                                   ------------    -----------   ------------
Service cost (benefits earned)     $     70,555   $     62,151   $     50,538
Interest cost on projected benefit
  obligations                            40,602         29,248         29,903
Actual return on plan assets            (14,905)       (11,053)       (22,460)
Net amortization and deferral            (5,033)       (14,841)        (9,550)
                                   ------------   ------------   ------------

                                   $     91,219   $     65,505   $     48,431
                                   ------------   ------------   ------------
                                   ------------   ------------   ------------


          The following table sets forth the plan's funded status and amounts recognized in the accompanying consolidated balance sheets as of December 31, 1993 and 1992:


                                                1993           1992
                                           ------------   ------------
 Actuarial present value of benefit
   obligations:
   Vested benefit obligation               $    700,261   $    633,856
   Nonvested benefit obligation                   9,044         13,778
                                           ------------   ------------

   Accumulated benefit obligation               709,305        647,634
   Effect of anticipated future compensation
     levels and other events                    336,218        256,978
                                           ------------   ------------

   Projected benefit obligation               1,045,523        904,612

   Plan assets at fair value                    524,260        428,739
                                           ------------   ------------

   Unfunded excess of projected benefit
     obligation over plan assets           $    521,263   $    475,873
                                           ------------   ------------
                                           ------------   ------------

                                                                     (Continued)

                                      F-15


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The unfunded excess consists of the
  following:
  Unrecognized net loss                    $    344,170   $    306,340
  Unrecognized transition (asset)               (17,191)       (18,824)
  Adjustment required to recognize
    minimum liability                                 -        (30,538)
  Pension liability recognized on
    consolidated balance sheet                  194,284        218,895
                                           ------------   ------------

                                           $    521,263   $    475,873
                                           ------------   ------------
                                           ------------   ------------


          The provisions of Financial Accounting Standards Board Statement No. 87, "Employers' Accounting for Pensions" (SFAS 87), require recognition in the balance sheet of an additional minimum liability for pension plans with accumulated benefits in excess of plan assets and unfunded accrued pension cost. At December 31, 1992 an additional liability of $30,538 is reflected on the consolidated balance sheet. This amount represents a net loss not yet recognized as net periodic pension expense and is reported as a reduction to equity, net of any deferred tax benefit.

          Assumptions used in the accounting were as follows:


                                                  1993      1992      1991
                                                 -------   -------   -------
Discount rates                                    4.50%     4.25%     6.00%
Rate of increase in compensation levels           2.00%     4.50%     4.75%
Expected long-term rate of return on assets       7.00%     7.25%     7.50%


          Postretirement benefits other than the defined benefit pension plan are not provided for the Bank's employees. Eligible retired employees may for a period of time maintain certain health care benefits at the employee's expense. There was no cost for employee benefits for retired employees in 1993, 1992 and 1991.


Note 8.   Securities Sold Under Repurchase Agreements

          Information relating to securities sold under repurchase agreements is as follows:


                                                    1993           1992
                                                ------------   ------------
Average daily balance                           $    141,582   $    589,658
Maximum balance at any month-end (June 1993
  and January 1992)                             $    231,256   $  1,391,493
Weighted average interest rate at year-end              3.5%           4.0%


          At December 31, 1993, the securities sold under agreement to repurchase consisted of U.S. Treasury obligations with a book value totalling $205,185 and a market value totalling $207,750. The agreements do not state a specific repurchase date.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 9.   Note Payable

          Note payable at December 31, 1993 and 1992 consisted of the following:


                                                  1993           1992
                                              ------------   ------------
6.0%, line of credit, payable July 1, 1993,
  to Liberty National Bank and Trust of
  Louisville, unsecured                       $         -    $     40,000
                                              ------------   ------------


Note 10.  Advances from Federal Home Loan Bank

          Advances from Federal Home Loan Bank consists of various loans due in monthly installments, including interest at rates ranging from 5.55% to 7.35% per annum. The Bank has pledged, in addition to all of its stock in the Federal Home Loan Bank, 100% of its home mortgage portfolio as collateral for such borrowings.

          Aggregate maturities of the advances at December 31, 1993 are as follows:


                           1994                                   $   289,029
                           1995                                       290,539
                           1996                                       309,462
                           1997                                       329,649
                           1998                                       351,138
                           1999 - 2013                              5,237,684
                                                                  -----------
                                                                  $ 6,807,501
                                                                  -----------
                                                                  -----------


          The Bank, to maintain its membership in the Federal Home Loan Bank
          (FHLB), is required to hold FHLB capital stock. A minimum balance of stock is required, equivalent to the greater of .3% of the Bank's total assets or 1.0% of the outstanding balance of the Bank's residential mortgage loans. The stock is not publicly traded and is purchased and redeemed at par of $100 per share from the Federal Home Loan Bank.


Note 11.  Regulatory Matters

          Banking laws and regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency. Under the limitation, the Bank could have paid dividends to the extent of the current year earnings plus $1,738,025 of retained net earnings from the preceding two years.

          Banking regulations also require the Bank to maintain certain minimum capital levels in relation to Bank assets. At December 31, 1993, regulations required a ratio of capital to risk-weighted assets of 8.0 percent. The Bank's capital, as defined by the regulations, was approximately 12.0 percent of risk-weighted assets. In addition, banks are expected to maintain a leverage ratio of at least 3.0 percent. At December 31, 1993, the Bank's leverage ratio was approximately 9.5 percent.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12.  Transactions with Related Parties

          The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), all of which have been, in the opinion of management, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. Loans to related parties aggregated $1,531,708 and $516,149 at December 31, 1993 and 1992, respectively.


Note 13.  Commitments and Contingencies

          Financial instruments with off-balance-sheet risk:

               The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit.
               These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets.

               The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments. A summary of the Bank's commitments at December 31, 1993 and 1992 is as follows:


                                                1993           1992
                                           ------------   ------------
Commitments to extend credit               $  4,352,410   $  4,227,623
Standby letters of credit                       375,400        235,250
                                           ------------   ------------

                                           $  4,727,810   $  4,462,873
                                           ------------   ------------


                 Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on managements' credit evaluation of the party. Collateral held varies, but may include accounts receivable, crops, livestock, inventory, property and equipment, residential real estate and income producing commercial properties.

                 Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

                                                                     (Continued)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Concentrations of credit risk:

          All of the Bank's loans, commitments to extend credit, and standby letters of credit have been granted to customers in the Bank's market area. Investments in securities issued by state and political subdivisions (see Note 3) also involve governmental entities within the Bank's market area. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of $1,200,000. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the local economic sector.

     Other commitments:

          The Bank leases certain equipment under noncancelable term leases expiring through October 1994. Operating expenses include equipment rentals of $18,362 in 1993, $16,494 in 1992 and $11,932 in 1991.

          The Bank also rents out office space under a one year renewable operating lease. Rental income aggregated $14,000 in 1993, 1992 and 1991.

     Contingencies:

          In the normal course of business, the Bank is involved in various legal proceedings, including but not necessarily limited to those associated with loan defaults and foreclosures. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Bank's financial statements.


Note 14.  Supplemental Income Statement Information

          Details of service fees and other income and other operating expenses are as follows:


                                               1993        1992        1991
                                            ----------- ----------- -----------
Service fees and other income
  Dividends from Federal Home Loan Bank     $    33,172 $    13,218 $         -
  Service charges on deposits                   274,719     230,508     194,649
  Trust department fees                          13,065      13,639      20,689
  Insurance commissions                          32,356      29,402      31,094
  Building and equipment rent                    25,058      14,000      14,000
  Loss on sale of other real estate                   -           -     (12,155)
  Other                                         105,741      77,800      65,541
                                            ----------- ----------- -----------

                                            $   484,111 $   378,567 $   313,818
                                            ----------- ----------- -----------
                                            ----------- ----------- -----------
Other operating expenses
  FDIC insurance expense                    $   257,898 $   250,311 $   220,832
  Data processing expense                       208,519     188,277     185,579
  Bank shares tax                               162,574     142,438     122,446
  Equipment rentals, depreciation and
    maintenance                                 132,922     120,285     114,953
  Settlement - threatened claim against bank          -           -     350,000
  Other expense                                 611,874     627,717     787,192
                                            ----------- ----------- -----------

                                            $ 1,373,787 $ 1,329,028 $ 1,781,002
                                            ----------- ----------- -----------
                                            ----------- ----------- -----------


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 15.  Revisions to Previously Issued Financial Statements

          Subsequent to original issuance of the Corporation's 1993 financial statements, management became aware of errors in the Bank's financial statements for 1993 and earlier periods.

          A summary of the revisions and the increase (decrease) to net income, net of income taxes, is as follows:


                                          1993           1992           1991
                                      -----------    -----------   ------------
Accounting for pension cost (A)       $    (3,912)   $   (43,233)  $    (31,965)
Provision for loan losses (B)             (96,690)             -              -
Adjustment of unamortized premium and
  unaccreted discount (C)                 (80,004)             -              -
Accounting for securities (D)                   -              -              -
                                      -----------    -----------   ------------
Total revisions, net of income taxes     (180,606)       (43,233)       (31,965)

Net income, as previously reported      1,751,788      1,686,832      1,144,928
                                      -----------    -----------   ------------

Net income, as revised                $ 1,571,182    $ 1,643,599   $  1,112,963
                                      -----------    -----------   ------------
                                      -----------    -----------   ------------

Earnings per share:

  Net income, as previously reported  $     20.53    $     19.77   $      13.70
  Effect of revisions                       (2.12)          (.51)          (.38)
                                      -----------    -----------   ------------
  Net income, as revised              $     18.41    $     19.26   $      13.32
                                      -----------    -----------   ------------
                                      -----------    -----------   ------------


          (A) Primarily based on quantitative considerations, the Bank had not adopted in previously issued financial statements the provisions of Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions" (SFAS 87). Qualitative considerations relating to the affiliation agreement discussed in Note 16 insist, for due diligence purposes, that the statement be adopted. The statement has been adopted as of its effective date, which was prior to January 1, 1991. Accordingly, retained earnings as of January 1, 1991 have been decreased $49,118 for the cumulative effect of the adjustment, previously unrecorded accrued pension cost of $74,421, net of $25,303 reduction in deferred income tax liability. Net income for 1993 has been reduced by $5,927 of previously understated pension cost, net of $2,015 reduction in deferred income taxes. Net income for 1992 has been reduced by $65,505 of previously understated pension cost, net of $22,272 reduction in deferred income taxes. Net income for 1991 has been reduced by $48,431 of previously understated pension cost, net of $16,466 reduction in deferred income taxes.

          (B) Facts existing at the time the 1993 financial statements were originally issued were misused or overlooked. Also, mistakes were made in the application of accounting principles. This involved Bank management's overall credit reviews, specific problem loans, and other factors considered in determining the loan loss provision charged to 1993 operating expense. The 1993 financial statements have been corrected to increase the provision by $146,500, net of reduction in deferred income tax expense of $49,810.



                                                                     (Continued)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


          (C) Errors were made in analysis of significant factors, such as prepayments and interest rates, that affect investment yield or recoverability of the carrying value of mortgage-backed securities. As a result unamortized premium, net of unaccreted discount, was overstated in the previously issued December 31, 1993 consolidated balance sheet. Net income for 1993 has been reduced by $121,311 of previously overstated taxable interest income on securities, net of $41,307 reduction in income taxes.

          (D) As discussed in Note 1, the Bank has adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115), as of December 31, 1993. Previously issued financial statements stated the Bank had chosen to delay implementation of the statement until January 1, 1994. To facilitate the impending merger as explained in Note 16, the Bank chose to adopt the accounting change in these revised 1993 financial statements. The early adoption had no effect on 1993 income, as revised. Unrealized appreciation of $944,792 on securities available-for-sale resulted in a $623,563 increase, net of $321,229 of deferred income taxes, to stockholders' equity at December 31, 1993.

          Where applicable, these matters have been considered in various other Notes to Consolidated Financial Statements (notes). In addition to the matters described above, other changes have been made in the notes to these revised financial statements to clarify accounting policies or other matters. These changes had no affect on net income, earnings per share, or total assets of the Corporation.


Note 16. Event (Unaudited) Subsequent to the Date of the Report of Independent Auditors

          The Corporation entered into an affiliation agreement with Peoples First Corporation (Peoples) on February 24, 1994, subsequently amended April 15, 1994. Peoples, headquartered in Paducah, Kentucky, with total assets of approximately $1 billion serves primarily western Kentucky and the contiguous interstate area. The affiliation agreement, as amended, calls for the Corporation to be merged into PFC Acquisition Corporation II, a Kentucky Corporation and subsidiary of Peoples. Effective upon the merger, shareholders of the corporation will receive 12.632 shares of Peoples common stock for each share of Libsab Bancorp, Inc. common stock, or a total of 1,078,000 shares.
          The merger is contingent upon approval of various regulatory agencies and the stockholders of the Corporation and, if approved, is expected to close in the third quarter of 1994.


CONSOLIDATED BALANCE SHEETS (unaudited)
Libsab Bancorp, Inc. and Subsidiary
March 31,                                                     1994          1993

ASSETS
Cash and due from banks                                 $5,096,509    $5,642,040
Federal funds sold                                               0     1,725,000
Securities available-for-sale                           52,240,155    52,685,652
Investment securities                                    9,504,275     7,378,348
Loans, net                                              72,248,970    61,619,299
Premises and equipment                                   2,728,370     2,405,837
Accrued interest receivable                              1,065,298     1,047,296
Other assets                                               176,989       156,704
                                                       -----------   -----------
                                                      $143,060,566  $132,660,176
                                                       ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Deposits:
    Demand deposits, noninterest bearing               $11,792,308    $9,849,227
    Demand deposits, interest bearing                   28,710,203    26,736,493
    Passbook savings                                    14,329,245    12,061,837
    Time deposits                                       62,900,732    65,139,241
                                                       -----------   -----------
                                                       117,732,488   113,786,798
Securities sold under agreements to repurchase             269,224        72,000
Federal funds purchased                                  3,000,000             0
Advances from Federal Home Loan Bank                     7,009,264     4,698,049
Accrued interest payable                                   488,585       584,257
Other liabilities                                          757,953       869,171
                                                       -----------   -----------
     Total Liabilities                                 129,257,514   120,010,275
Stockholders' equity
  Common stock                                             853,370       853,400
  Surplus                                                3,000,000     3,000,000
  Undivided profits                                      9,752,641     8,796,501
  Unrealized appreciation of securities
   available-for-sale, net of deferred tax                 197,041             0
                                                       -----------   -----------
                                                        13,803,052    12,649,901
                                                       -----------   -----------
                                                      $143,060,566  $132,660,176
                                                       ===========   ===========


See accompanying notes to condensed consolidated financial statements.


CONSOLIDATED STATEMENTS OF INCOME (unaudited)
Libsab Bancorp, Inc. and Subsidiary
Three months ended March 31,                                  1994          1993

- --------------------------------------------------------------------------------
INTEREST INCOME
Interest on Federal funds sold                             $10,429       $11,005
Interest on investment securities
  Taxable                                                  770,308     1,009,425
  Nontaxable                                               128,296       104,229
Interest and fees on loans                               1,459,902     1,345,947
                                                         ---------     ---------
                                                         2,368,935     2,470,606
INTEREST EXPENSE
Interest on deposits                                       956,381     1,067,429
Interest on FHLB advances                                  110,822        68,361
Other interest                                               6,397         1,848
                                                         ---------     ---------
                                                         1,073,600     1,137,638
                                                         ---------     ---------
Net interest income                                      1,295,335     1,332,968
Provison for loan losses                                    30,000        50,000
                                                         ---------     ---------
Net interest income after loan loss provision            1,265,335     1,282,968

OTHER INCOME
Service charges on deposits                                 70,152        61,886
Other charges and income                                    65,031        44,998
Securities gains (losses)                                   39,703        98,217
                                                         ---------     ---------
                                                           174,886       205,101
OTHER EXPENSE
Salaries and employee benefits                             466,188       447,226
Occupancy expense                                           76,563        70,465
Equipment expense                                           36,437        33,535
Other operating expense                                    402,055       324,728
                                                         ---------     ---------
                                                           981,243       875,954
Income before income tax expense and                     ---------     ---------
 cumulative effect of accounting change                    458,978       612,115
Income tax expense                                         126,714       157,199
Net income before cumulative effect                      ---------     ---------
 of accounting change                                      332,264       454,916
Cumulative effect on prior years of accounting change            0        50,947
                                                         ---------     ---------
NET INCOME                                                $332,264      $505,863
                                                         =========     =========

NET INCOME PER COMMON SHARE
Before cumulative effect of accounting change                $3.89         $5.33
Cumulative effect of accounting change                        0.00          0.60
Net income                                                   $3.89         $5.93
Average weighted common shares outstanding                  85,337        85,340



See accompanying notes to condensed consolidated financial statements.


CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
Libsab Bancorp, Inc. and Subsidiary
Three months ended March 31,                                  1994          1993

- --------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                $332,264      $505,863
Adjustments to reconcile net income to net
 cash provided by operating activities:
   Depreciation                                             57,825        52,080
   Provision for loan losses                                30,000        50,000
   Net amortization of premiums on securities              191,900        49,935
   Securities gains, net                                   (39,703)      (98,217)
   Stock dividends from Federal Home Loan Bank              (9,800)       (7,800)
   Decrease in interest receivable                         (11,976)       18,006
   Increase in other assets                                 (9,072)      (60,248)
   Decrease in interest payable                            (59,415)      (47,743)
   Increase (decrease) in other liabilities                (38,670)      150,826
                                                         ---------     ---------
Net Cash Provided by Operating Activities                  443,353       612,702

CASH FLOWS FROM INVESTING ACTIVITIES
Decrease in Federal funds sold                           1,000,000        50,000
Securities available-for-sale
  Proceeds from sales                                    3,265,555     7,893,950
  Principal collected on mortgage-backed                 4,483,270     2,828,464
  Purchase                                              (7,649,756)   (7,977,063)
Investment securities
  Proceeds from maturities                                 100,942       157,256
  Purchase                                                (675,000)     (770,000)
Net increase in loans                                   (5,363,715)   (1,558,001)
Purchases of premises and equipment, net                   (87,610)       (7,494)
                                                         ---------     ---------
Net Cash (Used) Provided by Investing Activities        (4,926,314)      617,112

CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in demand and savings deposits                 (1,367,500)   (2,469,193)
Decrease in time deposits                                 (262,802)     (595,564)
Increase in repurchase agreements                           71,925           233
Increase in Federal funds purchased                      3,000,000             0
Advances from Federal Home Loan Bank                       269,117       956,915
Repayment of advances from Federal Home Loan Bank          (67,354)      (75,747)
                                                         ---------     ---------
Net Cash Provided (Used) by Financing Activities         1,643,386    (2,183,356)
                                                         ---------     ---------
Decrease in cash and due from banks                     (2,839,575)     (953,542)
Cash and due from banks, beginning                       7,936,084     6,595,582
                                                         ---------     ---------
Cash and Due from Banks, Ending                         $5,096,509    $5,642,040
                                                         =========     =========

SUPPLEMENTAL DISCLOSURES
Cash paid for interest expense                          $1,133,015    $1,185,381
Cash paid for income taxes                                       0        13,150



See accompanying notes to condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Libsab Bancorp, Inc. and Subsidiary
March 31, 1994
________________________________________________________________________________


BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 1994 are not necessarily indicative of the results that may be expected for the year ending December 31, 1994. For further information, refer to the financial statements and notes thereto for the year ended December 31, 1993.


DEFINITIVE AGREEMENT AND PLAN OF MERGER

On February 24, 1994, and amended on April 15, 1994, Libsab Bancorp, Inc. entered into a definitive agreement to be acquired by Peoples First Corporation in Paducah, Kentucky. The merger, which the company expects to be completed in September, 1994, is subject to regulatory approval.

                                  APPENDIX A


                             AFFILIATION AGREEMENT

                 AS AMENDED AND RESTATED AS OF APRIL 15, 1994

                                    AMONG

                         PEOPLES FIRST CORPORATION,

                       PFC ACQUISITION CORPORATION II,

                          LIBSAB BANCORP, INC. AND

                        LIBERTY BANK & TRUST COMPANY

                             AFFILIATION AGREEMENT

                  AS AMENDED AND RESTATED AS OF APRIL 15, 1994

                                     AMONG

                           PEOPLES FIRST CORPORATION,

                         PFC ACQUISITION CORPORATION II,

                            LIBSAB BANCORP, INC. AND

                          LIBERTY BANK & TRUST COMPANY



                                TABLE OF CONTENTS

                                                                            Page


Article 1 - The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
        1.01   Agreement of Merger and Reorganization and Related Plan
                      of Merger. . . . . . . . . . . . . . . . . . . . . . . A-1
        1.02   The Bank Capital Stock. . . . . . . . . . . . . . . . . . . . A-1
        1.03   PFC Capital Stock . . . . . . . . . . . . . . . . . . . . . . A-1
        1.04   Subsidiary Capital Stock. . . . . . . . . . . . . . . . . . . A-1
        1.05   Bancorp Capital Stock . . . . . . . . . . . . . . . . . . . . A-1
        1.06   Merger Consideration. . . . . . . . . . . . . . . . . . . . . A-1
        1.07   Surviving Corporation . . . . . . . . . . . . . . . . . . . . A-1
        1.08   Reorganization. . . . . . . . . . . . . . . . . . . . . . . . A-1
        1.09   Option Agreement. . . . . . . . . . . . . . . . . . . . . . . A-2

Article 2 - The Closing and the Effective Time . . . . . . . . . . . . . . . A-2
        2.01   The Closing . . . . . . . . . . . . . . . . . . . . . . . . . A-2
        2.02   The Effective Time. . . . . . . . . . . . . . . . . . . . . . A-2

Article 3 - Basic Terms of the Merger. . . . . . . . . . . . . . . . . . . . A-2
        3.01   Plan of Merger. . . . . . . . . . . . . . . . . . . . . . . . A-2
        3.02   Effect of Merger. . . . . . . . . . . . . . . . . . . . . . . A-2
        3.03   Surviving Corporation - Corporate Matters.. . . . . . . . . . A-2
        3.04   Conversion of Shares. . . . . . . . . . . . . . . . . . . . . A-3
        3.05   Surrender of Certificates . . . . . . . . . . . . . . . . . . A-3
        3.06   Reclassifications, etc. . . . . . . . . . . . . . . . . . . . A-4
        3.07   No Fractional Shares. . . . . . . . . . . . . . . . . . . . . A-4

Article 4 - Representations and Warranties of Bancorp and the
                   Bank. . . . . . . . . . . . . . . . . . . . . . . . . . . A-4
        4.01   Organization and Qualification. . . . . . . . . . . . . . . . A-4
        4.02   Authorization . . . . . . . . . . . . . . . . . . . . . . . . A-5
        4.03   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . A-5

        4.04   Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . A-5
        4.05   Corporate Documents, Books, Records and Permits . . . . . . . A-6
        4.06   Financial Statements. . . . . . . . . . . . . . . . . . . . . A-6
        4.07   Regulatory Reports. . . . . . . . . . . . . . . . . . . . . . A-7
        4.08   Absence of Certain Changes or Events. . . . . . . . . . . . . A-7
        4.09   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-8
        4.10   Title to Assets . . . . . . . . . . . . . . . . . . . . . . . A-9
        4.11   Environmental Hazards . . . . . . . . . . . . . . . . . . . .A-10
        4.12   Litigation, Pending Proceedings and Compliance with Laws. . .A-10
        4.13   Regulatory Compliance . . . . . . . . . . . . . . . . . . . .A-11
        4.14   Employee Relations. . . . . . . . . . . . . . . . . . . . . .A-11
        4.15   Employee Benefit Plans. . . . . . . . . . . . . . . . . . . .A-11
        4.16   Insurance Policies. . . . . . . . . . . . . . . . . . . . . .A-13
        4.17   Agreements. . . . . . . . . . . . . . . . . . . . . . . . . .A-13
        4.18   Accounting Matters. . . . . . . . . . . . . . . . . . . . . .A-14
        4.19   Brokers' or Finders' Fees . . . . . . . . . . . . . . . . . .A-14
        4.20   Potential Competing Interests . . . . . . . . . . . . . . . .A-14
        4.21   Accuracy of Statements. . . . . . . . . . . . . . . . . . . .A-15

Article 5 - Representations and Warranties of PFC. . . . . . . . . . . . . .A-15
        5.01   Organization and Qualification. . . . . . . . . . . . . . . .A-15
        5.02   Authorization.. . . . . . . . . . . . . . . . . . . . . . . .A-15
        5.03   Financial Statements. . . . . . . . . . . . . . . . . . . . .A-16
        5.04   Capital Stock . . . . . . . . . . . . . . . . . . . . . . . .A-16
        5.05   Corporate Documents, Books, Records and Permits . . . . . . .A-16
        5.06   Regulatory Reports. . . . . . . . . . . . . . . . . . . . . .A-17
        5.07   Absence of Certain Changes or Events. . . . . . . . . . . . .A-17
        5.08   Regulatory Compliance . . . . . . . . . . . . . . . . . . . .A-17
        5.09   Brokers' or Finders' Fees.. . . . . . . . . . . . . . . . . .A-17
        5.10   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . .A-17
        5.11   Environmental Hazards.. . . . . . . . . . . . . . . . . . . .A-17
        5.12   Litigation, Pending Proceedings and Compliance with Laws. . .A-18
        5.13   Accuracy of Statements. . . . . . . . . . . . . . . . . . . .A-18
        5.14   Tax Representations . . . . . . . . . . . . . . . . . . . . .A-19
        5.15   Employee Benefit Plans. . . . . . . . . . . . . . . . . . . .A-19

Article 6 - Covenants and Conduct of the Parties . . . . . . . . . . . . . .A-21
        6.01   Investigations. . . . . . . . . . . . . . . . . . . . . . . .A-21
        6.02   Shareholder and Director Approvals. . . . . . . . . . . . . .A-21
        6.03   Consents. . . . . . . . . . . . . . . . . . . . . . . . . . .A-22
        6.04   Conduct of Business in the Ordinary Course. . . . . . . . . .A-22
        6.05   Reserves. . . . . . . . . . . . . . . . . . . . . . . . . . .A-24
        6.06   Preservation of Business and Investment Decisions . . . . . .A-24
        6.07   Notification of Material Changes and Litigation . . . . . . .A-24
        6.08   Cooperation . . . . . . . . . . . . . . . . . . . . . . . . .A-24
        6.09   Regulatory Filings. . . . . . . . . . . . . . . . . . . . . .A-25
        6.10   The Bank Unaudited Financial Statements . . . . . . . . . . .A-25
        6.11   PFC Financial Statements, SEC Reports and Amendments. . . . .A-25

        6.12   Discussion with Other Purchasers. . . . . . . . . . . . . . .A-25
        6.13   Publicity . . . . . . . . . . . . . . . . . . . . . . . . . .A-25
        6.14   PFC Registration Statement. . . . . . . . . . . . . . . . . .A-25
        6.15   Restricted PFC Common Stock.. . . . . . . . . . . . . . . . .A-26
        6.16   Bancorp Dividends . . . . . . . . . . . . . . . . . . . . . .A-26
        6.17   Tax-Free Reorganization Treatment . . . . . . . . . . . . . .A-26
        6.18   D & O Insurance and Indemnification . . . . . . . . . . . . .A-27
        6.19   Forbearance of PFC. . . . . . . . . . . . . . . . . . . . . .A-27
        6.20   Employee Benefit Plans. . . . . . . . . . . . . . . . . . . .A-28

Article 7 - Conditions of Merger . . . . . . . . . . . . . . . . . . . . . .A-28
        7.01   Conditions to Obligations . . . . . . . . . . . . . . . . . .A-28
        7.02   Conditions to Obligations of PFC. . . . . . . . . . . . . . .A-30
        7.03   Conditions to Obligations of Bancorp. . . . . . . . . . . . .A-33

Article 8 - Termination of Agreement . . . . . . . . . . . . . . . . . . . .A-34

Article 9 - Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . .A-35
        9.01   Deliveries and Notices. . . . . . . . . . . . . . . . . . . .A-35
        9.02   Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . .A-36
        9.03   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .A-36
        9.04   Headings, Counterparts, and Pronouns. . . . . . . . . . . . .A-36
        9.05   Annexes and Disclosure Schedule . . . . . . . . . . . . . . .A-36
        9.06   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .A-36
        9.07   Governing Law . . . . . . . . . . . . . . . . . . . . . . . .A-36
        9.08   PFC Directors . . . . . . . . . . . . . . . . . . . . . . . .A-36
        9.09   Directors and Executive Officers. . . . . . . . . . . . . . .A-37
        9.10   Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . .A-37
        9.11   Termination Fee . . . . . . . . . . . . . . . . . . . . . . .A-37
        9.12   Employment Agreement. . . . . . . . . . . . . . . . . . . . .A-37

                                     ANNEXES

        A      Plan of Merger (included as Appendix to Prospectus-Proxy
               Statement)

        B      Option Agreement (filed as exhibit to Registration Statement)

        C C. Steve Story Employment Agreement (filed as exhibit to Registration Statement)

        D      Additions to Affiliation Agreement
               Bancorp Disclosure Schedules (omitted)

                              AFFILIATION AGREEMENT
                   AS AMENDED AND RESTATED AS OF APRIL 15, 1994
                                      AMONG
                            PEOPLES FIRST CORPORATION
                         PFC ACQUISITION CORPORATION II
                              LIBSAB BANCORP, INC.
                                       AND
                          LIBERTY BANK & TRUST COMPANY


     This is an Affiliation Agreement (this "Agreement") as amended and restated as of April 15, 1994, among Peoples First Corporation ("PFC"), a Kentucky corporation, PFC Acquisition Corporation II, a Kentucky corporation ("Subsidiary"), Libsab Bancorp, Inc., a Kentucky corporation ("Bancorp"), and Liberty Bank & Trust Company, a Kentucky corporation authorized to conduct a combined banking and trust business ("the Bank").

                             ARTICLE 1 - THE MERGER

     1.01 AGREEMENT OF MERGER AND REORGANIZATION AND RELATED PLAN OF MERGER. Upon the terms and conditions set forth in this Agreement and the related Plan of Merger, in the form attached hereto as ANNEX A (the "Plan of Merger"), Bancorp shall be merged (the "Merger") into Subsidiary.

     1.02 THE BANK CAPITAL STOCK. The authorized capital stock of the Bank consists solely of 100,000 shares of common stock, of a par value of $10.00 per share ("Bank Common Stock"), of which 100,000 shares are issued and outstanding.

     1.03 PFC CAPITAL STOCK. The authorized capital stock of PFC as of the date of this Agreement consists solely of 10,000,000 shares of common stock, without par value (the "PFC Common Stock"), of which 1,118,000 shares are unissued and available for issuance in the Merger.

     1.04 SUBSIDIARY CAPITAL STOCK. The authorized capital stock of Subsidiary consists solely of 2,000 shares of common stock without par value ("Subsidiary Common Stock"), of which 1,000 shares are issued and outstanding and held by PFC.

     1.05 BANCORP CAPITAL STOCK. The authorized capital stock of Bancorp consists solely of 200,000 shares of common stock, without par value ("Bancorp Common Stock"), of which 85,337 shares are issued and outstanding.

     1.06      MERGER CONSIDERATION.  At the Effective Time (as defined in
Section 2.02) and subject to Section 3.07 of this Agreement, each share of Bancorp Common Stock issued and outstanding shall be converted into 12.632 shares (the "Merger Consideration") of PFC Common Stock, except for shares (the "Dissenting Shares") with respect to which the holder has properly perfected the holder's rights to dissent under Subtitle 13 of Chapter 271B of the Kentucky Revised Statutes ("Dissenters' Rights Statute").

     1.07 SURVIVING CORPORATION. Subsidiary shall be the "Surviving Corporation" of the Merger.

     1.08 REORGANIZATION. The Board of Directors of each of PFC, Subsidiary, and Bancorp shall approve this Agreement and the Plan of Merger as a plan of reorganization within Sections 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "IRC").

     1.09 OPTION AGREEMENT. PFC and Bancorp shall have entered into an option agreement dated as of the date hereof (the "Option Agreement") providing for the purchase by PFC of Bancorp Common Stock in certain circumstances. A copy of the Option Agreement is attached as ANNEX B to this Agreement.

                 ARTICLE 2 - THE CLOSING AND THE EFFECTIVE TIME

     2.01 THE CLOSING. A "Closing" shall take place at the offices of Brown, Todd & Heyburn, 3200 Capital Holding Center, Louisville, Kentucky, at a time and date designated by PFC, which time and date shall not be later than 10 business days after the first day on which all of the conditions set forth in
Section 7.01 of the Agreement are satisfied or waived in writing or at such other time and date as the Bancorp and PFC may agree to in writing (the "Closing Date"). At the Closing, (a) PFC, Subsidiary, and the Bancorp shall each provide to the other such proof or indication of satisfaction of the conditions set forth in Article 7 as the other may have reasonably requested; (b) the certificates, letters, and opinions required by Article 7 shall be delivered;
(c) Subsidiary shall execute Articles of Merger appropriate for filing with the Secretary of State of the Commonwealth of Kentucky, and (d) PFC, Subsidiary, and Bancorp shall execute and deliver to the others all other instruments and assurances, and do all things, reasonably necessary and proper to effect the Merger and other transactions contemplated hereby.

     2.02 THE EFFECTIVE TIME. PFC shall deliver the Articles of Merger to the Secretary of State of the Commonwealth of Kentucky for filing as promptly as possible following the Closing. The Merger shall be effective at 11:59:59 P.M., Louisville, Kentucky, time on the date Articles of Merger are filed with the Secretary of State of the Commonwealth of Kentucky (the "Effective Time").

                      ARTICLE 3 - BASIC TERMS OF THE MERGER

     3.01 PLAN OF MERGER. Upon the terms and conditions set forth in this Agreement and the Plan of Merger and in accordance with Kentucky law, Bancorp shall merge into and with Subsidiary under the laws of Kentucky.

     3.02      EFFECT OF MERGER.  From and after the Effective Time:

               (a) Bancorp shall, as provided in Chapter 271B of the Kentucky Revised Statutes, be merged into and continued in Subsidiary, which at all times after the Effective Time shall be referred to as the "Surviving Corporation" and the separate existence of Bancorp shall cease;

               (b) The title to all real estate and other property owned by each corporation party to the Merger shall be vested in the Surviving Corporation without reversion or impairment;

               (c) The Surviving Corporation shall have all liabilities of each corporation which is a party to the Merger; and

               (d) A proceeding pending against Bancorp may be continued as if the Merger did not occur or the Surviving Corporation may be substituted in the proceeding for Bancorp.

     3.03 SURVIVING CORPORATION - CORPORATE MATTERS. From and after the Effective Time, until changed or amended in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, or otherwise in accordance with law:

               (a) The name of the Surviving Corporation shall be "Libsab Bancorp, Inc.";

               (b) The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Subsidiary;

               (c) The Bylaws of the Surviving Corporation shall be the Bylaws of Subsidiary in effect immediately prior to the Effective Time;

               (d) The members of the Board of Directors of the Surviving Corporation shall be the members of the Board of Directors of Subsidiary immediately prior to the Effective Time; and

               (e) The officers of the Surviving Corporation shall be the officers of Subsidiary immediately prior to the Effective Time.

     3.04      CONVERSION OF SHARES.

               (a) At the Effective Time, except for Dissenting Shares with respect to which the holder has properly exercised the holder's appraisal rights under the Dissenters' Rights Statute and subject to Section 3.07 of this Agreement, each share of Bancorp Common Stock shall, IPSO FACTO, and without any action on the part of the holder thereof, become and be converted into 12.632 shares of PFC Common Stock; and all outstanding certificates representing shares of Bancorp Common Stock shall represent, instead of shares of Bancorp Common Stock, shares of PFC Common Stock equal to the Merger Consideration.

               (b) At the Effective Time, all shares of Subsidiary Common Stock issued and outstanding immediately before the Effective Time shall remain as the same number of shares of the Surviving Corporation's common capital stock ("Surviving Corporation Common Stock").

               (c) Following the Effective Time, the Surviving Corporation shall have 1,000 shares of Surviving Corporation Common Stock issued and outstanding, all of which shall be held by PFC.

               (d) Each share of PFC Common Stock issued and outstanding immediately before the Effective Time shall remain unchanged by the Merger.

     3.05      SURRENDER OF CERTIFICATES.

               (a) As of the Effective Time, PFC shall deposit, or shall cause to be deposited, with The Peoples First National Bank and Trust Company, Paducah, Kentucky (the "Exchange Agent"), for the benefit of the holders of shares of Bancorp Common Stock, for exchange in accordance with this Section 3.05, through the Exchange Agent, (i) certificates representing the shares of PFC Common Stock issuable pursuant to Section 1.06 in exchange for outstanding shares of Bancorp Common Stock, excluding any fractional share interest to which a Bancorp shareholder might otherwise be entitled, and (ii) the cash amount due Bancorp shareholders in lieu of any fractional share interest as provided for in
Section 3.07 of this Agreement.

               (b) As soon as reasonably practicable after the Effective Time (but not more than five business days), the Exchange Agent shall mail to each holder of record of a certificate(s) that immediately prior to the Effective Time represented outstanding shares of Bancorp Common Stock ("Bancorp Certificates") that were converted into shares of PFC Common Stock pursuant to
Section 1.06, (i) a letter of transmittal in a form reasonably satisfactory to Bancorp's counsel, and (ii) instructions for use in effecting the surrender of the Bancorp Certificates in exchange for certificates representing shares of PFC Common

Stock. Upon surrender of a Bancorp Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other reasonably required documents, the holder of the Bancorp Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of PFC Common Stock that such holder has the right to receive in respect of the Bancorp Certificate surrendered pursuant to the provisions of this Section 3.05 (after taking into account all shares of Bancorp Common Stock then held by such holder) and cash in lieu of any fractional share interest as provided for in Section 3.07 of this Agreement. Until surrendered as contemplated by this Section 3.05, each Bancorp Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of PFC Common Stock and cash in lieu of any fractional shares of PFC Common Stock as contemplated by Section 3.07.

               (c) Whenever PFC declares a dividend or other distribution, in cash, stock or other property, on the PFC Common Stock after the Effective Time, the declaration shall provide for the dividend or distribution on all shares of PFC Common Stock issued and outstanding, including those with respect to which no certificate has been delivered hereunder; however, no disbursement of such dividend or distribution shall be required to be made until the shareholder entitled to such dividend or distribution has delivered such shareholder's Bancorp Certificates in accordance with subsection 3.05(b) of this Agreement regarding the Bancorp Certificate(s) representing such shares. Upon such compliance or as soon as practicable thereafter, each such shareholder shall be entitled to receive from PFC an amount equal to all dividends and distributions (without interest thereon and less the amount of taxes, if any, which have been imposed or paid thereon) on the shares represented thereby.

     3.06 RECLASSIFICATIONS, ETC. If, prior to the Effective Time, PFC declares a stock dividend on or subdivides, splits up, reclassifies or combines PFC Common Stock, or declares a dividend, or makes a distribution, on PFC Common Stock of any security convertible into its common stock, then appropriate adjustment shall be made in the Merger Consideration to take into account the dividend, subdivision, split-up, reclassification or combination.

     3.07 NO FRACTIONAL SHARES. No certificate or scrip of any kind shall be issued by PFC to any former Bancorp shareholder in respect of any fractional interest in PFC Common Stock resulting from the Merger. No holder of Bancorp Common Stock shall have any rights in respect of a fractional interest in PFC Common Stock arising out of the Merger, except to receive a cash payment equal to such fraction multiplied by the average of the per share closing prices of PFC Common Stock as reported by NASDAQ for the 15 trading days immediately next preceding the Closing Date (the "PFC Trading Price").

       ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF BANCORP AND THE BANK

     Except as set forth in the Disclosure Schedule previously delivered by Bancorp and the Bank to PFC, Bancorp represents and warrants to PFC each of the following with respect to both Bancorp and the Bank, and the Bank represents and warrants to PFC each of the following only to the extent such representation and warranty relates to the Bank:

     4.01 ORGANIZATION AND QUALIFICATION. The Bank is a combined state bank and trust company, duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. Bancorp is a Kentucky corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. The Bank and Bancorp have all requisite power and authority to own and lease their property and to conduct their businesses as they are now being conducted. Neither the character of the property owned or leased by Bancorp or the Bank, nor the nature of the activities conducted by Bancorp or the Bank makes necessary qualification by Bancorp or the Bank as a foreign association in any jurisdiction. All eligible deposit accounts in the Bank are insured by the Bank Insurance Fund administered by the Federal Deposit Insurance Corporation ("FDIC"), to the fullest extent permitted by law. Bancorp is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

     4.02 AUTHORIZATION. Bancorp and the Bank have the full, right, power and authority to enter into, execute, deliver and perform, subject to approval by Bancorp's shareholders, its obligations under this Agreement. Except for the adoption by the shareholders of Bancorp, the execution, delivery and performance of this Agreement by Bancorp and the Bank has been duly authorized and approved by all requisite corporate action. The Board of Directors of Bancorp has unanimously approved this Agreement, the Plan of Merger and the Option Agreement. This Agreement constitutes a valid and legally binding obligation of Bancorp and the Bank. Neither Bancorp nor the Bank has any legal obligation, absolute or contingent, to any other individual, firm, partnership, corporation or other business organization ("Person") (i) to sell any substantial part of its assets, or to sell any of its assets, except in the ordinary course of business; (ii) to effect any merger, consolidation or other reorganization;
(iii) to enter into any agreement with respect thereto or (iv) to take any other similar action inconsistent with the transactions contemplated by this Agreement. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereby will: (a) violate, conflict with, or result in a breach of any provision of the Articles of Incorporation or the Bylaws of Bancorp or the Bank; or (b) (i) materially violate, conflict with, or result in a breach of any provision of,
(ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a material default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or material assets of Bancorp or the Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation which binds Bancorp or the Bank or any assets of Bancorp or the Bank, which violation, conflict, breach, default, termination or acceleration of performance, the creation of any lien, security interest, charge, or encumbrance would have a material adverse effect on Bancorp and the Bank taken as a whole; or (c) subject to receipt of governmental approvals required to consummate the transactions contemplated by this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to Bancorp or the Bank or any assets of Bancorp or the Bank, the violation of which is, either separately or in the aggregate, material to the financial condition or properties of Bancorp and the Bank taken as a whole.

     4.03 SUBSIDIARIES. Other than Bancorp's interest in the Bank, there is no Person in which Bancorp or the Bank has an interest greater than or equal to five percent of the equity or voting securities of any class of such entity. The Bank is a wholly-owned subsidiary of Bancorp.

     4.04 CAPITAL STOCK. All of the statements concerning the capital stock of Bancorp and the Bank set forth in Sections 1.02 and 1.05 are true. All of the outstanding capital stock of Bancorp and the Bank has been validly issued, fully paid and is nonassessable. Bancorp owns, legally and benefici-ally, all issued and outstanding shares of capital stock of the Bank; such stock is registered in the name of Bancorp, and Bancorp has, and at the Effective Time shall have, good and marketable title to such stock, free and clear of all pledges, liens, charges, encumbrances, security interests, claims, undertakings, rights of first refusal, options or other restrictions of any nature whatsoever. There are no outstanding options, warrants, contracts, or commitments entitling any Person to purchase or otherwise acquire from Bancorp or the Bank any shares of Bancorp Common Stock or Bank Common Stock or any securities convertible into or exchangeable for any of shares of Bancorp Common Stock or Bank Common Stock. Except with respect to the Option Agreement, neither Bancorp nor the Bank has any obligation of any nature whatsoever with respect to any unissued shares or shares which have been acquired, redeemed or converted. Neither Bancorp nor the Bank has any outstanding contractual obligation to repurchase, redeem or otherwise acquire any of their outstanding shares. A current, complete and accurate list of the shareholders of Bancorp indicating the name, address and number of shares held of record for each shareholder has previously been delivered to PFC. Since December 31, 1993, neither Bancorp nor the Bank has:

               (a) directly or indirectly redeemed, purchased or otherwise acquired any of its shares;

               (b) declared, set aside or paid any dividend or other distribution in respect of any of its shares; or

               (c) issued or granted any right or option (other than this Agreement and the Option Agreement) to purchase or otherwise acquire any of their shares.

     4.05 CORPORATE DOCUMENTS, BOOKS, RECORDS AND PERMITS. Bancorp has delivered to PFC true and complete copies of its Articles of Incorporation and the Articles of Incorporation of the Bank (certified as of a recent date by the Kentucky Secretary of State, as appropriate), and of its Bylaws and the Bylaws of the Bank, as amended (certified as of the date hereof by the Secretary of Bancorp and the Bank, as appropriate). All of the foregoing and all of the corporate minutes and stock transfer records of Bancorp and the Bank are current, complete and correct in all material respects. Each of Bancorp and the Bank possesses all licenses, franchises, approvals, certificates, permits and other governmental authorizations necessary for the continued conduct of its business without material interference or interruption. Section 4.05 of the Disclosure Schedule sets forth a list and summary description of each such license, franchise, approval, certificate, permit and authorization.

     4.06 FINANCIAL STATEMENTS. Bancorp has delivered to PFC true and complete copies of the audited consolidated balance sheets of Bancorp as of December 31, 1993, 1992 and 1991 and the related audited consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1993, 1992 and 1991 (the "Bancorp Financial Statements"). The Bancorp Financial Statements have been audited by Cornman, Bryan & Watts, certified public accountants. Bancorp shall deliver in accordance with Section 6.10, for the monthly periods ending during the period beginning on January 1, 1994, and ending on the last day of the month next preceding the month in which the Effective Time occurs, true and complete copies of the monthly unaudited balance sheets and related statements of income of the Bank (collectively, the "Bank Unaudited Financial Statements"). The Bancorp Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior years. The Bank Unaudited Financial Statements shall have been prepared in conformity with regulatory accounting principles applicable to Banks. The Bancorp Financial Statements present fairly the financial position of Bancorp as of their respective dates and the results of the operations of Bancorp for the respective periods covered thereby in conformity with generally accepted accounting principles applied on a consistent basis. The Bank Unaudited Financial Statements shall present fairly the financial position of the Bank as of their respective dates and the results of the operations of the Bank for the respective periods covered thereby in conformity with regulatory accounting principles applicable to banks applied on a consistent basis subject to normal year-end adjustments, if any. All loans, discounts and financing leases reflected on the Bancorp Financial Statements and Bank Unaudited Financial Statements shall have been (a) made for good, valuable and adequate consideration in the ordinary course of business of the Bank, (b) evidenced by notes or other evidences of indebtedness which are, to the best knowledge of Bancorp, true and genuine, and (c) adequately reserved against in an amount sufficient in the reasonable opinion of management to provide for all losses reasonably anticipated in the ordinary course of business as of the date thereof based on information available as of their respective date. Neither Bancorp nor the Bank has or will have, nor are their assets subject to, nor will any of their assets be subject to, any liability, commitment, indebtedness or obligation (of any kind whatsoever, whether absolute, accrued, contingent, matured or unmatured) which (a) is material and not reflected and adequately reserved against in the Bancorp Financial Statements and Bank Unaudited Financial Statements, or (b) has been or shall be incurred subsequent to the date of December 31, 1993, Bancorp Financial Statements other than those incurred in the ordinary course of business and not in violation in any material respect of any provision of this Agreement.

     4.07 REGULATORY REPORTS. Except to the extent prohibited by law, Bancorp has delivered to PFC true and complete copies of all financial and/or condition reports of the Bank as filed with any applicable bank regulator (a) for each year-end since December 31, 1988, (b) for each calendar quarter since December 31, 1990, and (c) reports, applications and other documents which either the Bank or Bancorp has filed with the FDIC, the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the SEC and/or the Kentucky Department of Financial Institutions (the "KDFI") since December 31, 1988.

     4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1993, there have been no events or conditions of any character (whether actual or threatened) pertaining to the financial condition, businesses or assets of Bancorp or the Bank, other than events or conditions generally applicable to combined state bank and trust companies and bank holding companies, including changes in laws, accounting practices and economic conditions, that have materially adversely affected, or can reasonably be expected to affect materially and adversely, Bancorp's or the Bank's financial conditions, businesses or assets taken as a whole, or to cause either of their businesses to be carried on materially less profitably than prior to December 31, 1993. Since December 31, 1993, neither Bancorp nor the Bank has:

               (a) borrowed any money, incurred any liability or obligation, or lent any money or pledged any of its credit in connection with any aspect of any of its business other than in the ordinary course of business;

               (b) mortgaged or otherwise subjected to any liens, encumbrances or other liabilities any of its assets or business, other than in the ordinary course of business;

               (c) sold, assigned or transferred any of its assets or business other than in the ordinary course of business;

               (d) suffered any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting its financial condition, business or assets;

               (e) made or suffered any amendments, termination of or default under any contract, agreement, license or other instrument which materially adversely affects its financial condition, business or assets;

               (f) received notice or had knowledge that any material labor trouble exists among any of its employees or that any group, organization or union has tried to organize any of its employees;

               (g) received notice or had knowledge that any of its substantial credit or deposit customers has terminated or intends to terminate its relationship, which termination would have a materially adverse effect on its earnings;

               (h) received any notice asserting or threatening to assert that either is in material violation of any statute, law, regulation or order applicable to its business or assets, which violation would have a materially adverse effect on its financial condition, if true;

               (i) failed to operate its business in the ordinary course so as to preserve the business organization intact, and to preserve the goodwill of its customers and others with whom it has business relations;

               (j) incurred any material extraordinary losses or, except in accordance with customary banking or mortgage servicing practices, waived any material rights in connection with any aspect of its business, whether or not in the ordinary course of business;

               (k) cancelled any material debts owed to it; or any material claims, or paid any noncurrent, material obligations or liabilities;

               (l) except for imaging equipment in an aggregate amount of $350,000.00, made any capital expenditure or capital additions or betterments, including any such expenditure, addition or betterment effected through a capital lease, exceeding $10,000.00;

               (m) paid or agreed to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance pay to any of its present or former (i) directors, (ii) officers, or (iii) employees who are being compensated on an annual basis at a rate exceeding $20,000.00 per year; or increased by an amount in excess of ten percent any of their compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retire-ment or other similar payments);

               (n) renewed, amended, become bound by or entered into any agreement, contract, commitment or transaction other than in the ordinary course of business;

               (o) except as required by FASB 109 with respect to deferred income taxes, changed any accounting practice followed or employed in preparing the Bancorp Financial Statements and the Bank Unaudited Financial Statements;

               (p) made any loan, given any discount or entered into any financing lease which has not been (i) made for good, valuable and adequate consideration in the ordinary course of business, (ii) evidenced by notes or other forms of indebtedness which are true, genuine and what they purport to be, and (iii) adequately reserved against in an aggregate amount sufficient in the opinion of management to provide for all charge-off's reasonably anticipated in the ordinary course of business; or

               (q) entered into any agreement, contract or commitment to do any of the foregoing.

     4.09 TAXES. Bancorp and the Bank (i) have timely filed all federal, state, foreign and local income, franchise, excise, sales, intangibles, real and personal property, employment and other tax returns, tax information returns and reports required to be filed; (ii) have paid, or made adequate provision in the opinion of management for the payment of, all taxes, interest payments and penalties (whether or not reflected in returns as filed) due and payable (and/or accruable for all periods ending on or before the date of this Agreement) to any city, county, state, foreign country, the United States or any other taxing authority; and (iii) are not delinquent in the payment of any tax or govern-mental charge of any nature. The federal income tax returns of Bancorp and the Bank have been examined by and settled with the Internal Revenue Service, or the statute of limitations with respect to such years has expired for all years through December 31, 1989, and no audit, examination or investigation is presently being conducted or, to Bancorp's or the Bank's knowledge, is threatened by any taxing authority. No unpaid tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative with respect to Bancorp or the Bank. No agreements for the extension of time for the assessment of any amounts of tax have been entered into by or on behalf of Bancorp or the Bank. Bancorp and the Bank have withheld (and timely paid to the appropriate governmental entity) proper and accurate amounts from their employees for all periods in material compliance with all tax withholding provisions (including, without limitation, income, social security and employment tax withholding for all forms of compensation) of applicable federal, state, foreign and local laws. Bancorp and the Bank have delivered to PFC true and correct copies of all federal and state income tax returns filed by any of them for all tax periods commencing after December 31, 1987.

     4.10 TITLE TO ASSETS. On December 31, 1993, Bancorp and the Bank had and, except with respect to assets disposed of for adequate consideration in the ordinary course of business since December 31, 1993, now have, good and marketable title to all properties and assets reflected on the 1993 Bancorp Financial Statements, free and clear of all mortgages, liens, pledges, easements, restrictions, encroachments, governmental regulations, security interests, charges or encumbrances of any nature, except for:

               (a) the mortgages and encumbrances which secure indebtedness which is properly reflected on the Bancorp Financial Statements;

               (b)  liens for taxes accrued but not yet payable;

               (c) liens arising as a matter of law in the ordinary course of business as to which there is no known default; and

               (d) such imperfections of title and encumbrances, if any, as do not materially detract from the value or interfere with the present use or sale of any of their properties and assets.

Section 4.10 of the Disclosure Schedule lists all leases, other than "financing leases," of personal property to which Bancorp and/or the Bank is a party. Bancorp has delivered to PFC true and correct copies of all leases referred to in Section 4.10 of the Disclosure Schedule, together with all amendments and modifications thereof. With respect to each lease of personal property to which Bancorp and/or the Bank is a party, except for leases in which either Bancorp or the Bank is lessor entered into as a "financing lease,":

               (a) such lease is in full force and effect in accordance with its terms;

               (b)  all rents and additional rents due to date have been paid;

               (c) the lessee under each of the leases has been in peaceable possession since the commencement of the original term of the lease; and

               (d) no event of default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a material default under such lease, exists.

With respect to any real property owned in fee by Bancorp or the Bank, which real property is set forth on Section 4.10 of the Disclosure Schedule, Bancorp and the Bank further represent and warrant to PFC as follows:

               (a) all work to be performed by Bancorp or the Bank with respect to all improvements to the property owned by either of them has been fully completed and paid for by them;

               (b) all permits and certificates with respect to construction of improvements on the property owned by Bancorp or the Bank have been obtained and the property has been properly zoned for use and occupancy as a banking or other business facility; and

               (c) all improvements to the property have been made in accordance with plans and specifications approved by Bancorp or the Bank, as appropriate, copies of which will be delivered to PFC upon request.

     4.11 ENVIRONMENTAL HAZARDS. Except as disclosed on Section 4.11 of the Disclosure Schedule, neither Bancorp nor the Bank has (i) used, stored, manufactured, or suffered to exist (collectively, "Utilized") any hazardous or toxic substance, material or constituent (collectively, a "Hazardous Substance") within the meaning of any applicable federal, state or local law or regulation pertaining to environmental or chemical hazards or pollution (collectively, the "Environmental Laws"), including, without limitation, the Comprehensive Environ-mental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.
Section 9601 et seq., and any regulations promulgated thereunder, on, in or under any of its property, whether currently or previously owned or leased, or
(ii) transported or disposed or caused or permitted any Person to transport or dispose, of any Hazardous Substance other than in accordance with all Environ-mental Laws and other than at the locations identified in Section 4.11 of the Disclosure Schedule. During the period Bancorp or Bank have owned or leased any of their properties, whether such properties are currently or previously owned or leased, no Hazardous Substances were Utilized on, in or under any of such properties. To Bancorp's and the Bank's knowledge, no Hazardous Substances were Utilized on, in or under any properties currently or previously owned by Bancorp or the Bank prior to Bancorp's or the Bank's ownership or leasing of such properties. Neither Bancorp nor the Bank is subject to any asserted or to Bancorp's and the Bank's knowledge unasserted liabilities, nor are any of the properties of Bancorp or the Bank, whether currently or previously owned or leased, subject to any asserted or to Bancorp's and the Bank's knowledge unasserted lien, under any of the Environmental Laws. Neither Bancorp nor the Bank has ever violated any of the Environmental Laws, and each of them is presently in full compliance with all Environmental Laws. Without limiting the generality of the foregoing, to Bancorp's and the Bank's knowledge no asbestos, PCBs or other Hazardous Substance or any petroleum product or constituents thereof is present on, in or under any of the property of the Bank, whether currently or previously owned or leased. To Bancorp's and the Bank's knowledge, no loans of any of Bancorp or the Bank are secured by property where any Hazardous Substances have ever been Utilized, and none of the borrowers of Bancorp or the Bank have violated any of the Environmental Laws or have any of their property subject to a lien under any of the Environmental Laws. Neither Bancorp nor the Bank has permitted any property currently or previously owned or leased by either of them to be used as a landfill or dump site. To Bancorp's and the Bank's knowledge, there are no underground storage tanks, or underground pipelines containing or storing Hazardous Substances, located on any property owned or leased by Bancorp or the Bank. To Bancorp's and the Bank's knowledge, no underground storage tanks have ever been located on any property currently or previously owned or leased by Bancorp or the Bank.

     4.12 LITIGATION, PENDING PROCEEDINGS AND COMPLIANCE WITH LAWS. There are no material claims of any kind or actions, suits, proceedings, arbitrations or investigations, whether actual or threatened, whether asserted by or against either Bancorp or the Bank, against or affecting Bancorp Common Stock, Bank Common Stock or Bancorp's or the Bank's businesses, prospects, conditions (financial or otherwise) or assets or against any officer, director or employee of Bancorp or the Bank (where such claims against any officer, director or employee of Bancorp or the Bank arise or might arise in connection with actions taken or omitted or alleged to have been taken or omitted by such officer, director or employee in his or her capacity as an officer, director or employee)
(a) which would prevent the performance of this Agreement or any of the transactions contemplated hereby or declare the same unlawful or cause the rescission thereof, (b) which would prevent the transfer of good and marketable title of Bancorp Common Stock in the Merger free and clear of all encumbrances, or (c) which would materially and adversely affect or impair the business or condition, financial or otherwise, or the earnings of Bancorp and the Bank taken as a whole. Bancorp and the Bank have complied with and are not in any default in any material respect under (and have not been charged with, nor are threatened with or under investigation with respect to, any charge concerning any material violation of any provision of) any material federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality. There are no material uncured violations or violations with respect to which material refunds or restitution may be required cited in any report concerning Bancorp or the Bank as a result of examination by any regulatory authority.

     4.13 REGULATORY COMPLIANCE. Neither Bancorp nor the Bank has ever been a party to (a) any enforcement action instituted by, or (b) any memorandum of understanding or cease and desist order with, any federal or state regulatory agency, and no such action, memorandum or order has been threatened, and neither Bancorp nor the Bank has received any report of examination from any federal or state regulatory agency which requires that Bancorp or the Bank address any significant problem or take any significant action which has not already been addressed or taken in a manner satisfactory to the regulatory agency.

     4.14 EMPLOYEE RELATIONS. Neither Bancorp nor the Bank has ever entered into any contract or agreement with any labor union or other collective bargaining group. There are no pending or threatened charges of any Unfair Labor Practice (as that term is defined in the National Labor Relations Act, as amended) with respect to Bancorp or the Bank, and neither Bancorp nor the Bank has been contacted by any union or other representative of any of their employees. No group, organization or union has tried to organize any of the employees of Bancorp or the Bank. During the last five years, labor relations with the employees of Bancorp and the Bank have been satisfactory. There have been no strikes, work stoppages or job actions. Bancorp and the Bank are in material compliance with all federal and state laws governing employment and employment practices, terms and conditions of employment and wages and hours.

     4.15      EMPLOYEE BENEFIT PLANS.

               (a) Section 4.15 of the Disclosure Schedule sets forth a true and complete list of all employee benefit plans, policies (whether oral or written), or arrangements applicable to employees or former employees, of each of Bancorp and the Bank, including, without limitation, wage continuation and bonus, pension, profit sharing or thrift plans, life, medical hospitalization, disability, or other insurance programs, and severance, vacation and sick leave policies.

               (b) True and complete copies of all employee benefit plans, related trust agreements, any filings with or communications to or from the IRS, the United States Department of Labor or the Pension Benefit Guaranty Corporation with respect to such plans or trust agreements over the last three plan years have been,or will be prior to the Effective Time, made available to PFC by Bancorp.

               (c) All other salary and fringe benefit programs of Bancorp and the Bank, whether or not coming within the definition of an employee benefit plan under ERISA, are also set forth on Section 4.15 of the Disclosure Schedule, including, but not limited to, stock-based compensation programs, incentive bonus programs, annual salary and bonus policies, car allowances and other fringe benefits and perquisites given to officers, directors and employees.

               (d) All employee pension benefit plans maintained by or covering employees of the Bank or the Bancorp which are intended to be qualified under IRC Sections 401(a) or 403(a), and the related trusts which are intended to be exempt under IRC Section 501(a), are, and have been since adoption, so qualified, and are identified on Section 4.15 of the Disclosure Schedule as "qualified plans," and the date of the most recent determination letter from the IRS confirming the qualification of each such plan is set out on Section 4.15 of the Disclosure Schedule.

               (e) Neither Bancorp nor the Bank has, with respect to the pension benefit plans, nor has any administrator of those plans or of the related trusts or the trustees thereof, engaged in a prohibited transaction which would subject Bancorp or the Bank, the pension benefit plans or any administrator, trustee or party dealing with the pension benefit plans or the related trusts, to a material tax or penalty on prohibited transactions imposed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or IRC Section 4975.

               (f) Except as required by Section 6.20, no employee pension benefit plan maintained for the employees of Bancorp and/or the Bank or any of the related trusts thereto has been terminated since December 31, 1992. None of the pension benefit plans has an accumulated funding deficiency (as defined in Section 302 of ERISA and IRC Section 412), whether or not waived. No material liability to the Pension Benefit Guaranty Corporation has been, or is expected by Bancorp to be, incurred with respect to any pension benefit plan, and there has been no reportable event (as described in Section 4043(b) of ERISA) which has not been waived and no event or condition has occurred which presents a material risk of termination of any pension benefit plan by the Pension Benefit Guaranty Corporation. The value of all non-forfeitable benefits under each pension benefit plan does not exceed the current value of assets of the pension benefit plan allocable to such non-forfeitable benefits. Except as set forth on
Section 4.15 of the Disclosure Schedule,the present value of all accrued benefits, whether non-forfeitable or not, under each pension benefit plan (as a plan subject to Title IV of ERISA) does not exceed the value of the assets of the pension benefit plan allocable to such accrued benefits on a termination basis.

               (g) Bancorp and the Bank have fully complied in all material respects with the notice and continuation coverage requirements of Sections 601 through 608 of ERISA, IRC Section 4980B, and the proposed regulations thereunder.

               (h) None of the pension benefit plans nor the related trusts is a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, and neither Bancorp, the Bank nor any member of Bancorp's controlled group is now, nor has ever been a party to, or subject to, any collective bargaining agreement pursuant to which either Bancorp, the Bank or a member of Bancorp's controlled group is or will become obligated to contribute to a multiemployer plan.

               (i) Except as set forth on Section 4.15 of the Bancorp Disclosure Schedule, all reports, statements, returns and other information required to be furnished or filed with respect to any of the employee benefit plans relating to the employees of either of the Bancorp or the Bank have been furnished or filed, or both, in accordance with Sections 101 through 105 of ERISA, and IRC Sections 6057 through 6059, and they are true, correct and complete in all material respects. Records with respect to all employee benefit plans applicable to any of Bancorp's or the Bank's employees have been maintained in material compliance with Section 107 of ERISA. Neither Bancorp, the Bank nor any other fiduciary (as defined in Section 3 of ERISA) with respect to any of the employee benefit plans applicable to any of Bancorp or the Bank's employees has any material liability for any breach of any fiduciary duties under Sections 404, 405, 406 or 409 of ERISA. Each of the employee benefit plans applicable to the employees of Bancorp or the Bank has, since adoption, been executed, managed and administered in material compliance with the applicable provisions of ERISA, the IRC and all other applicable laws. There are no threatened or pending claims against the employee benefit plans applicable to the employees of Bancorp or the Bank, or their fiduciaries, by any participant, beneficiary or government agency.

               (j) Bancorp's and the Bank's aggregate contribution and recorded expense in respect of the fiscal year ended December 31, 1992, under the employee benefit plans listed on Section 4.15 of the Disclosure Schedule is accurately reflected on the 1992 Bancorp Financial Statements. Any contribution to a pension benefit plan required to meet the minimum funding standards for the fiscal year ending December 31, 1993, has already been made and any such required contribution for 1994 will be made prior to the Effective Time.

               (k) As used in this Agreement, the terms "employee benefit plans" and "employee pension benefit plans" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

               (l) Except as set forth on Section 4.15 of the Disclosure Schedule, neither Bancorp or the Bank has provided nor currently provides any retiree welfare benefits to its employees other than benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985.

               (m) Neither Bancorp nor the Bank is now liable, nor has either Bancorp or the Bank potential liability under Sections 4063 or 4064 of ERISA; nor can Bancorp or the Bank, whether by reason of the transaction contemplated by this Agreement or otherwise, be treated as a withdrawing substantial employer under a plan to which more than one employer makes contributions by application of Section 4062(e) of ERISA. Neither Bancorp nor the Bank is now, nor will either Bancorp or the Bank on the Closing Date be, by virtue of any action heretofore taken or to be taken prior to the Effective Time, subject to a requirement to provide security under IRC Section 401(a)(29), nor shall any asset of Bancorp or the Bank be subject to any lien by reason of the provisions of IRC Section 412(n).

               (n) None of the employee benefit plans other than employee pension benefit plans is self-funded or to any extent self-insured by Bancorp or the Bank.

               (o) Except as fully described on Section 4.15 to the Disclosure Schedule, the actuarial present value of all accrued deferred compensation entitlements of employees and former employees of Bancorp and the Bank (and their respective beneficiaries) other than entitlements accrued pursuant to funded retirement plans subject to the provisions of IRC Section 412 is fully reflected on the Bancorp and Bank Financial Statements.

     4.16 INSURANCE POLICIES. Bancorp and the Bank maintain insurance policies and bonds in force in such amounts and against such liabilities and hazards as customarily are maintained by similar businesses of comparable size. Neither Bancorp nor the Bank is liable for any material, retroactive premium adjustments. All policies are valid, enforceable and in full force and effect, and neither Bancorp nor the Bank has received any notice of premium increases or cancellations. Except for the transactions contemplated by this Agreement, neither Bancorp nor the Bank knows of any grounds for or any consideration of any such premium increase or cancellation notice or other indication of premium increases or cancellations, with respect to any of their insurance policies or bonds. All notices of cancellation received by either Bancorp or the Bank and all claims made by Bancorp or the Bank under their respective insurance policies and bonds since December 31, 1990, or made prior thereto but remaining unresolved, are described on Section 4.16 of the Disclosure Schedule. Since December 31, 1990, neither Bancorp nor the Bank has failed to make a timely claim or file a timely notice with respect to any matter giving rise to a material claim or potential material claim under their insurance policies and bonds.

     4.17      AGREEMENTS.  Neither Bancorp nor the Bank is a party to:

               (a) any collective bargaining agreement; any employment agreement, contract, or commitment; or any bonus plan or commission;

               (b) any loan or other agreement pursuant to which Bancorp or the Bank has borrowed money or any obligation of guaranty or indemnification arising from any agreement, contract or commitment which involves, singularly or in the aggregate, a potential material liability, except letters of credit entered into in the ordinary course of business;

               (c) any agreement, contract or commitment which is either outside of the ordinary course of business or which is or may be materially adverse to the business, financial condition or earnings of Bancorp and the Bank taken as a whole;

               (d) any agreement, contract or commitment containing any covenant materially limiting the freedom of either Bancorp or the Bank to engage in any line of business in any geographic area or to compete with any Person;

               (e) any agreement, contract, or commitment relating to capital expenditures and involving future payments which, together with future payments under all other agreements, contracts or commitments relating to the same capital project, exceed $10,000.00;

               (f) any agreement, contract or commitment relating to the acquisition of substantially all of the assets, shares or capital stock of any business enterprise, except agreements, contracts or commitments in which assets, shares or capital stock are security for a loan or similar obligation created in the ordinary course of business;

               (g) any agreement, contract or commitment outside of the ordinary course of the Bank's banking business, which involves payments, consideration or obligations in the aggregate of $5,000.00 or more per agreement, contract or commitment, which (i) will not be performed within 30 days or less, or (ii) cannot be terminated within 30 days or less without payment of a penalty of more than $1,000.00.

Neither Bancorp nor the Bank has breached, nor is there any pending or to Bancorp's and the Bank's knowledge, threatened claim that either Bancorp or the Bank has materially breached any of the terms or conditions of (a) any agreement, contract or commitment set forth in the Disclosure Schedule delivered to PFC pursuant to this Agreement or (b) any other agreement, contract or commitment, the breach of which singularly or in the aggregate could result in the imposition of damages in a material amount.

     4.18 ACCOUNTING MATTERS. Neither Bancorp nor any of its affiliates has through the date hereof taken or agreed to take any action that would prevent PFC from accounting for the transaction to be effected by the Merger as a "pooling of interests."

     4.19 BROKERS' OR FINDERS' FEES. No agent, broker or other Person acting on behalf of Bancorp or the Bank or under either of their authority is or shall be entitled to any commission, broker's or finder's fee from Bancorp or the Bank in connection with any of the transactions contemplated by this Agreement. No agent, broker or other Person acting on behalf of Bancorp or the Bank or under either of their authority is or shall be entitled to any commission, broker's or finder's fee from PFC in connection with any of the transactions contemplated by this Agreement.

     4.20 POTENTIAL COMPETING INTERESTS. None of the greater than 5% shareholders of Bancorp, nor any director, officer or employee of either Bancorp or the Bank, nor any member of any such person's family, have any direct or indirect (5% or more) interest in any Person which competes or conflicts with, or is engaged in any business of the kind being con-ducted by, either Bancorp or the Bank or which does business or engages in commerce with, or provides goods or services to, either the Bank or Bancorp. Neither Bancorp nor the Bank uses any real or personal property in which any greater than 5% Bancorp shareholder or any director, officer or employee of either Bancorp or the Bank, or any member of any such person's family, have a direct or indirect (5% or more) interest.

     4.21      ACCURACY OF STATEMENTS.

               (a) Neither this Agreement nor any annex, schedule or document delivered as or in connection with an annex or schedule furnished or to be furnished by Bancorp or the Bank to PFC in connection with this Agreement or any of the transactions contemplated hereby contains or shall contain an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

               (b) None of the information supplied by Bancorp or the Bank for inclusion in (i) the registration statement on Form S-4 to be filed with the SEC by PFC in connection with the issuance of shares of PFC Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the definitive proxy statement-prospectus delivered to Bancorp's shareholders (the "Proxy-Prospectus") will, at the date of mailing to stockholders of Bancorp and at the time of the meeting of the stockholders of Bancorp to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy-Prospectus (except for such portions thereof that relate only to PFC) will comply as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act").

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF PFC

     Except as set forth in the Disclosure Schedule previously delivered by PFC to Bancorp, PFC represents and warrants to Bancorp as follows:

     5.01 ORGANIZATION AND QUALIFICATION. PFC and Subsidiary are Kentucky corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky, have paid all fees due and owing to the Office of the Kentucky Secretary of State, have delivered to that office their most recent annual report as required by the Kentucky Business Corporation Act, and have not filed articles of dissolution with the Office of the Kentucky Secretary of State. PFC and Subsidiary have all requisite corporate power and authority to own and lease their property and to carry on their businesses as they are now being conducted. PFC is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

     5.02 AUTHORIZATION. Each of PFC and Subsidiary have the full, right, power and authority to enter into, execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by PFC and Subsidiary has been duly authorized and approved by all requisite corporate action. The Board of Directors of PFC and Subsidiary has unanimously approved this Agreement, the Plan of Merger and the Option Agreement. This Agreement constitutes a valid and legally binding obligation of PFC and Subsidiary. Neither the execution, delivery, or performance of this

Agreement, nor the consummation of the transactions contemplated hereby will:
(a) violate, conflict with, or result in a breach of any provision of the Articles of Incorporation or the Bylaws of PFC or Subsidiary; or (b) subject to receipt of governmental approvals required to consummate the transactions contemplated by this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to PFC and Subsidiary or any assets of PFC and Subsidiary, the violation of which is material to the financial condition or properties of PFC and its subsidiaries ("PFC Subsidiaries") taken as a whole.

     5.03 FINANCIAL STATEMENTS. PFC has delivered to Bancorp true and complete copies of (i) the audited consolidated balance sheet, and the related consolidated statements of income, changes in stockholders' equity and cash flows of PFC for the year ended December 31, 1990 (the "1990 PFC Financial Statements"), (ii) the audited consolidated balance sheet, and the related consolidated statements of income, changes in stockholders' equity and cash flows of PFC for the year ended December 31, 1991 (the "1991 PFC Financial Statements"), (iii) the audited consolidated balance sheet and the related consolidated statements of income, changes in stockholders equity and cash flows for PFC for the year ended December 31, 1992 (the "1992 PFC Financial Statements"), all of which have been audited by KPMG Peat Marwick, certified public accountants. PFC shall deliver to Bancorp, in accordance with Section 6.11, true and complete copies of the unaudited consolidated balance sheets and the related statements of income and changes in stockholders' equity of PFC for the quarterly periods beginning on March 31, 1993 and ending on the last day of the quarter next preceding the quarter in which the Closing occurs (the "PFC Unaudited Financial Statements") and the monthly financial statements of PFC prepared in the usual course of PFC's business for the months beginning September 30, 1993 and ending on the last day of the month next preceding the month in which the Closing occurs (the "PFC Monthly Financial Statements"). In accordance with Section 6.11, PFC shall deliver to Bancorp, as soon as they are available, true and complete copies of the audited consolidated balance sheet and the related consolidated statements of income, changes in stockholders' equity and cash flows of PFC for the year ending December 31, 1993 (the "1993 PFC Financial Statements"). The 1990, 1991 and 1992 PFC Financial Statements, the PFC Unaudited Financial Statements dated as of March 31, 1993, June 30, 1993 and September 30, 1993, the PFC Monthly Financial Statements beginning September 30, 1993, and the 1993 PFC Financial Statements (when delivered) (the "PFC Financial Statements") have been or as the context requires, shall have been, prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior periods, and present or as the context requires, shall present fairly the financial position of PFC as of their respective dates and the results of PFC's operations for the respective periods covered thereby in conformity with generally accepted accounting principles applied on a consistent basis, excluding normal year end adjustments, if any.

     5.04 CAPITAL STOCK. All of the statements concerning the PFC Common Stock and Subsidiary Common Stock set forth in Sections 1.03 and 1.04 of this Agreement are true. All of the outstanding shares of PFC Common Stock have been validly issued, fully paid and are nonassessable. All shares of PFC Common Stock to be issued in the Merger shall, when issued, be (a) validly issued, fully paid and nonassessable; and (b) issued pursuant to an effective registration statement (the "Registration Statement") filed under the Securities Act.

     5.05 CORPORATE DOCUMENTS, BOOKS, RECORDS AND PERMITS. PFC has delivered to Bancorp true and complete copies of the Articles of Incorporation (certified as of a recent date by the Kentucky Secretary of State) and Bylaws (certified as of a recent date by a corporate secretary) of PFC and Subsidiary, and PFC shall deliver pursuant to Section 6.11 true and complete copies of any Articles of Incorporation or bylaw amendments so certified. PFC and Subsidiary possess all licenses, franchises, approvals, certificates, permits and other governmental authorizations necessary for continued conduct of their business without material interference or interruption.

     5.06 REGULATORY REPORTS. PFC has delivered to Bancorp true and complete copies of all reports which PFC has made to or filed with the SEC and with the Federal Reserve since December 31, 1991. As of their respective filing dates, PFC's Annual Reports on form 10-K for the fiscal years ended December 31, 1991 and 1992 and its quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1993, the proxy statement dated March 15, 1993, filed with the SEC pursuant to the Exchange Act, and the Form 10-C filed on January 18, 1994 with the SEC (such filings being collectively referred to herein as the "PFC Filings"), complied in all material respects with the regulations of the SEC, and none of the PFC Filings as of their respective dates, taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. PFC has been subject to the requirements of Section 12 of the Exchange Act and has filed all material required to be filed pursuant to Section 13, 14 or 15(d) thereof for a period of at least 36 calendar months and has filed in a timely manner all reports required to be filed during the last 12 calendar months and any portion of the calendar month preceding the date of this Agreement.

     5.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1993, there have been no events or conditions of any character (whether actual or to PFC's knowledge threatened) pertaining to the financial condition, business or assets of PFC and the PFC Subsidiaries, taken as a whole, other than events or conditions generally applicable to financial institutions and bank holding companies, including changes in laws, accounting practices and economic conditions, that have materially adversely affected, or can reasonably be expected to affect materially and adversely, the financial conditions, businesses or assets of PFC and the PFC Subsidiaries taken as a whole, or cause their businesses to be carried on materially less profitably than since September 30, 1993.

     5.08 REGULATORY COMPLIANCE. None of the PFC Subsidiaries are currently or have, since 1990, been a party to any enforcement action instituted by, or any memorandum of understanding, formal agreement, or cease and desist order with, any federal or state regulatory agency, and no such action, memorandum, agreement or order has been threatened against PFC or any of its Subsidiaries. Neither PFC nor any of the PFC Subsidiaries have received any report of examination from any federal or state regulatory agency which requires PFC or any PFC Subsidiary to address any significant problem or take any significant action which has not already been addressed or taken in a manner satisfactory to the regulatory agency.

     5.09 BROKERS' OR FINDERS' FEES. No agent, broker or other Person acting on behalf of PFC or under its authority is or shall be entitled to any commission, broker's or finder's fee from Bancorp or the Bank in connection with any of the transactions contemplated by this Agreement.

     5.10 SUBSIDIARIES. PFC owns legally and beneficially, all issued and outstanding shares of The Peoples First National Bank and Trust Company of Paducah, Bank of Murray, Salem Bank, Inc., First National Bank of LaCenter and First Liberty Bank of Calvert City (the "Bank Subsidiaries"); such stock is registered in the name of PFC, and, except as provided on the PFC Disclosure Schedule, PFC has good and marketable title to such stock, free and clear of all pledges, liens, charges, encumbrances, security interests, claims, undertakings, rights of first refusal, options or other restrictions of any nature whatsoever. All eligible deposit accounts in the Bank Subsidiaries are insured by the Bank Insurance Fund administered by the FDIC to the fullest extent permitted by law.

     5.11 ENVIRONMENTAL HAZARDS. Neither PFC nor the Bank Subsidiaries have (i) used, stored, manufactured, or suffered to exist (collectively, "Utilized") any hazardous or toxic substance, material or constituent (collectively, a "Hazardous Substance") within the meaning of any applicable federal, state or local law or regulation pertaining to environmental or chemical hazards or pollution (collectively, the

"Environmental Laws"), including, without limitation, the Comprehensive Environ-mental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.
Section 9601 et seq., and any regulations promulgated thereunder, on, in or under any of its property, whether currently or previously owned or leased, or
(ii) transported or disposed or caused or permitted any Person to transport or dispose, of any Hazardous Substance other than in accordance with all Environ-mental Laws. During the period PFC or the Bank Subsidiaries have owned or leased any of their properties, whether such properties are currently or previously owned or leased, no Hazardous Substances were Utilized on, in or under any of such properties. To PFC's knowledge, no Hazardous Substances were Utilized on, in or under any properties currently or previously owned by PFC or any Bank Subsidiary prior to PFC's or the Bank Subsidiary's ownership or leasing of such properties. Neither PFC nor any of the Bank Subsidiaries is subject to any asserted or to PFC's knowledge unasserted liabilities, nor are any of the properties of PFC or the Bank Subsidiaries, whether currently or previously owned or leased, subject to any asserted or to PFC's knowledge unasserted lien, under any of the Environmental Laws. Neither PFC nor the Bank Subsidiaries has ever violated any of the Environmental Laws, and each of them is presently in full compliance with all Environmental Laws. Without limiting the generality of the foregoing, to PFC's knowledge no asbestos, PCBs or other Hazardous Substance or any petroleum product or constituents thereof is present on, in or under any of the property of PFC or the Bank Subsidiaries, whether currently or previously owned or leased. To the knowledge of PFC and the Bank Subsidiaries, no loans of any of PFC or the Bank Subsidiaries are secured by property where any Hazardous Substances have ever been Utilized, and none of the borrowers of PFC or the Bank Subsidiaries have violated any of the Environmental Laws or have any of their property subject to a lien under any of the Environmental Laws. Neither PFC nor the Bank Subsidiaries has permitted any property currently or previously owned or leased by either of them to be used as a landfill or dump site. To PFC's knowledge there are no underground storage tanks or underground pipelines containing or storing Hazardous Substances located on any property owned or leased by PFC or the Bank Subsidiaries. To PFC's knowledge, no underground storage tanks have ever been located on any property currently or previously owned or leased by PFC or the Bank Subsidiaries.

     5.12 LITIGATION, PENDING PROCEEDINGS AND COMPLIANCE WITH LAWS. There are no material claims of any kind or actions, suits, proceedings, arbitrations or investigations, whether actual, potential or threatened, whether asserted by or against either PFC or any of the Bank Subsidiaries, against or affecting PFC Common Stock, the common capital stock of the Bank Subsidiaries or the Bank Subsidiaries' business, prospects, conditions (financial or otherwise) or assets or against any officer, director or employee of the Bank Subsidiaries (where such claims against any officer, director or employee of PFC or the Bank Subsidiaries arise or might arise in connection with actions taken or omitted or alleged to have been taken or omitted by such officer, director or employee in his or her capacity as an officer, director or employee) (a) which would prevent the performance of this Agreement or any of the transactions contemplated hereby or declare the same unlawful or cause the rescission thereof, (b) which would prevent the transfer of good and marketable title of PFC Common Stock to be issued in the Merger free and clear of all encumbrances, or (c) which would materially and adversely affect or impair the businesses or conditions, financial or otherwise, or the earnings of PFC and the Bank Subsidiaries taken as a whole. PFC and the Bank Subsidiaries have complied with and are not in any default in any material respect under (and have not been charged with, nor are threatened with or under investigation with respect to, any charge concerning any material violation of any provision of) any material federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality. There are no material uncured violations or violations with respect to which material refunds or restitution may be required cited in any report concerning PFC or the Bank Subsidiaries as a result of examination by any regulatory authority.

     5.13      ACCURACY OF STATEMENTS.

               (a) Neither this Agreement nor any annex, schedule or document delivered as or in connection with an annex or schedule furnished or to be furnished by PFC or Subsidiary to Bancorp in connection with this Agreement or any of the transactions contemplated hereby contains or shall contain an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

               (b) None of the information supplied by PFC or the Bank Subsidiaries for inclusion in (i) S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy-Prospectus will, at the date of mailing to stockholders of Bancorp and at the time of the meeting of the stockholders of Bancorp to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The S-4 (except for such portions thereof that relate only to Bancorp and the Bank) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     5.14 TAX REPRESENTATIONS. PFC agrees that prior to the Effective Time, it will not undertake any action that would require, nor enter into negotiations toward, any transaction that would require, that (i) Subsidiary be liquidated or merged, (ii) the stock of Subsidiary be divested in any manner,
(iii) Subsidiary divest itself of its interest in the Bank (including by way of liquidation or merger), (iv) that Subsidiary issue shares of its stock to anyone other than PFC, or (v) the Bank divest itself, or cease operations, of its "historic business" within the meaning of Section 1.368-1(d) of the regulations promulgated under the IRC, except as otherwise permitted by IRC Section 368(a)(2)(C).

     5.15      EMPLOYEE BENEFIT PLANS.

               (a) All employee pension benefit plans maintained by or covering employees of PFC or the Bank Subsidiaries which are intended to be qualified under IRC Sections 401(a) or 403(a), and the related trusts which are intended to be exempt under Section 501(a), are, and have been since adoption, so qualified.

               (b) Neither PFC or the Bank Subsidiaries has, with respect to their pension benefit plans, nor has any administrator of those plans or of the related trusts or the trustees thereof, engaged in a prohibited transaction which would subject PFC or the Bank Subsidiaries, the pension benefit plans or any administrator, trustee or party dealing with the pension benefit plans or the related trusts, to a material tax or penalty on prohibited transactions imposed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or IRC Section 4975.

               (c) Any employee pension benefit plan maintained for the employees of PFC or the Bank Subsidiaries or any of the related trusts thereto which has been terminated since December 31, 1992, have caused no material liability to those entities not disclosed on their PFC Financial Statements. None of the pension benefit plans have an accumulated funding deficiency (as defined in Section 302 of ERISA and IRC Section 412), whether or not waived. No material liability to the Pension Benefit Guaranty Corporation has been, or is expected by PFC to be, incurred with respect to any pension benefit plan, and there has been no reportable event (as described in Section 4043(b) of ERISA) which has not been waived and no event or condition has occurred which presents a material risk of termination of any pension benefit plan by the Pension Benefit Guaranty Corporation. The value of all non-forfeitable benefits under each pension benefit plan does not exceed the current value of assets of the pension benefit plan allocable to such non-forfeitable benefits. The present value of all accrued benefits, whether non-forfeitable or not, under each pension benefit plan (as a plan subject to Title IV of ERISA) does not exceed the value of the assets of the pension benefit plan allocable to such accrued benefits.

               (d) PFC or the Bank Subsidiaries have fully complied in all material respects with the notice and continuation coverage requirements of Sections 601 through 608 of ERISA, IRC Section 4980B, and the proposed regulations thereunder.

               (e) None of the pension benefit plans nor the related trusts is a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, and neither PFC, the Bank Subsidiaries nor any member of PFC's controlled group is now, nor has ever been a party to, or subject to, any collective bargaining agreement pursuant to which either PFC, the Bank Subsidiaries or a member of PFC's controlled group is or will become obligated to contribute to a multiemployer plan.

               (f) All reports, statements, returns and other information required to be furnished or filed with respect to any of the employee benefit plans relating to the employees of either of the PFC or the Bank Subsidiaries have been furnished or filed, or both, in accordance with Sections 101 through 105 of ERISA, and IRC Sections 6057 through 6059, and they are true, correct and complete in all material respects. Records with respect to all employee benefit plans applicable to any of PFC's or the Bank Subsidiaries' employees have been maintained in material compliance with Section 107 of ERISA. Neither PFC, the Bank Subsidiaries, nor any other fiduciary (as defined in Section 3 of ERISA) with respect to any of the employee benefit plans applicable to any of PFC or the Bank Subsidiaries' employees has any material liability for any breach of any fiduciary duties under Sections 404, 405, 406 or 409 of ERISA. Each of the employee benefit plans applicable to the employees of PFC or the Bank Subsidiaries has, since adoption, been executed, managed and administered in material compliance with the applicable provisions of ERISA, the IRC and all other applicable laws. There are no threatened or pending claims against the employee benefit plans applicable to the employees of PFC or the Bank Subsidiaries, or their fiduciaries, by any participant, beneficiary or government agency.

               (g) As used in this Agreement, the terms "employee benefit plans" and "employee pension benefit plans" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

               (h) Neither PFC nor the Bank Subsidiaries is now liable, nor has either PFC or the Bank Subsidiaries potential liability under Sections 4063 or 4064 of ERISA; nor can PFC or the Bank Subsidiaries, whether by reason of the transaction contemplated by this Agreement or otherwise, be treated as a withdrawing substantial employer under a plan to which more than one employer makes contributions by application of Section 4062(e) of ERISA. Neither PFC nor the Bank Subsidiaries is now, nor will either PFC or the Bank Subsidiaries on the Closing Date be, by virtue of any action heretofore taken or to be taken prior to the Closing Date, subject to a requirement to provide security under IRC Section 401(a)(29), nor shall any asset of PFC or the Bank Subsidiaries be subject to any lien by reason of the provisions of IRC Section 412(n).

               (i) The actuarial present value of all accrued deferred compensation entitlements of employees and former employees of PFC and the Bank Subsidiaries (and their respective beneficiaries) other than entitlements accrued pursuant to funded retirement plans subject to the provisions of IRC
Section 412 are fully reflected on the PFC Financial Statements.

               (j) PFC and the Bank Subsidiaries have no liability for retiree welfare benefits that have not been accurately reflected on the PFC Financial Statements.

               (k) Neither PFC nor the Bank Subsidiaries maintain any self insured employee benefit plans other than employee pension benefit plans.

                 ARTICLE 6 - COVENANTS AND CONDUCT OF THE PARTIES

     Each of the parties to this Agreement shall comply with their respective covenants in this Article 6 from the date hereof through the Closing Date:

     6.01 INVESTIGATIONS. Each of PFC and Bancorp shall give the other and their employees, accountants, attorneys and other authorized representatives full access during all reasonable times to all the premises, properties, books and records (including without limitation, all corporate minutes and stock transfer records), and furnish each other with such financial and operating data, analyses and other information of any kind respecting their business and properties as the other shall from time to time request. Any investigation shall be conducted in a manner which does not unreasonably interfere with business operations. In the event of termination of this Agreement, Bancorp and PFC shall, upon request, each return to the other all documents, work papers and other material (and all copies thereof) obtained from the other and their subsidiaries in connection with the transactions contemplated hereby. Each of PFC and Bancorp shall use its best efforts to cause its employees, accountants, attorneys and other authorized representatives to hold in strict confidence all data and information obtained by it from the other (unless such data or information is or becomes readily ascertainable from public or published information or trade sources); and each of PFC and Bancorp shall not, and shall use its best efforts to ensure that its employees, accountants, attorneys and other authorized representatives do not, disclose such information to others; provided, that PFC and Bancorp may file or otherwise submit such data and information to any regulatory authority in connection with obtaining regulatory approval to facilitate or consummate the transactions contemplated by this Agreement without any liability to the other. PFC, through its internal audit department, and/or designated certified public accountants, may perform a pre-acquisition audit or audits of Bancorp and the Bank, and in connection with such a pre-acquisition audit or audits may perform such procedures, including the mailing of verification requests to the Bank customers and others, as PFC reasonably deems necessary.

     6.02      SHAREHOLDER AND DIRECTOR APPROVALS.

               (a) The Board of Directors of Bancorp has approved and determined advisable and shall submit to Bancorp's shareholders for adoption this Agreement and the Plan of Merger at a meeting of shareholders duly called for those purposes by Bancorp's Board of Directors. The meeting of shareholders of Bancorp shall take place on a date at least twenty-one business days following the mailing of a notice of such meeting accompanied by the Proxy-Prospectus as contained in the Registration Statement. The notice and Proxy-Prospectus distributed in connection with the shareholder approval and adoption of this Agreement and the Plan of Merger shall comply with Bancorp's Articles of Incorporation and Bylaws and with all applicable corporate and securities laws. Unless inconsistent with its fiduciary responsibilities, the Board of Directors of Bancorp shall recommend to the shareholders of Bancorp that all such shareholders vote for approval and adoption of this Agreement and the Plan of Merger, and each Bancorp Director who voted in favor of the Plan of Merger shall use his best efforts to obtain such shareholder approval. Section 6.02 of the Bancorp Disclosure Schedule sets forth the names of each Bancorp Director, together with the number of shares of Bancorp Common Stock held by each of them as of the date of this Agreement. Each of the Bancorp Directors (i) shall continue to own and shall not assign, transfer, or otherwise dispose of, or in any way encumber, without the prior written consent of PFC which consent shall not be unreasonably withheld, his shares of Bancorp Common Stock except as contemplated by this Agreement, (ii) shall, if he voted in favor of the Plan of Merger, and subject to the Proxy-Prospectus as contained in the Registration Statement, in his capacity as a shareholder of Bancorp, vote all of the shares of Bancorp Common Stock listed across from his name on Section 6.02 of the Bancorp Disclosure Schedule and any subsequently acquired shares of Bancorp Common Stock in favor of this Agreement and the Plan of Merger at any special meeting of Bancorp shareholders called for this purpose (or, upon request from PFC, shall promptly grant a revocable proxy to PFC to vote all of his shares of Bancorp Common Stock in favor of this Agreement and the Plan of Merger), and
(iii) shall, if he voted in favor of the Plan or Merger, take any and all other shareholder action necessary to accomplish the transactions contemplated by this Agreement.

               (b) Each of the Board of Directors and the sole shareholder of Subsidiary has unanimously approved this Agreement and Plan of Merger.

     6.03 CONSENTS. Bancorp and PFC shall each use its best efforts to procure upon reasonable terms and conditions all consents and approvals, completion of all filings, all registrations and certificates, and satisfaction of all other requirements prescribed by law which are necessary for the consummation of the Merger.

     6.04 CONDUCT OF BUSINESS IN THE ORDINARY COURSE. Bancorp and the Bank shall conduct their business only in the ordinary course. By way of amplification and not limitation, except as otherwise provided herein, neither the Bank nor Bancorp shall without the prior written consent of PFC, which consent shall not be unreasonably withheld:

               (a) issue or cause to be issued any shares of capital stock or any options, warrants, or other rights to subscribe for or purchase any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock of Bancorp or the Bank;

               (b) except to the extent permitted by Section 6.16, declare, set aside, or pay any dividend or distribution (whether in cash, shares or otherwise) with respect to the shares of capital stock of Bancorp or the Bank;

               (c)  except for dividends permitted by Section 6.04(b) above and
Section 6.16 below, and director's fees paid at historical rates (to be paid at the same rate paid per meeting attended during the 12 months prior to the date of this Agreement), make any payment to any of the shareholders of the Bank or to any of Bancorp's or the Bank's officers or directors, whether pursuant to a management agreement, consolidated tax return agreement, lease or otherwise;

               (d) directly or indirectly redeem, purchase, or otherwise acquire any shares of capital stock;

               (e) effect a split, reverse split, reclassification, or other change of any shares of capital stock, or other reorganization or recapitalization;

               (f) amend the Articles of Incorporation or Bylaws of Bancorp or the Bank;

               (g) except for the payment of up to $50,000.00 in bonuses in the aggregate to employees of Bancorp and the Bank, increase the compensation payable or to become payable to any of their directors, officers or employees (including any salary, bonus, insurance, pension, or other benefit plan, payment or arrangement made to, for or with any of such officers or employees) regardless of whether such increase was authorized prior to the execution of this Agreement;

               (h) borrow or agree to borrow any amount of funds or, except in the ordinary course of business, incur any obligation or liability or directly or indirectly guarantee or agree to guarantee any obligations of others except letters of credit entered into in the ordinary course of business;

               (i) enter into any agreement, contract or commitment which, if entered into prior to the date of this Agreement, would be required to be listed in a schedule delivered to PFC pursuant to the terms of, or in connection with, this Agreement, or which would modify, amend or terminate any agreement required to be listed in any such schedules;

               (j) except in the ordinary course of business, place or suffer to exist on any of the assets or properties of Bancorp or the Bank any mortgage, pledge, lien, charge, or other encumbrance;

               (k) unless paid in full, cancel any material indebtedness owing to Bancorp or the Bank or any claims which Bancorp or the Bank may possess, or waive any material rights of substantial value or discharge or satisfy any material noncurrent liabilities;

               (l) sell or otherwise dispose of a substantial part of any of Bancorp's or the Bank's assets, or sell or agree to sell any of their assets except in the ordinary course of business;

               (m) commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is listed in a schedule delivered to PFC pursuant to the terms of, or in connection with, this Agreement, or which would have an adverse effect on the business, financial condition, or earnings of Bancorp and the Bank taken as a whole;

               (n) violate any law, statute, rule, governmental regulation, order, or undertaking which violation might have an adverse effect on the business, financial condition, or earnings of the Bancorp and the Bank taken as a whole;

               (o) fail to maintain Bancorp's or the Bank's books, accounts and records in the usual manner on a basis consistent with that heretofore employed, except for changes required by generally accepted accounting principles or by the FDIC or any other state or federal agency having jurisdiction over Bancorp or the Bank, as long as such changes are required generally for financial institutions and not specifically directed at Bancorp or the Bank;

               (p) fail to charge off Bancorp's or the Bank's books loan or other losses in accordance with generally accepted accounting principles and the pertinent regulations and policies of the FDIC and other bank regulatory authorities concerning the write-off of loans and other losses;

               (q) fail to pay, or to make adequate provisions for the payment of, all taxes (current or deferred), interest payments and penalties (whether or not reflected in any returns as filed) due and payable (and/or accruable for all periods prior to the Closing Date, including that portion of their fiscal year prior to and including the Closing Date) to any city, county, state, foreign country, the United States, or any other taxing authority;

               (r)  except in the ordinary course of business and subject to
Section 6.06 of this Agreement, sell or dispose of any bonds, shares of capital stock or other investment securities;

               (s) establish, or apply for permission to establish, any banking or business office facility not in use on the date of this Agreement;

               (t) issue any letters of credit other than in the ordinary course of business or voluntary increase in a material amount any contingent liabilities whether under letters of credit or otherwise; or

               (u) make any loan, give any discount or enter into any financing lease which is not (i) made for good, valuable and adequate consideration in the ordinary course of business, (ii) evidenced by notes or other forms of indebtedness which are true, genuine and what they purport to be, and
(iii) adequately reserved against in an amount sufficient in the opinion of management to provide for all charge-off's reasonably anticipated in the ordinary course of business.

     6.05 RESERVES. The Bank Unaudited Financial Statements shall reflect a monthly charge-off, based on a review of the current status of all loans, in accordance with generally accepted accounting principles and the pertinent regulations and policies of the FDIC and other regulatory authorities concerning the write-off of loans.

     6.06 PRESERVATION OF BUSINESS AND INVESTMENT DECISIONS. Bancorp and the Bank shall use their best efforts to preserve the possession and control of all of their respective assets, to preserve the goodwill of their respective customers and others with whom they have business relations, and to do nothing knowingly to impair the ability to keep and preserve their respective businesses existing on the date of this Agreement. Without in any way limiting the foregoing, neither Bancorp nor the Bank shall make any significant investment decision, including, without limitation, engaging in any interest rate swaps, futures or options transactions without first consulting with the treasurer of PFC or his designee. The Bank shall continue to manage and monitor its investment portfolio in a manner consistent with sound investment practices as outlined by currently existing bank regulations.

     6.07 NOTIFICATION OF MATERIAL CHANGES AND LITIGATION. Bancorp shall provide PFC with prompt written notice, accompanied by a detailed description and analysis, (a) of any material adverse or to Bancorp's or the Bank's knowledge, potentially material adverse change in the condition, earnings or businesses (other than matters affecting banks or bank holding companies generally) of Bancorp or the Bank, (b) of any event or condition of any character (whether actual or to Bancorp's or the Bank's knowledge threatened) pertaining to the financial conditions, businesses or assets of Bancorp and the Bank as a whole that has materially and adversely affected, or has a substantial possibility of materially and adversely affecting, any of such financial conditions, businesses or assets, or causing any of such businesses to be carried on materially less profitably than prior to this Agreement, and (c) of all claims, regulatory proceedings and litigation (whether actual or to Bancorp's or the Bank's knowledge threatened and whether or not material) against or possibly involving Bancorp or the Bank or (where such actual or threatened or claims, regulatory proceedings or litigation arise in connection with actions taken or alleged to be taken by any officer, employee or director in his or her capacity as an officer, employee or director) any officer, employee or director of Bancorp or the Bank. Such adverse or potentially adverse material changes or such claims, proceedings or litigation shall include, without limitation, any adverse or potentially adverse material change in or any litigation arising in connection with any item or matter reported on any schedule, annex or document delivered by Bancorp or the Bank to PFC in connection with this Agreement.

     6.08 COOPERATION. Bancorp and PFC shall each cooperate, and Bancorp and PFC shall cause their subsidiary(ies) to cooperate, fully, completely and promptly with the other in connection with satisfying all conditions set forth in this Agreement and effecting the transactions contemplated by this Agreement.

     6.09 REGULATORY FILINGS. Except to the extent prohibited by law, from the date of this Agreement until the Closing Date, Bancorp and the Bank shall deliver to PFC contemporaneously with their filing a copy of all applications, reports and other documents hereafter filed with the SEC, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve, the KDFI, the FDIC, or the Kentucky Secretary of State, and all "comment" letters and other correspondence from any of the foregoing regulatory agencies in connection with such filings promptly after receipt thereof. Except to the extent prohibited by law, from the date of this Agreement until the Closing Date, PFC shall deliver to the Bank contemporaneously with their filing a copy of the non-confidential portions of all applications, reports and other documents hereafter filed by PFC in connection with the Merger with the SEC, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve, the KDFI, the FDIC, or the Office of the Kentucky Secretary of State, and the non-confidential portion of all "comment" letters and other correspondence from any of the foregoing regulatory agencies in connection with such filings promptly after receipt thereof.

     6.10 THE BANK UNAUDITED FINANCIAL STATEMENTS. Bancorp shall deliver to PFC as soon as they become available but in any event promptly, the Bank Unaudited Financial Statements.

     6.11 PFC FINANCIAL STATEMENTS, SEC REPORTS AND AMENDMENTS. PFC shall deliver to Bancorp as soon as they become available but in any event promptly, the PFC Unaudited Financial Statements, the PFC Monthly Financial Statements and the 1993 PFC Financial Statements. PFC shall deliver to Bancorp, promptly after filing, a copy of all applications, reports and other documents filed by PFC with the SEC. PFC shall also deliver to Bancorp as soon as they become available copies of any amendments to PFC's Articles of Incorporation and Bylaws.

     6.12 DISCUSSION WITH OTHER PURCHASERS. Except to the extent the fulfillment of the Bancorp's Directors' fiduciary duties clearly requires such action, Bancorp, the Bank and the Bancorp Directors shall not, and shall cause Bancorp's and the Bank's executive officers to not, solicit, authorize the solicitation of, or enter into any discussions with any third party (a "Third Party"), (a) to purchase any shares of the capital common stock or any option or warrant to purchase shares of the capital common stock of Bancorp or the Bank or any securities convertible into the capital common stock of Bancorp or the Bank or any other equity security of either of them; (b) to make a tender or exchange offer for any shares of the capital common stock of Bancorp or the Bank or any other equity security of Bancorp or the Bank, (c) to purchase, lease or other-wise acquire all or a substantial portion of the assets of Bancorp or the Bank, or (d) to merge, consolidate or otherwise combine with Bancorp or the Bank (a "Third Party Sale").

     6.13 PUBLICITY. Except as provided below, neither Bancorp, the Bank nor PFC shall disclose or publish, and each of Bancorp, the Bank and PFC shall use their best efforts to cause their officers and employees and the officers and employees of their affiliates to not disclose or publish, any information concerning this Agreement or the transactions contemplated by this Agreement. Only Bancorp and PFC may make public announcements regarding this Agreement and the transactions contemplated herein and each shall have an opportunity to review any public announcement prior to its release by the other.

     6.14 PFC REGISTRATION STATEMENT. PFC shall prepare and file the Registration Statement under the Securities Exchange Act of 1934, as amended, for the purpose of registering the shares of PFC Common Stock to be issued in the Merger. PFC shall use all reasonable efforts to cause the Registration Statement to become effective as soon as appropriate and possible. The Bank, Bancorp and each Bancorp Director shall use all reasonable efforts to promptly furnish PFC with all such data, information and analyses relating to him, it or its shareholders as PFC may reasonably request for the purpose of including such data, information and analyses in the Registration Statement.

     6.15 RESTRICTED PFC COMMON STOCK. The Bancorp Disclosure Schedule sets forth a complete list (the "Bancorp Affiliate Schedule") of all Persons who are, or immediately prior to the Effective Time will be, Bancorp Affiliates.
For purposes of this Agreement, "Bancorp Affiliates" means each Person who, should he, she or it resell PFC Common Stock acquired by him, her or it in connection with the Merger, would be subject to the requirements of paragraphs
(c) and (d) of Rule 145 under the Securities Act. Bancorp shall deliver to PFC at the Closing an agreement from each Person named on the Bancorp Affiliates Schedule to the effect that (1) the Bancorp Affiliate shall not dispose of any PFC Common Stock received by the Bancorp Affiliate pursuant to the Merger in violation of the Securities Act or the rules and regulations of the SEC thereunder, (2) the Bancorp Affiliate consents to the placing of a legend on the certificates representing the Bancorp Affiliate's PFC Common Stock which refers to the issuance of the Bancorp Affiliate's PFC Common Stock in a transaction to which Rule 145 is applicable and to the giving of stop-transfer instructions to PFC with respect to the Bancorp Affiliate's certificates consistent with the legend on those certificates, and (3) the Bancorp Affiliate shall not dispose of any Bancorp Common Stock or PFC Common Stock in a manner inconsistent with the SEC's rules, regulations and policies or generally accepted accounting principles permitting pooling-of-interests accounting treatment of the Merger by PFC. Such Bancorp Affiliate Agreement shall provide that PFC shall during the period Bancorp Affiliates hold PFC Common Stock so restricted comply with the requirements of Rule 144(c) under the Securities Act to allow such shares of PFC Common Stock held by the Bancorp Affiliates to be transferrable by the Bancorp Affiliates in compliance with paragraphs (c), (e), (f) and (g) of Rule 144. At the end of the three-year holding period within Rule 144(k), PFC shall remove from share certificates the legend referenced above if requested by a Bancorp Affiliate or remove such legend prior thereto if the Bancorp Affiliate shall deliver to PFC an opinion of securities counsel acceptable to PFC that such legend can be removed.

     6.16      BANCORP DIVIDENDS.

               (a) For the period ending June 30, 1994, Bancorp may declare in the aggregate no more than $298,680.00 in dividends.

               (b) Beginning on July 1, 1994 and until the Closing Date, Bancorp may declare a dividend for each cash dividend declared by PFC (a "PFC Dividend"). The amount of such dividends per share of Bancorp Common Stock shall be the amount of the PFC Dividend which would be payable on the number of shares of PFC Common Stock into which each share of Bancorp Common Stock is to be converted in the Merger. The record and payment dates of such dividends shall be no earlier than the record and payment dates of the PFC Dividend.

     6.17 TAX-FREE REORGANIZATION TREATMENT. None of PFC, Bancorp or Subsidiary shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of IRC Section 368(a). PFC agrees that for two years after the Effective Time, and except as otherwise permitted by IRC Section 368(a)(2)(C), (i) it will not cause Subsidiary to be liquidated or merged, (ii) it will not in any fashion divest itself of any stock in Subsidiary, (iii) it will not allow Subsidiary to cause the liquidation or merger of, or to divest itself of its stock of, the Bank or to issue any shares of Subsidiary Common Stock to anyone other than PFC, (iv) it will not allow the divestiture of the "historic business" of the Bank or the cessation of the Bank's "historic business," and (v) it will not reacquire, by redemption or otherwise, any PFC Common Stock issued in connection with the Merger; provided that the actions in
(i), (ii), (iii), (iv) and (v) above may be taken if prior to the proposed action counsel for PFC has obtained on behalf of Bancorp's former shareholders a ruling letter from the Internal Revenue Service to the effect that, or counsel for PFC shall have rendered an opinion on behalf of the former shareholders of Bancorp to the effect that, the proposed action will not cause the merger of Bancorp into Subsidiary to fail to constitute a "reorganization" within the meaning of IRC Sections

368(a)(1)(A) and (a)(2)(D). PFC will not cause or allow Subsidiary to reimburse it, directly or indirectly, for any cash furnished by PFC to pay to shareholders of Bancorp (including dissenters) in part or full payment for their shares of Bancorp Common Stock or for fractional shares of PFC Common Stock.

     6.18 D & O INSURANCE AND INDEMNIFICATION. From and after the Effective Time, PFC shall cause all directors and officers of Bancorp and the Bank to be covered by PFC's directors and officers liability insurance policy on a basis at least equal to the coverage currently provided to the directors and officers of PFC and its subsidiaries. PFC and the Bank covenant and agree that, to the extent provided below, PFC or the Bank shall indemnify any person who on or before the Effective Time was a director, officer or employee of Bancorp or the Bank against any losses, claims, damages, liabilities, expenses (including attorneys fees and expenses), judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time)
(i) arising out of or based in part upon any act or failure to act (other than acts involving fraud, intentional or willful misconduct or bad faith) of such director, officer or employee before the Effective Time; (ii) arising out of the fact that such person is or was a director, officer or employee of Bancorp or the Bank; or (iii) arising out of this Agreement, the Plan of Merger or the Option Agreement or any of the transactions contemplated thereby or hereby (collectively, the "Liabilities"). For a period of six years with respect to taxes and for a period of three years with respect to other matters, the current and former directors, officers and employees of Bancorp or the Bank shall be indemnified with respect to a Liability to the extent such indemnification is permissible under applicable state or federal law in effect as of the date hereof or as amended applicable to a time before the Effective Time, and the right to indemnification with respect to any matter asserted or made within the applicable period shall continue until final disposition of the matter. PFC or the Bank shall pay expenses in advance of the final disposition of any such action or proceeding to each person entitled to indemnification hereunder to the full extent permitted by applicable state or federal law upon receipt of any undertaking required by applicable law. Any person entitled to indemnification hereunder wishing to claim indemnification pursuant hereto shall notify PFC or the Bank within a reasonable time of learning of any matter to which indemnification applies and shall deliver to PFC or the Bank the undertaking, if any, required by applicable law. Nothing in this section shall limit PFC's or the Bank's authority to indemnify directors, officers or employees of Bancorp or the Bank under applicable law, and after the Effective Time the directors, officers and employees of the Bank shall have the same indemnification rights as are provided to the other directors, officers or employees of PFC's Bank Subsidiaries. PFC covenants and agrees not to assert any claim, action or suit against any directors, officers or employees of Bancorp and the Bank for acts or failures to act of such director, officer or employee taking place prior to the Effective Time, except that the preceding shall not apply to acts involving fraud, intentional or willful misconduct or bad faith.

     6.19 FORBEARANCE OF PFC. Except with the prior written consent of Bancorp between the date hereof and the Effective Time, which shall not be unreasonably withheld, neither PFC nor any PFC Subsidiary shall:

               (a) except for an amendment to PFC's Articles of Incorporation set forth on the PFC Disclosure Schedule, authorize or create: (i) any class of capital stock which ranks prior to the PFC Common Stock in respect of dividend payments or of distributions or payments upon any liquidation of PFC or which has per share voting rights greater than PFC Common Stock; (ii) any share of capital stock other than shares of PFC Common Stock reserved for issuance as reflected under Section 1.04 hereof or in connection with subsequent negotiations in respect of mergers or other business combinations wherein, if concluded and consummated, PFC would be the surviving corporation, or shares to be issued with respect to stock splits or stock dividends subsequently declared and distributed on a basis consistent with past practices and its current policy subject to the antidilutive adjustments to be made as contemplated under Section 3.06 hereof; or (iii) amend its Articles of Incorporation or bylaws or issue securities on terms or with voting rights so as to adversely affect the rights of the Bancorp shareholders as if they had been holders of PFC Common Stock as of the date hereof;

               (b) except to the extent necessary to comply with their fiduciary or legal obligations as advised by counsel to the board of directors of PFC, enter into any agreement, understanding or commitment, written or oral, with any other party which is inconsistent in any material respect with the undertakings, commitments and obligations of PFC arising under this Agreement and the Plan of Merger;

               (c) except as may be necessary to comply with their legal obligations as advised by counsel to the board of directors of PFC, as relates to PFC and any PFC Subsidiary (other than a subsidiary organized merely to facilitate an acquisition by PFC), enter into a merger or other business combination transaction with any other corporation or person in which the PFC, or any PFC Subsidiary, as the case may be, who is a party thereto, would not be the surviving or continuing entity after the consummation thereof; or

               (d) sell or lease all or any material portion of the assets and business of PFC or any PFC Subsidiary, except where any such sale or lease will not materially and adversely affect their businesses or operations taken as a whole.

     6.20 EMPLOYEE BENEFIT PLANS. At, or as soon as administratively feasible after (in which event the benefits of Bancorp and the Bank shall remain in effect until the PFC benefits apply), the Effective Time, employees and officers of the Bank shall be provided with benefits not otherwise specifically addressed in this Section, comparable to those PFC generally provides to employees and officers of similarly situated PFC affiliates from time to time, including, but not limited to, life, medical and hospitalization and disability insurance and sick pay, personal leave and severance benefits, on a non-discriminatory and substantially similar basis. For purposes of providing such benefits to employees and officers of the Bank after the Effective Time, PFC shall credit such employees and officers for years of service at the Bank prior to the Effective Time for purposes of eligibility and benefit amounts or privileges paid or provided.

     The defined benefit retirement plan maintained by the Bank (the "Plan") shall be terminated and benefits distributed to participants therein as soon as reasonably practicable after the Effective Time upon written request by PFC that such termination be initiated. In furtherance of this objective, the Bank agrees upon receipt of such written request to amend the Plan as necessary and file an application for determination letter related to the Plan's qualified status upon termination with the Internal Revenue Service. The Bank shall not amend the Plan to increase benefits or provide a form of benefit payment not otherwise provided therein, before the Effective Time, without the consent of PFC.

ARTICLE 7 - CONDITIONS OF MERGER

     7.01 CONDITIONS TO OBLIGATIONS. The obligations of Bancorp and PFC to consummate the Merger shall be subject to the satisfaction of the following conditions on or before the Closing Date:

               (a) SHAREHOLDER APPROVAL. This Agreement and the Plan of Merger shall have been adopted and approved by the shareholders of Bancorp.

               (b) REGULATORY APPROVAL. The Federal Reserve and the KDFI shall each, upon application duly made, have given its approval to the Merger and the transactions contemplated hereby, and all mandatory and statutory waiting periods shall have expired. PFC, Bancorp, and Subsidiary shall have obtained all appropriate orders, consents, approvals and clearances in form and substance reasonably satisfactory to all of them, from all other regulatory agencies and other governmental authorities whose order, consent, approval, absence of disapproval, or clearance is required by law for the consummation of the transactions contemplated by this Agreement, and the terms of all requisite orders, consents, approvals and clearances shall permit the effectuation of the transactions contemplated by this Agreement.

               (c)  NO PROCEEDINGS.

                    (i) (A) No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority or other Person to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages or other relief in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby; and

                         (B)  No governmental agency shall have notified any of
PFC, Subsidiary, Bancorp or the Bank to the effect that consummation of the transactions contemplated by this Agreement would constitute a violation of any law and that it intends to commence proceedings to restrain consummation of the Merger;

                    (ii) Provided, however, that (a) the occurrence of an event described in clause (i)(A) or (i)(B) of this subsection shall not be deemed to create a failure of a condition pursuant to this Section 7.01, unless the Board of Directors of Bancorp or PFC shall have determined, and given written notice to the other of its determination that the occurrence of the event makes consum-mation of the Merger unwise in its opinion, and (b) if any action or proceeding described in clause (i)(A) of this subsection has been concluded, with an outcome which would not result in damages, restrain, prohibit or declare illegal the consummation of the transactions contemplated by this Agreement, then the action or proceeding shall not be deemed to create a failure of a condition pursuant to this Section 7.01(c).

               (d) REGISTRATION OF PFC COMMON STOCK; NASDAQ. The Registration Statement shall have become effective under the Securities Act and not be the subject of any "stop order" or threatened "stop order." PFC shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary for consummation of the Merger and no proceedings shall be pending or to the knowledge of PFC threatened by any state securities or "Blue Sky" administration to suspend the effectiveness of any state permit or authorization. The shares of PFC Common Stock to be issued in the Merger shall have been authorized for listing on the NASDAQ National Market System.

               (e) TAX OPINION. Bancorp and PFC shall have received an opinion (the "Tax Opinion") from Brown, Todd & Heyburn, reasonably satisfactory to Bancorp and PFC, which opinion shall not have been modified and shall have remained in full force and effect stating that:

                    (i) The Merger shall qualify as a tax-free reorganization under IRC Section 368(a);

                    (ii) No gain or loss will be recognized by any Bancorp shareholder upon the receipt of PFC Common Stock (except for Bancorp shareholders who exercise and perfect the holder's right to dissent in connection with the receipt of cash in lieu of fractional shares of PFC Common Stock);

                    (iii) The basis of PFC Common Stock received by Bancorp shareholders will be the same as the basis of Bancorp Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of fractional shares of PFC Common Stock);

                    (iv) The holding period of the PFC Common Stock received by a Bancorp shareholder receiving PFC Common Stock will include the period during which the Bancorp Common Stock surrendered in exchange therefor was held; and

                    (v) Cash received by a Bancorp shareholder in lieu of a fractional share interest of PFC Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of PFC Common Stock which he would otherwise be entitled to receive and will qualify as capital gain or loss.

               (f) FAIRNESS OPINION. The opinion from Professional Bank Services, Inc. received by Bancorp prior to the date of this Agreement to the effect that the Merger is fair to Bancorp's shareholders from a financial point of view shall be confirmed and not withdrawn as of the date of the Proxy-Prospectus mailed to Bancorp's shareholders in connection with the meeting to be held to approve the Plan of Merger.

     7.02 CONDITIONS TO OBLIGATIONS OF PFC. The obligations of PFC and Subsidiary to effect the Merger shall be subject to the satisfaction of the following conditions, in addition to those set forth in Section 7.01, on or before the Closing Date:

               (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Bancorp and the Bank herein contained shall be true in all respects as stated herein, both when made and with the same effect as though made again as of the Closing Date except to the extent of changes permitted by the terms of this Agreement or except for breaches of representations and warranties which would not have a material adverse effect on the business, financial condition, or operations of Bancorp and the Bank taken as a whole. Bancorp, the Bank, and the Bancorp Directors shall have in all substantial respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by each of them prior to the Closing Date. In addition, Bancorp shall have delivered to PFC its certificate dated as of the Closing Date and signed by its President and by its Secretary, to the effect that, except as disclosed in the certificate, they do not know of any failure or material breach of any representation, warranty, or covenant made by Bancorp, the Bank or the Bancorp Directors or of any conditions to PFC's obligations to effect the Merger.

               (b) PREDOMINANT SHAREHOLDER APPROVAL. The holders of no more than nine percent (9.00%) of the total number of outstanding shares of Bancorp Common Stock shall have perfected their rights to dissent under the Dissenters' Rights Statute with respect to their shares in connection with the shareholders' approval and adoption of the transactions contemplated by this Agreement.

               (c) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change since December 31, 1993, in the financial condition, business, assets, or results of operations of Bancorp or the Bank, except for
(i) changes resulting from economic conditions (including but not limited to changes in interest rates) which affect banks and bank holding companies generally, (ii) required changes in accounting practices generally applicable to banks and bank holding companies, (iii) changes in laws which affect banks and bank holding companies generally, and (iv) changes which are generally applicable to the banking business (and which are not specifically directed at or applicable solely to the Bank or Bancorp), such as changes in interest rates, monetary policies, housing demand, real estate values and lending demand.

               (d) LETTER OF CORNMAN, BRYAN AND WATTS, PSC. PFC shall have been furnished with a letter from Cornman, Bryan and Watts, PSC, certified public accountants, dated the Closing Date, in form and substance satisfactory to PFC to the effect that:

                    (i) it is a firm of independent public accountants with respect to Bancorp within the meaning of the Securities Act and the rules and regulations of the American Institute of Certified Public Accountants;

                    (ii) it has made available to PFC or other designated representatives of PFC all of its work papers with respect to Bancorp and the Bank;

                    (iii) in its opinion the 1993 Bancorp Financial Statements examined by it and delivered to PFC present fairly the financial position of Bancorp and the Bank and the results of their operations for the period covered in conformity with generally accepted accounting principles applied on a consistent basis;

                    (iv) the amount of any unpaid and of any accrued but unbilled fees for auditing, tax or accounting services rendered by it to Bancorp or the Bank shall be as set forth therein and previously disclosed to PFC; and

                    (v) such other matters, including tax matters, as PFC may reasonably request.

               (e) OPINION OF COUNSEL FOR BANCORP AND THE BANK. PFC shall have received from Stites & Harbison, counsel to Bancorp and the Bank, an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to PFC, and to the following effect:

                    (i) The Bank is a combined state bank and trust company, duly organized and validly existing under the laws of the Commonwealth of Kentucky. Bancorp is a corporation duly organized, validly existing and in good standing under the laws of Kentucky;

                    (ii) Each of Bancorp and the Bank have all requisite corporate power to own and lease its property and to carry on the business currently being carried on by it;

                    (iii) The authorized capital stock of each of Bancorp and the Bank are as set forth in Sections 1.02 and 1.05 of this Agreement and the shares described therein as issued and outstanding have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable;

                    (iv) This Agreement has been duly executed and delivered by Bancorp and the Bank and is the valid and binding obligation of Bancorp and the Bank enforceable in accordance with its terms. All corporate action required of the Board of Directors and shareholders of Bancorp and the Bank, and all action required under Bancorp's and the Bank's Articles of Incorporation and Bylaws, to authorize the transactions contemplated by this Agreement have been taken;

                    (v) The Board of Directors and shareholders of Bancorp and the Bank have taken all action required by law, and Bancorp's and the Bank's Articles of Incorporation and Bylaws in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein;

                    (vi) Except as disclosed in the Disclosure Schedule delivered by Bancorp and the Bank to PFC in connection with this Agreement, to the knowledge of such counsel neither Bancorp nor the Bank is a party to any pending legal or administrative action or other proceeding which if adversely decided or concluded would likely materially and adversely affect or impair the business or condition, financial or otherwise, or the earnings, of Bancorp or the Bank;

                    (vii) The execution and delivery of the Agreement and the Option Agreement, the consummation of the transactions contemplated thereby, and the performance and fulfillment of the obligations and undertakings of Bancorp and the Bank will not conflict with, or result in a breach of any provision of
(i) the Articles of Incorporation or Bylaws of Bancorp or the Bank; (ii) to the knowledge of such counsel, (a) violate, conflict with, or result in a breach of any provision of, (b) constitute a default (or any event which, with notice or lapse of time or both, would constitute default) under (c) result in the termination of or accelerate the performance required under, or (d) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Bancorp or the Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation which binds them or any of their respective assets; or (iii) violate any order, writ, injunction, decree, statute, or (assuming the approvals of the KDFI, the FDIC and the Federal Reserve are obtained as contemplated by this Agreement) rule or regulation of any governmental body applicable to Bancorp or the Bank or any of their respective assets.

     The opinion shall also cover such other matters incident to the matters herein contemplated as PFC may reasonably request, including the form of all papers and the validity of all proceedings.

               (f) POOLING LETTER. Within 45 days after the execution of this Agreement, KPMG Peat Marwick shall have delivered to Bancorp and PFC a letter in form and substance reasonably satisfactory to PFC confirming that, as of the date of such letter, it has no reason to believe that the Merger will not meet the criteria for a pooling of interests method of accounting under generally accepted accounting principles, which shall be confirmed and not withdrawn on the Closing Date.

               (g) STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by PFC and Subsidiary of the transactions contemplated by this Agreement shall have been fulfilled; all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit consummation by PFC and Subsidiary of the transactions contemplated by this Agreement and to permit the business presently carried on by Bancorp and the Bank to continue unimpaired in all material respects immediately following the Effective Time shall have been obtained.

               (h) EMPLOYMENT AGREEMENT. The employment agreement between Bancorp, PFC and C. Steve Story, President and Chief Executive Officer of Bancorp and the Bank shall have been executed and delivered by the parties.

               (i) ENVIRONMENTAL MATTERS. Notwithstanding (i) any representations or warranties of Bancorp or the Bank or any liability or unasserted liability under the Environmental Laws listed on the Disclosure Schedule, (ii) whether or not any party to this Agreement or their affiliates had or should of had knowledge of such liability or unasserted liability, (iii) any investigation undertaken by any party to this Agreement, neither Bancorp nor the Bank, nor any of their assets shall be subject to any liability under the Environmental Laws that would have a material adverse effect on the financial conditions, businesses or assets of Bancorp and the Bank taken as a whole.

               (j) LOAN LOSS RESERVE. At the Closing, the Bank, on a consoli-dated basis, shall have a reserve for loan losses not less than 1.1% of the aggregate amount of the Bank's loans and bankers' acceptances.

     7.03 CONDITIONS TO OBLIGATIONS OF BANCORP. The obligations of Bancorp to effect the Merger shall be subject to the satisfaction of the following conditions, in addition to those set forth in Section 7.01, on or before the Closing Date:

               (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of PFC and Subsidiary herein contained shall be true in all respects as stated herein, both when made and with the same effect as though made again as of the Closing Date except to the extent of changes permitted by the terms of this Agreement and except for breaches of representations and warranties which would not have a material adverse effect on the business, financial condition or operations of PFC. PFC and Subsidiary shall have in all substantial respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by PFC and Subsidiary prior to the Closing Date. In addition, PFC shall have delivered to Bancorp its certificate dated as of the Closing Date and signed by its Chief Executive Officer and by its Treasurer, to the effect that, except as disclosed in the certificate, they do not know of any failure or material breach of any representation, warranty, or covenant made by PFC or Subsidiary or of any conditions to Bancorp's obligation to effect the Merger.

               (b) OPINION OF COUNSEL FOR PFC. Bancorp shall have received from Brown, Todd & Heyburn of Louisville, Kentucky, counsel for PFC and Subsidiary, an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to Bancorp to the following effect:

                    (i) PFC and Subsidiary are both Kentucky corporations duly organized and validly existing under the laws of the Commonwealth of Kentucky, have paid all fees due and owing to the Kentucky Secretary of State, have delivered to that office their most recent annual reports as required by the Kentucky Business Corporation Act and have not filed Articles of Dissolution with the office of the Kentucky Secretary of State. PFC is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

                    (ii) PFC and Subsidiary have the corporate power to carry on the business being carried on by them;

                    (iii) The shares of PFC Common Stock to be issued in the Merger shall, when issued, (a) be validly issued, fully paid and nonassessable; and (b) issued pursuant to the Registration Statement, which, to its knowledge, shall not be the subject of any "stop order" or threatened "stop order";

                    (iv) This Agreement has been duly executed and delivered by PFC and Subsidiary and is a valid and binding obligation of PFC and Subsidiary; all corporate action required of the Board of Directors of PFC and Subsidiary and of the sole shareholder of Subsidiary, and required under their Articles of Incorporation and Bylaws, to authorize the Merger have been taken; and PFC and Subsidiary have the corporate power to effect the Merger provided for in this Agreement and the Plan of Merger.

                    (v) The Board of Directors and shareholders of PFC and Subsidiary have taken all action required by law, and the PFC's and Subsidiary's Articles of Incorporation and Bylaws in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein;

                    (vi) Except as disclosed in the Disclosure Schedule delivered by PFC to Bancorp in connection with this Agreement, to the knowledge of such counsel PFC is not a party to any pending legal or administrative action or other proceeding which if adversely decided or concluded would likely materially and adversely affect or impair the business or condition, financial or otherwise, or the earnings, of PFC;

                    (vii) The execution and delivery of the Agreement and the Option Agreement, the consummation of the transactions contemplated thereby, and the performance and fulfillment of the obligations and undertakings of PFC and Subsidiary will not conflict with, or result in a breach of any provision of (i) the Articles of Incorporation or Bylaws of PFC or Subsidiary; (ii) to the knowledge of such counsel, (a) violate, conflict with, or result in a breach of any provision of, (b) constitute a default (or any event which, with notice or lapse of time or both, would constitute default) under (c) result in the termination of or accelerate the performance required under, or (d) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of PFC or Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation which binds them or any of their respective assets; or (iii) violate any order, writ, injunction, decree, statute, or (assuming the approvals of the KDFI, the FDIC and the Federal Reserve are obtained as contemplated by this Agreement) rule or regulation of any governmental body applicable to PFC or Subsidiary or any of their respective assets.

The opinion shall also cover such other matters incident to the matters herein contemplated as Bancorp may reasonably request, including the form of all papers and the validity of all proceedings.

               (c) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change since September 30, 1993, in the financial condition, business, assets, or results of operations of PFC or Subsidiary, except for (i) changes resulting from economic conditions (including but not limited to changes in interest rates) which affect banks and bank holding companies generally, (ii) required changes in accounting practices generally applicable to banks and bank holding companies, (iii) changes in laws which affect banks and bank holding companies generally, and (iv) changes which are generally applicable to the banking business (and which are not specifically directed at or applicable solely to PFC or Subsidiary), such as changes in interest rates, monetary policies, housing demand, real estate values and lending demand.

               (d) STATUTORY REQUIREMENTS. All statutory requirements for the valid consummation by Bancorp and PFC of the transactions contemplated by this Agreement shall have been fulfilled; all authorizations, consents and approvals of all federal, state, local, and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Bancorp and PFC of the transactions contemplated by this Agreement shall have been obtained.

                      ARTICLE 8 - TERMINATION OF AGREEMENT

               (a) This Agreement may be terminated at any time before the Effective Time:

                    (i) MUTUAL CONSENT. By PFC and Bancorp, if for any reason consummation of the transactions contemplated by this Agreement is inadvisable in the opinions of both PFC and Bancorp.

                   (ii) CONDITIONS TO PFC'S OBLIGATIONS NOT MET. By PFC, upon written notice to Bancorp, if by October 31, 1994 any of the conditions set forth in Sections 7.01 or 7.02 shall have not been satisfied.

                    (iii) CONDITIONS TO BANCORP OR THE BANK OBLIGATIONS NOT MET. By Bancorp, upon written notice to PFC, if by October 31, 1994 any of the conditions set forth in Sections 7.01 or 7.03 shall not have been satisfied.

                    (iv) PRICE OF PFC COMMON STOCK. By Bancorp if the Average Price Per Share shall be less than $18.84. "Average Price Per Share" shall mean the average of the mean of closing bid and asked price per share, as reported by the National Association of Securities Dealers Automated Quotation System/National Market System for PFC Common Stock for the 15 trading days which occur immediately prior to the third business day prior to the Closing Date.
For purposes of this Agreement, "trading day" shall mean any day on which securities are traded on the New York Stock Exchange. If prior to the date on which the Average Price Per Share is determined PFC shall effect a stock dividend or make distributions upon or subdivide, split up, reclassify or combine its shares of Common Stock, an appropriate adjustment or adjustments will be made in the Average Price Per Share.

               (b) Upon rightful termination of this Agreement by either PFC or Bancorp pursuant to this Article 8, except for Sections 4.19, 5.09, 9.03 and 9.11, which shall survive in perpetuity, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement, or the termination thereof on the part of PFC, Subsidiary, the Bank or Bancorp or the respective directors, officers, employees, agents or shareholders of either of them.

ARTICLE 9 - MISCELLANEOUS

     9.01 DELIVERIES AND NOTICES. Any deliveries, notices or other communications required or permitted hereunder shall be in writing and be deemed to have been duly made or given (i) if delivered in person, or (ii) if sent by registered mail, return receipt requested, postage prepaid, and addressed as follows:

               (a)  If to Bancorp or the Bank:

                    Libsab Bancorp, Inc.
                    1104 Paris Road
                    Mayfield, Kentucky 42066-9620
                    Attn: C. Steve Story, President

               with a copy to:

                    Stites & Harbison
                    Suite 1800
                    400 W. Market Street
                    Louisville, Kentucky 40202
                    Attn:  Ralston W. Steenrod

               (b)  If to PFC or Subsidiary:

                    Peoples First Corporation
                    100 South Fourth Street
                    Paducah, Kentucky  42001
                    Attn:  Aubrey W. Lippert, President

               with copy to:

                    Brown, Todd & Heyburn
                    3200 Capital Holding Center
                    Louisville, Kentucky  40202-3363
                    Attn:  R. James Straus

or if sent to such substituted address as a party has given to the other parties in writing.

     9.02 WAIVERS. No waivers or failure to insist upon strict compliance with any obligation, covenant, agreement or condition of this Agreement shall operate as a waiver of, or an estoppel with respect to, any subsequent or other failure.

     9.03 EXPENSES. Except as otherwise provided below, each party shall assume and pay its own legal, accounting and other expenses incurred in connec-tion with the transactions contemplated by this Agreement. PFC shall bear the expenses of registering the shares of PFC Common Stock to be issued in the Merger and applying for regulatory approval for the Merger. The expense of printing and mailing the Proxy-Prospectus shall be borne equally. Bancorp shall cause its attorneys and accountants to bill it on a monthly basis for all fees and expenses incurred and shall promptly accrue and pay such bills.

     9.04 HEADINGS, COUNTERPARTS, AND PRONOUNS. The headings in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Wherever from the context it appears appropriate, pronouns stated in the masculine, feminine or neuter in this Agreement shall include the masculine, feminine and neuter.

     9.05 ANNEXES AND DISCLOSURE SCHEDULE. The annexes and Disclosure Schedule to this Agreement are incorporated herein by this reference and expressly made a part hereof.

     9.06 ENTIRE AGREEMENT. Except for the Confidential Disclosure Agreement dated November 1, 1993, among the Bank, Bancorp and PFC, all prior negotiations and agreements, by and between PFC and Bancorp are superseded by this Agreement, and there are no representations, warranties, understandings or agreements between the parties other than those expressly set forth herein or in an annex or schedule delivered or to be delivered in connection herewith.

     9.07 GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Kentucky, without giving effect or regard to its conflicts of law principles.

     9.08 PFC DIRECTORS. Following the Effective Time, PFC's Board of Directors shall be increased by two member(s), and C. Steve Story and James T. Holloway, member(s) of the Bank's Board of Directors, shall be elected to PFC's Board of Directors.

     9.09 DIRECTORS AND EXECUTIVE OFFICERS. To Bancorp's and the Bank's knowledge, the Bank's Directors and executive officers are willing to continue to serve following the Merger in the same capacities as they currently serve the Bank.

     9.10 DISCLOSURE. To the extent Bancorp or the Bank or any executive officer of Bancorp or the Bank or any Bancorp or the Bank director is approached by any Third Party with respect to any of the transactions referenced in subsections (a)-(d) of Section 6.12 of this Agreement or to the extent Bancorp or the Bank Directors' fiduciary duties clearly require the Bank Directors to enter into discussions with a Third Party regarding the foregoing ("Required Discussions"), each of Bancorp and the Bank shall disclose to PFC immediately that it, or its executive officers or directors, were contacted or have entered into discussions and the continuing details related thereto.

     9.11      TERMINATION FEE.  In the event that, as a result of a breach of
Section 6.12 of this Agreement or Required Discussions, at any time prior to October 31, 1994, Bancorp or the Bank enters into any agreement or understanding to participating in a Third Party Sale, then Bancorp shall promptly pay PFC a termination fee of $250,000.00.

     9.12 EMPLOYMENT AGREEMENT. At the Closing, C. Steve Story, current President and CEO of the Bank and Bancorp, shall enter into an agreement with Subsidiary, the Bank and PFC, substantially in the form attached to this Agreement as Annex C (the "Employment Agreement"), pursuant to which Mr. Story shall serve as President and CEO of Bancorp and the Bank through June 30, 1997.

     IN WITNESS WHEREOF, Bancorp, the Bank, PFC and Subsidiary have executed and delivered multiple originals of this Agreement as of the date set forth in the preamble hereto.


                                           LIBSAB BANCORP, INC.



                                           By  /s/ C. Steve Story
                                               -------------------------------
                                               C. Steve Story, President


                                           Attested by /s/ Laura Stinson
                                                       -----------------------
                                                       Laura Stinson,
                                                       Secretary




                                           LIBERTY BANK & TRUST COMPANY



                                           By  /s/ C. Steve Story
                                               -------------------------------
                                               C. Steve Story, President

                                           Attested by /s/ Laura Stinson
                                                       -----------------------
                                                       Laura Stinson,
                                                       Secretary

                                           PEOPLES FIRST CORPORATION



                                           By  /s/ Aubrey W. Lippert
                                               -------------------------------
                                               Aubrey W. Lippert, President

                                            Attested by /s/ A. Howard Arant
                                                       -----------------------
                                                       A. Howard Arant,
                                                       Secretary


                                           PFC ACQUISITION CORPORATION II



                                           By  /s/ Aubrey W. Lippert
                                               -------------------------------
                                               Aubrey W. Lippert, President

                                           Attested by /s/ A. Howard Arant
                                                       -----------------------
                                                       A. Howard Arant,
                                                       Secretary



                            *     *     *     *     *

                                   APPENDIX B

                                 PLAN OF MERGER


     This is a Plan of Merger (the "Plan"), of Libsab Bancorp, Inc. ("Bancorp") and PFC Acquisition Corporation II ("Subsidiary"). This Plan is pursuant to an Affiliation Agreement dated February 24, 1994 (the "Affiliation Agreement"), among Peoples First Corporation ("PFC"), Subsidiary, Bancorp, and Liberty Bank & Trust Company (the "Bank").

     1. BANCORP. Bancorp is a corporation duly organized under the laws of the Commonwealth of Kentucky. Bancorp's principal office is located in Mayfield, Graves County, Kentucky. Bancorp is a duly registered bank holding company under the Bank Holding Company Act of 1956, as amended. The authorized capital stock of the Bancorp consists solely of 200,000 shares of common stock, without par value.

     2. SUBSIDIARY. Subsidiary is a corporation duly organized under the laws of the Commonwealth of Kentucky and has its principal office in Paducah, McCracken County, Kentucky. The authorized capital stock of Subsidiary consists solely of 2,000 shares of common stock without par value ("Subsidiary Common Stock"), of which 1,000 shares are issued and outstanding and held by PFC.

     3. PFC. PFC is a corporation duly organized under the laws of the Commonwealth of Kentucky and has its principal office in Paducah, McCracken County, Kentucky. PFC is a duly registered bank holding company under the Bank Holding Company Act of 1956, as amended. The authorized capital stock of PFC as of the date of this Plan consists solely of 10,000,000 shares of common stock, without par value (the "PFC Common Stock"), of which more than 1,118,000 shares are unissued and available for issuance in the Merger.

     4. MERGER. Upon the terms and conditions set forth in this Plan, Bancorp shall be merged into Subsidiary (the "Merger") pursuant to the provisions of, and with the effect provided in, the Kentucky Business Corporation Act. Subsidiary shall be the "Surviving Corporation" of the Merger.

     5. THE EFFECTIVE TIME. PFC shall deliver the Articles of Merger to the Secretary of State of the Commonwealth of Kentucky for filing as promptly as possible following the Closing. The Merger shall be effective at 11:59:59 P.M., Louisville, Kentucky, time on the date Articles of Merger are filed with the Secretary of State of the Commonwealth of Kentucky (the "Effective Time").

     6. MERGER CONSIDERATION. At the Effective Time (as defined in Section 5) and subject to Section 12 of this Plan of Merger, each share of Bancorp Common Stock issued and outstanding, except shares (the "Dissenting Shares") with respect to which the holder has properly perfected the holder's rights to dissent under Subtitle 13 of Chapter 271B of the Kentucky Revised Statutes (the "Dissenter's Rights Statute"), shall be converted into 12.632 shares (the "Merger Consideration") of PFC Common Stock.

     7.  EFFECT OF MERGER.  From and after the Effective Time:

          (a) Bancorp shall, as provided, in Chapter 271B of the Kentucky Revised Statutes, be merged into and continued in Subsidiary, which at all times after the Effective Time shall be referred to as the "Surviving Corporation" and the separate existence of Bancorp shall cease;

          (b) The title to all real estate and other property owned by each corporation party to the Merger shall be vested in the Surviving Corporation without reversion or impairment;

          (c) The Surviving Corporation shall have all liabilities of each corporation which is a party to the Merger; and

          (d) A proceeding pending against Bancorp may be continued as if the Merger did not occur or the Surviving Corporation may be substituted in the proceeding for Bancorp.

     8. SURVIVING CORPORATION - CORPORATE MATTERS. From and after the Effective Time, until changed or amended in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, or otherwise in accordance with law:

          (a) The name of the Surviving Corporation shall be "Libsab Bancorp, Inc.";

          (b) The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Subsidiary. Article 1 shall be amended to read in its entirety as set forth below:

               1.  NAME.  The Corporation's name shall be Libsab
               Bancorp, Inc.;

          (c) The Bylaws of the Surviving Corporation shall be the Bylaws of Subsidiary in effect immediately prior to the Effective Time;

          (d) The members of the Board of Directors of the Surviving Corporation shall be the members of the Board of Directors of Subsidiary immediately prior to the Effective Time; and

          (e) The officers of the Surviving Corporation shall be the officers of Subsidiary immediately prior to the Effective Time.

     9.  CONVERSION OF SHARES.

          (a) At the Effective Time, except for Dissenting Shares with respect to which the holder has properly exercised the holder's appraisal rights under the Dissenters' Rights Statute and subject to Section 12 of this Plan, each share of Bancorp Common Stock shall, IPSO FACTO, and without any action on the part of the holder thereof, become and be converted into 12.632 shares of PFC Common Stock; and all outstanding certificates representing shares of Bancorp Common Stock shall represent, instead of shares of Bancorp Common Stock, shares of PFC Common Stock equal to the Merger Consideration.

          (b) At the Effective Time, all shares of Subsidiary Common Stock issued and outstanding immediately before the Effective Time shall remain as the same number of shares of the Surviving Corporation's common capital stock ("Surviving Corporation Common Stock").

          (c) Following the Effective Time, the Surviving Corporation shall have 1,000 shares of Surviving Corporation Common Stock issued and outstanding, all of which shall be held by PFC.

          (d) Each share of PFC Common Stock issued and outstanding immediately before the Effective Time shall remain unchanged by the Merger.

     10.  SURRENDER OF CERTIFICATES.

          (a) As of the Effective Time, PFC shall deposit, or shall cause to be deposited, with The Peoples First National Bank and Trust Company, Paducah, Kentucky (the "Exchange Agent"), for the benefit of the holders of shares of Bancorp Common Stock, for exchange in accordance with this Section 10, through the Exchange Agent, (i) certificates representing the shares of PFC Common Stock issuable pursuant to Section 6 in exchange for outstanding shares of Bancorp Common Stock, excluding any fractional share interest to which a Bancorp shareholder might otherwise be entitled, and (ii) the cash amount due Bancorp shareholders in lieu of any fractional share interest as provided for in Section 12 of this Plan.

          (b) As soon as reasonably practicable (but not more than five business days) after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate(s) that immediately prior to the Effective Time represented outstanding shares of Bancorp Common Stock ("Bancorp Certificates") that were converted into shares of PFC Common Stock pursuant to
Section 6, (i) a letter of transmittal in a form reasonably satisfactory to Bancorp's counsel, and (ii) instructions for use in effecting the surrender of the Bancorp Certificates in exchange for certificates representing shares of PFC Common Stock. Upon surrender of a Bancorp Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other reasonably required documents, the holder of the Bancorp Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of PFC Common Stock that such holder has the right to receive in respect of the Bancorp Certificate surrendered pursuant to the provisions of this Section 10 (after taking into account all shares of Bancorp Common Stock then held by such holder) and cash in lieu of any fractional share interest as provided for in Section 12 of this Agreement.

          (c) Whenever PFC declares a dividend or other distribution, in cash, stock or other property, on the PFC Common Stock after the Effective Time, the declaration shall provide for the dividend or distribution on all shares of PFC Common Stock issued and outstanding, including those with respect to which no certificate has been delivered hereunder; however, no disbursement of such dividend or distribution shall be required to be made until the shareholder entitled to such dividend or distribution has delivered such shareholder's Bancorp Certificates in accordance with subsection 10(b) of this Plan regarding the Bancorp Certificate(s) representing such shares. Upon such compliance or as soon as practicable thereafter, each such shareholder shall be entitled to receive from PFC an amount equal to all dividends and distributions (without interest thereon and less the amount of taxes, if any, which have been imposed or paid thereon or withheld therefrom) on the shares represented thereby.

     11. RECLASSIFICATIONS, ETC. If, prior to the Effective Time, PFC declares a stock dividend on or subdivides, splits up, reclassifies or combines PFC Common Stock, or declares a dividend, or makes a distribution, on PFC Common Stock of any security convertible into PFC Common Stock, then appropriate adjustment shall be made in the Merger Consideration to take into account the dividend, subdivision, split-up, reclassification or combination.

     12. NO FRACTIONAL SHARES. No certificate or scrip of any kind shall be issued by PFC to any former Bancorp shareholder in respect of any fractional interest in PFC Common Stock resulting from the Merger. No holder of Bancorp Common Stock shall have any rights in respect of a fractional interest in PFC Common Stock arising out of the Merger, except to receive a cash payment equal to such fraction multiplied by the average of the per share closing prices of PFC Common Stock as reported by NASDAQ for the 15 trading days immediately next preceding the Closing Date.

                                           APPENDIX C

                      FAIRNESS OPINION OF PROFESSIONAL BANK SERVICES, INC.







                                     August   , 1994
                                            --



Board of Directors
Libsab Bancorp, Inc.
Highway 121 South
Mayfield, Kentucky  42066-9620

Dear Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial perspective, to the common shareholders of Libsab Bancorp, Inc. ("Libsab") of the proposed merger of Libsab with a wholly owned subsidiary of Peoples First Corporation ("PFC"). In the proposed merger, Libsab shareholders will receive 12.632 PFC common shares per Libsab common share. The terms of the merger are more fully set forth in the agreement dated February 24, 1994 and the amendment to the agreement dated April 15, 1994 ("Agreement").

Professional Bank Services ("PBS") is a bank consulting firm and as part of its investment banking business is continually engaged in reviewing the fairness, from a financial perspective, of bank acquisition transactions and in the valuation of banks and other businesses and their securities in connection with mergers, acquisitions, estate settlements and other purposes. We are independent with respect to the parties of the proposed transaction.

For purposes of this opinion, we have reviewed and analyzed the historical performance of Libsab contained in (i) Audited Financial Statements dated December 31, 1990, 1991, 1992 and 1993; (ii) unaudited financial statements of Libsab dated March 31, 1994; (iii) December 31, 1993 Consolidated Reports of Condition and Income filed with the Federal Deposit Insurance Corporation by Liberty Bank and Trust Company, Mayfield, Kentucky ("LBTC"); (iv) December 31, 1992 and September 30, 1993 Uniform Bank Perfor-mance Report of LBTC; (v) historical common stock trading activity of Libsab; and (vi) the premises and other fixed assets. We have reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections were prepared and analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the afore-mentioned information, we have taken into account our assessment of general market and financial conditions,

Board of Directors
Libsab Bancorp, Inc.
August __, 1994
Page 2

our experience in other transactions, and our knowledge of the banking industry generally.

In conjunction with our opinion, we have evaluated the historical performance and current financial condition of PFC contained in: (i) Audited Annual Report to Shareholders for the years ending December 31, 1991, 1992 and 1993; (ii) unaudited financial statements as of March 31, 1994; (iii) September 30, 1993 and December 31, 1992 Uniform Bank Performance Report of PFC; (iv) historical common stock trading and dividend activity to date; (v) the Agreement; and (vi) the financial terms of certain other comparable transactions. We have prepared and analyzed the pro forma consolidated financial condition of Libsab and PFC. We have reviewed and tabulated consolidated statistical data regarding growth, growth prospects for service markets, liquidity, asset composition and quality, profitability, leverage and capital adequacy.

We have not compiled, reviewed or audited the financial statements of Libsab or PFC, nor have we independently verified any of the information reviewed; we have relied upon such information as being complete and accurate in all material respects. We have not made independent evaluation of the assets of Libsab or PFC.

Based on the foregoing and all other factors deemed relevant, it is our opinion as investment bankers, that, as of the date hereof, the consideration proposed to be received by the shareholders is, from a financial perspective, fair and equitable to the common shareholders of Libsab.

                                          Very truly yours,

                                          PROFESSIONAL BANK SERVICES, INC.



                                          Christopher L. Hargrove
                                          Vice President


CLH/bt

                                   APPENDIX D

               PROVISIONS OF THE KENTUCKY BUSINESS CORPORATION ACT
                RELATING TO THE RIGHTS OF DISSENTING SHAREHOLDERS


     271B.13-010.   DEFINITIONS.

     As used in this subtitle:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from cor-porate action under KRS 271B.13-020 and who exercises that right when and in the manner required by KRS 271B.13-200 to 271B.13-280.

     (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in antici-pation of the corporate action unless exclusion would be inequitable. In any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2), "fair value" shall be at least an amount required to be paid under KRS 271B.12-220(2) in order to be exempt from the requirements of KRS 271B.12-210.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the cor-poration on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are regis-tered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corpo-ration.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial share-holder.

     271B.13-020.   RIGHT TO DISSENT.

     (1) A shareholder shall be entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party:

               1. If shareholder approval is required for the merger by KRS 271B.11-030 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

               2. If the corporation is a subsidiary that is merged with its parent under KRS 271B.11-040;

          (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one
(1) year after the date of sale;

          (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

               1. Alters or abolishes a preferential right of the shares to a distribution or in dissolution;

               2. Creates, alters, or abolishes a right in respect of redemp-tion, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

               3. Excludes or limits the right of the shares to vote on any matter other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

               4. Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under KRS 271B.6-040;

          (e) Any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2); or

          (f) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (2) A shareholder entitled to dissent and obtain payment for his shares under this chapter shall not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     271B.13-030.   DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he shall dissent with respect to all shares beneficially owned by any one (1) person and notify the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection shall be determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

          (a) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (b) He does so with respect to all shares of which he is the ben-eficial shareholder or over which he has power to direct the vote.

                  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

     271B.13-200.   NOTICE OF DISSENTERS' RIGHTS.

     (1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this subtitle and the corporation shall undertake to provide a copy of this subtitle to any shareholder entitled to vote at the shareholders' meeting upon request of that shareholder.

     (2) If corporate action creating dissenters' rights under KRS 271B.13-020 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in KRS 271B.13-220.

     271B.13-210.   NOTICE OF INTENT TO DEMAND PAYMENT.

     (1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

          (a) Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (b)  Shall not vote his shares in favor of the proposed action.

     (2) A shareholder who does not satisfy the requirements of subsection (1) of this section shall not be entitled to payment for his shares under this chapter.

     271B.13-220.   DISSENTERS' NOTICE.

     (1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenter's notice to all shareholders who satisfied the requirements of KRS 271B.13-210.

     (2) The dissenters' notice shall be sent no later than ten (10) days after the date the proposed corporate action was authorized by the shareholders, or, if no shareholder authorization was obtained, by the board of directors, and shall:

          (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

          (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30), nor more than sixty (60) days after the date the notice provided in subsection (1) of this section is delivered; and

          (e)  Be accompanied by a copy of this subtitle.

     271B.13-230.   DUTY TO DEMAND PAYMENT.

     (1) A shareholder who is sent a dissenters' notice described in KRS 271B.13-220 shall demand payment, certify whether he acquired beneficial owner-ship of the shares before the date required to be set forth in the dissenters' notice pursuant to subsection (2)(c) of KRS 271B.13-220, and deposit his certificates in accordance with the terms of the notice.

     (2) The shareholder who demands payment and deposits his share certifi-cates under subsection (1) of this section shall retain all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (3) A shareholder who does not demand payment or deposit his share cer-tificates where required, each by the date set in the dissenters' notice, shall not be entitled to payment for his shares under this subtitle.

     271B.13-240.   SHARE RESTRICTIONS.

     (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed cor-porate action is taken or the restrictions released under KRS 271B.13-260.

     (2) The person for whom dissenters' rights are asserted as to uncertifi-cated shares shall retain all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     271B.13-250.   PAYMENT.

     (1) Except as provided in KRS 271B.13-270, as soon as the proposed corpo-rate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with KRS 271B.13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (2)  The payment shall be accompanied by:

          (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (b) A statement of the corporation's estimate of the fair value of the shares;

          (c)  An explanation of how the interest was calculated; and

          (d) A statement of the dissenter's right to demand payment under KRS 271B.13-280.

     271B.13-260.   FAILURE TO TAKE ACTION.

     (1) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under KRS 271B.13-220 and repeat the payment demand procedure.

     271B.13-270.   AFTER-ACQUIRED SHARES.

     (1) A corporation may elect to withhold payment required by KRS 271B.13-250 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed cor-porate action.

     (2) To the extent the corporation elects to withhold payment under sub-section (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under KRS 271B.13-280.

     271B.13-280.   PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     (1) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under KRS 271B.13-250), or reject the corporation's offer under KRS 271B.13-270 and demand payment of the fair value of his shares and interest due, if:

          (a) The dissenter believes that the amount paid under KRS 271B.13-250 or offered under KRS 271B.13-270 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          (b) The corporation fails to make payment under KRS 271B.13-250 within sixty (60) days after the date set for demanding payment; or

          (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

     (2) A dissenter waives his right to demand payment under this section unless he shall notify the corporation of his demand in writing under subsection
(1) of this section within thirty (30) days after the corporation made or offered payment for his shares.

                          JUDICIAL APPRAISAL OF SHARES

     271B.13-300.   COURT ACTION.

     (1) If a demand for payment under KRS 271B.13-280 remains unsettled, the corporation shall commence a proceeding within sixty (60) day after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceed-ing within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (2) The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (3) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by pub-lication as provided by law.

     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section shall be plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and rec-ommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dis-senters shall be entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the proceeding shall be entitled to judgment:

          (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

          (b) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under KRS 271B.13-270.

     271B.13-310.   COURT COSTS AND COUNSEL FEES.

     (1) The court in an appraisal proceeding commenced under KRS 271B.13-300 shall determine all costs of the proceeding, including the reasonable com-pensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under KRS 271B.13-280.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a) Against the corporation and in favor of any or all dissenters, if the court finds the corporation did not substantially comply with the require-ments of KRS 271B.13-200 to 271B.13-280; or

          (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subtitle.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Article 13 of the Peoples First's Articles of Incorporation provides as follows:

          (a)  As used in this Article:

                    (i) "Director" means any person who is or was a director of the Corporation and any person who, while a director of the Corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partner-ship, joint venture, trust, other enterprise or employee benefit plan.

                   (ii) "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of such transaction.

                  (iii)  "Expenses" include attorney's fees.

                   (iv)  "Official capacity" means:

     (1) When used with respect to a director, the office of director in the Corporation, and

     (2) When used with respect to a person other than a director, as contem-plated in section (i) of this Article, the elective or appointive office in the corporation held by the officer or the employment or agency relationship under-taken by the employee or agent in behalf of the corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

                    (v) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                   (vi) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investi-gative.

          (b) The Corporation shall indemnify any person made a party to any proceeding by reason of the fact that he is or was a director if:

                    (i)  He conducted himself in good faith; and

                   (ii)  He reasonably believed:

     (1) In the case of conduct in his official capacity with the Corporation that his conduct was in its best interests; and

     (2) In all other cases, that his conduct was at least not opposed to its best interests; and

     (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

                                 *     *     *

Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the pro-ceeding, except that if the proceeding was by or in the right of the Corpora-tion, indemnification may be made only against such reasonable expenses and shall not be made in respect of any proceeding in which the person shall have been adjudged solely liable to the Corporation. The termination of any proceed-ing by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth in this section.

          (c)  A director shall not be indemnified under section (b) of this
Article in respect of any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him.

       (d)(i) A director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding referred to in section (b) of this Article, shall be indemnified against reasonable expenses incurred by him in connection with the proceeding.

         (ii) A court of appropriate jurisdiction, upon application of a direc-tor and such notice as the court shall require, shall have authority to order indemnification in the following circumstances:

     (1) If it determines a director is entitled to reimbursement under sub-section (4)(i) of this Article, the court shall order indemnification. In which case the director shall also be entitled to recover the expenses of securing such reimbursement; or

     (2) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the standard of conduct set forth in section (b) of this Article or has been adjudged liable in the circumstances described in section (c) of this Article, the court may order such indemnification as the court shall deem proper, except that indemnification with respect to any proceeding by or in the right of the Corporation or in which liability shall have been adjudged in the circumstances described in section (c) of this Article shall be limited to expenses. A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

          (e) No indemnification under section (b) of this Article shall be made by the corporation unless authorized in the specific case after a determi-nation has been made that indemnification of the director is permissible or required in the circumstances because he has met the standard of conduct set forth in section (b) of this Article. Such determination shall be made as expeditiously as possible following any request that the Corporation make indemnification:

                    (i) By the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; or

                   (ii) If such a quorum cannot be obtained, then by a majority vote of a committee of the board, duly designated to act in the matter by a majority vote of the full board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; or

                  (iii) By special legal counsel selected by the board of directors or a committee thereof by vote as set forth in subsection (e)(i) or
(ii) of this Article, or, if the requisite quorum of the full board cannot be obtained therefor and such committee cannot be established, by a majority vote of the full board (in which selection directors who are parties may participate); or

                   (iv)  By the shareholders.

Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnifi-cation is permissible or required, except that if the determination that indemnification is permissible or required is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in a manner specified in subsection (e)(iii) of this
Article in the preceding sentence for the selection of such counsel. Shares held by directors who are parties to the proceeding shall not be voted on the subject matter under this section.

          (f) Reasonable expenses incurred by a director who is a party to a proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of such proceeding upon receipt by the corporation of:

                    (i) A written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as required or authorized in this Article and

                   (ii) A written undertaking by or on behalf of the director to repay such amount if it shall ultimately be determined that he has not met such standard of conduct, and after a determination that the facts then known to those making the determination would not preclude indemnification under this Article. The undertaking required by subsection (f)(ii) of this Article shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under this section shall be made in the manner specified in section (e) of this Article.

          (g) The Corporation, in addition, shall indemnify and advance expenses to a director to such further extent, consistent with law, as may be provided by its bylaws, general or specific action of its board of directors or contract. Nothing contained in this Article shall limit the Corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

          (h) For purposes of this Article, the Corporation shall be deemed to have requested a director to serve an employee benefit plan, whenever the performance by him of his duties to the Corporation also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan; excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and action taken or omitted by a director with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

          (i) (i) An officer of the Corporation shall be indemnified as and to the same extent provided in section (d) of this Article for a director and shall be entitled to the same extent as a director to seek indemnification pursuant to the provisions of section (d) of this Article; (ii) The Corporation shall indemnify and advance expenses to an officer, employee or agent of the corpora-tion to the same extent that it must or may indemnify and advance expenses to directors pursuant to this Article; and (iii) The Corporation, in addition, shall indemnify and advance expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its bylaws, general or specific action of its board of directors, or contract.

          (j) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic Cor-poration, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

          (k) Any indemnification of, or advance of expenses to a director in accordance with this Article, if arising out of a proceeding by or in the right of the Corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting.

          (l) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employ or agent and shall inure to the benefit of their heirs, executors and administrators of such a person.

          (m) These Articles do not in any way limit either the Corporation's power to indemnify its directors, officers, employees and agents, or any rights, however created, of its directors, officers, employees and agents to indemnification by the Corporation.

                           *     *     *     *     *

     The registrant has also purchased directors' and officers' liability insurance covering certain liabilities incurred by its officers and directors in connection with the performance of their duties, including liabilities arising under the federal securities laws.

Item 21.  Exhibits and Financial Statements Schedules.

     Exhibit                       Description

     2.1 Affiliation Agreement as amended and restated of April 15, 1994, among Peoples First Corporation, PFC Acquisition Corporation II, Libsab Bancorp, Inc. and Liberty Bank & Trust Company is included as Appendix A to the Prospectus-Proxy Statement. (Omitted schedules to the Affiliation Agreement will be furnished supplementally to the Commission upon request.)

     2.2 Form of Plan of Merger, as amended, between PFC Acquisition Corporation II and Libsab Bancorp, Inc. is included as Appendix B to the Prospectus-Proxy Statement.

     3.1 Peoples First's Restated Articles of Incorporation and Amendments are incorporated herein by reference to
                    Exhibit 3.1 to Peoples First's 10-Q for the fiscal quarter ended March 31, 1994.

     3.2 Peoples First's Bylaws and Amendments are incorporated herein by reference to Exhibit 3(b) to Peoples First's 10-K for the year ended December 31, 1992.

     5 Opinion of Brown, Todd & Heyburn as to the legality of the securities registered.

     8 Opinion of Brown, Todd & Heyburn as to tax matters and consequences to stockholders.

     10.1 Peoples First's 1986 Stock Option Plan is incorporated herein by reference to Exhibit 10 to Form 10-Q/A filed July 15, 1994, amending Peoples First's 10-Q for the fiscal quarter ended March 31, 1994.

     10.2 Consulting Agreement between Bank of Murray and Joe Dick is incorporated by reference to Exhibit 10.1 to Registration No. 33-44235.

     10.3           Employment Agreement between Salem Bank, Inc. and Neal H.
                    Ramage is incorporated herein by reference to Exhibit 10.1. to Registration Statement No. 33-29006.

     10.4           Employment Agreement between First Kentucky Bancorp, Inc.
                    and Dennis W. Kirtley is incorporated by reference to
                    Exhibit 10.1 to Registration No. 33-51741.

     21             Subsidiaries of Peoples First.

     23.1 Consent of Brown, Todd & Heyburn is contained in their opinions filed as Exhibits 5 and 8 hereto.

     23.2           Consent of Cornman, Bryan & Watts, Certified Public
                    Accountants.

     23.3           Consent of Professional Bank Services, Inc.

     23.4           Consent of KPMG Peat Marwick, Certified Public Accountants.

     23.5           Consent of C. Steve Story to serve as a director of Peoples
                    First.

     23.6 Consent of James T. Holloway to serve as a director of Peoples First.

     24             Power of Attorney is contained in the Signature Page.

     99.1           Form of Employment Agreement between Libsab and C. Steve
                    Story.

     99.2 Option Agreement dated February 24, 1994 between Peoples First Corporation and Libsab Bancorp, Inc.

     99.3 Form of Affiliate Agreement between Peoples First Corporation and each of the Directors of Libsab.

     99.4           Proxy Form.

     99.5 Opinion of Professional Bank Services, Inc. is included as Appendix C to the Prospectus-Proxy Statement.

Item 22.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the regis-trant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or a controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning the transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to (a) include any prospectus required by Section 10(a)(3) of the Securities Act, (b) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, (c) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paducah, Commonwealth of Kentucky, on June 24, 1994.

                                   PEOPLES FIRST CORPORATION


                                   By:/s/ Aubrey W. Lippert
                                      ---------------------
                                      Aubrey W. Lippert

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aubrey W. Lippert and Allan B. Kleet, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary go be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

      Signature                     Title                              Date

/s/Aubrey W. Lippert              Chairman of the Board,          June 24, 1994
- -----------------------------     President, Chief Executive
Aubrey W. Lippert                 Officer, and Director


/s/Joe Dick                       Vice Chairman of the            June 29, 1994
- -----------------------------     Board and Director
Joe Dick


/s/Allan B. Kleet                 Chief Financial Officer         June 24, 1994
- -----------------------------     Treasurer and Director
Allan B. Kleet                    (Principal financial and
                                  accounting officer)


/s/Walter L. Apperson             Director                        June 29, 1994
- -----------------------------
Walter L. Apperson


/s/Gathiel D. Baker               Director                        June 29, 1994
- -----------------------------
Gathiel D. Baker

      Signature                     Title                              Date

/s/William R. Dibert              Director                        June 28, 1994
- -----------------------------
William R. Dibert


/s/Richard E. Fairhurst, Jr.      Director                        June 28, 1994
- -----------------------------
Richard E. Fairhurst, Jr.


/s/William Rowland Hancock        Director                        June 28, 1994
- -----------------------------
William Rowland Hancock


/s/Dennis W. Kirtley              Director                        June 24, 1994
- -----------------------------
Dennis W. Kirtley


/s/Robert P. Meriwether, M.D.     Director                        June 28, 1994
- -----------------------------
Robert P. Meriwether, M.D.


/s/Joe Harry Metzger              Director                        June 29, 1994
- -----------------------------
Joe Harry Metzger


/s/Jerry L. Page                  Director                        June 30, 1994
- -----------------------------
Jerry L. Page


/s/Rufus E. Pugh                  Director                        June 28, 1994
- -----------------------------
Rufus E. Pugh


/s/Neal H. Ramage                 Director                        June 24, 1994
- -----------------------------
Neal H. Ramage


/s/Allan Rhodes, Jr.              Director                        June 28, 1994
- -----------------------------
Allan Rhodes, Jr.


/s/Mary Warren Sanders            Director                        June 29, 1994
- -----------------------------
Mary Warren Sanders


/s/Victor F. Speck, Jr.           Director                        June 28, 1994
- -----------------------------
Victor F. Speck, Jr.

                                INDEX TO EXHIBITS

    EXHIBIT                                  DESCRIPTION

     2.1 Affiliation Agreement amended and restated as of April 15, 1994, among Peoples First Corporation, PFC Acquisition Corporation II, Libsab Bancorp, Inc. and Liberty Bank & Trust Company is included as Appendix A to the Prospectus-Proxy Statement.

     2.2 Form of Plan of Merger, as amended, between PFC Acquisition Corporation II and Libsab Bancorp, Inc. is included as Appendix B to the Prospectus-Proxy Statement.

     3.1 Peoples First's Restated Articles of Incorporation and Amendments are incorporated herein by reference to
                    Exhibit 3.1 to Peoples First's 10-Q for the fiscal quarter ended March 31, 1994.

     3.2 Peoples First's Bylaws and Amendments are incorporated herein by reference to Exhibit 3(b) to Peoples First's 10-K for the year ended December 31, 1992.

     5 Opinion of Brown, Todd & Heyburn as to the legality of the securities registered.

     8 Opinion of Brown, Todd & Heyburn as to tax matters and consequences to stockholders.

     10.1 Peoples First's 1986 Stock Option Plan is incorporated herein by reference to Exhibit 10 to Form 10-Q/A filed
                    July 15, 1994, amending Peoples First's 10-Q for the fiscal quarter ended March 31, 1994.

     10.2 Consulting Agreement between Bank of Murray and Joe Dick is incorporated by reference to Exhibit 10.1 to Registration No. 33-44235.

     10.3           Employment Agreement between Salem Bank, Inc. and Neal H.
                    Ramage is incorporated herein by reference to Exhibit 10.1 to Registration Statement No. 33-29006

     10.4           Employment Agreement between First Kentucky Bancorp, Inc.
                    and Dennis W. Kirtley is incorporated by reference to
                    Exhibit 10.1 to Registration No. 33-51741.

     21             Subsidiaries of Peoples First.

     23.1 Consent of Brown, Todd & Heyburn is contained in their opinions filed as Exhibits 5 and 8 hereto.

     23.2           Consent of Cornman, Bryan & Watts, Certified Public
                    Accountants.

     23.3           Consent of Professional Bank Services, Inc.

     23.4           Consent of KPMG Peat Marwick, Certified Public Accountants.

     23.5           Consent of C. Steve Story to serve as a director of Peoples
                    First.

     23.6 Consent of James C. Holloway to serve as a director of Peoples First.

     24             Power of Attorney is contained in the Signature Page.

     99.1           Form of Employment Agreement between Libsab and C. Steve
                    Story.

     99.2 Option Agreement dated February 24, 1994 between Peoples First Corporation and Libsab Bancorp, Inc.

     99.3 Form of Affiliate Agreement between Peoples First Corporation and each of the Directors of Libsab.

     99.4           Proxy Form.

     99.5 Opinion of Professional Bank Services, Inc. is included as Appendix C to the Prospectus-Proxy Statement.